Exhibit 4.1

Execution Version

INDENTURE

Dated as of October 7, 2021

Among

AMERICAN FINANCE TRUST, INC.,

AMERICAN FINANCE OPERATING PARTNERSHIP, L.P.

THE SUBSIDIARY GUARANTORS PARTY HERETO

and

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

4.500% SENIOR NOTES DUE 2028

-i-

-ii-

-iii-

Exhibits

Exhibit A	Form of Note

Exhibit B	Form of Supplemental Indenture to be Delivered by Subsequent Subsidiary Guarantors

Exhibit C	Form of Certificate to be Delivered in Connection with Transfers Pursuant to Regulation S

Exhibit D	Form of Certificate to be Delivered in Connection with Transfers to IAIs

-iv-

This Indenture, dated as of October 7, 2021 is by and among American Finance Trust, Inc., a Maryland corporation (collectively with successors and assigns, the “Parent”), and American Finance Operating Partnership, L.P., a Delaware limited partnership, the Parent’s operating partnership subsidiary (collectively with successors and assigns, the “Opco,” and together with the Parent, the “Issuers”), the Subsidiary Guarantors party hereto and U.S. Bank National Association, as trustee (the “Trustee”), paying agent and registrar.

The Issuers, the Subsidiary Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined herein) of (i) the Issuers’ 4.500% Senior Notes due 2028 to be issued in an initial aggregate principal amount of $500.00 million on the date hereof (the “Initial Notes”) and (ii) any Additional Notes (as defined herein):

ARTICLE 1.
DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1      Definitions.

“Acquired Indebtedness” means Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or that is assumed in connection with an Asset Acquisition from such Person by a Restricted Subsidiary; provided, however, that Indebtedness of such Person that is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transactions by which such Person becomes a Restricted Subsidiary or such Asset Acquisition shall not be Acquired Indebtedness.

“Additional Notes” means Notes (other than the Initial Notes) issued pursuant to Article II and otherwise in compliance with the provisions of this Indenture.

“Adjusted Funds From Operations” for any period means the consolidated net income attributable to the Issuers and the Restricted Subsidiaries for such period determined in conformity with GAAP after adjustments for unconsolidated partnerships and joint ventures, plus depreciation and amortization of real property (including furniture and equipment) and other real estate assets and excluding (to the extent such amount was deducted in calculating such consolidated net income):

(1)            gains or losses from (a) the restructuring or refinancing of Indebtedness, (b) sales of properties or (c) changes in reserves for earnouts associated with any Asset Acquisition or other acquisition in connection with any fair value adjustments of such earnouts;

(2)            non-cash asset impairment charges (including write-offs of former tenant receivables);

(3)            write-offs or reserves of straight-line rent;

(4)            fees and expenses incurred in connection with any acquisition or debt refinancing;

(5)            unrealized gains and losses from foreign currency transactions;

(6)            amortization of debt costs;

(7)            any non-cash expenses and costs of the Issuers and their Restricted Subsidiaries that result from the issuance of stock-based awards, partnership interest-based awards and similar incentive based compensation awards or arrangements; and

(8)            all other unusual, non-recurring and/or non-cash charges, expenses or losses.

“Adjusted Total Assets” means, for any Person, the sum of:

(1)            Total Assets for such Person as of the end of the fiscal quarter preceding the Transaction Date; and

(2)            any increase in Total Assets following the end of such quarter determined on a pro forma basis, including any pro forma increase in Total Assets resulting from the application of the proceeds of any additional Indebtedness.

“Advisor” means American Finance Advisors, LLC, a Delaware limited liability company.

“Advisory Agreement” means that certain Third Amended and Restated Advisory Agreement, dated as of September 6, 2016, between and among the Issuers and the Advisor, as amended by Amendment No. 1, dated July 19, 2018, Amendment No. 2 dated March 8, 2019, Amendment No. 3 dated March 30, 2020 and Amendment No. 4 dated January 13, 2021, in each case, between and among Issuers and the Advisor, as in effect on the Issue Date and as may be further amended, amended and restated, modified or supplemented from time to time in accordance with Section 4.11 hereof.

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Agent” means any Registrar, Paying Agent, co-registrar or other agent appointed pursuant to this Indenture.

“amend” means to amend, supplement, restate, amend and restate or otherwise modify, including successively, and “amendment” shall have a correlative meaning.

“AR Global” means AR Global Investments, LLC, a Delaware limited liability company.

“Asset Acquisition” means:

(1)            an investment by an Issuer or any of its Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged, amalgamated or consolidated with and into an Issuer or any of its Restricted Subsidiaries; provided, however, that such Person’s primary business is related, ancillary, incidental or complementary to the businesses of the Issuers or any of their Restricted Subsidiaries on the date of such investment; or

(2)            an acquisition by an Issuer or any of its Restricted Subsidiaries from any other Person of assets or one or more properties of such Person; provided, however, that the assets and properties acquired are related, ancillary, incidental or complementary to the businesses of the Issuers or any of their Restricted Subsidiaries on the date of such acquisition.

“Asset Disposition” means the sale or other disposition by an Issuer or any of the Restricted Subsidiaries, other than to an Issuer or another Restricted Subsidiary, of:

(1)            all or substantially all of the Capital Stock of any Restricted Subsidiary, whether in a single transaction or a series of transactions; or

(2)            all or substantially all of the assets that constitute a division or line of business, or one or more properties, of an Issuer or any of the Restricted Subsidiaries, whether in a single transaction or a series of transactions.

“Asset Sale” means any sale, transfer or other disposition, including by way of merger, consolidation or Sale and Leaseback Transaction, in one transaction or a series of related transactions by an Issuer or any of the Restricted Subsidiaries to any Person (other than an Issuer or any Restricted Subsidiary of an Issuer) of:

(1)            all or any of the Capital Stock of any Restricted Subsidiary (other than directors’ qualifying shares and shares issued to foreign nationals as required by law);

(2)            all or substantially all of the assets that constitute a division or line of business of an Issuer or any of its Restricted Subsidiaries; or

(3)            any property and assets of an Issuer or any of its Restricted Subsidiaries outside the ordinary course of business of such Issuer or such Restricted Subsidiary;

provided, however, that “Asset Sale” shall not include:

(a)            the lease or sublease of any Real Estate Asset;

(b)           sales, leases, assignments, licenses, sublicenses, subleases or other dispositions of inventory, receivables and other current assets;

(c)            the sale, conveyance, transfer, lease, disposition or other transfer of all or substantially all of the assets of an Issuer and its Restricted Subsidiaries taken as a whole in accordance with the covenant described under Section 5.1 hereof;

(d)           (i) the license or sublicense of intellectual property or other general intangibles or (ii) the abandonment of intellectual property rights in the ordinary course of business, which in the reasonable good faith determination of the Issuers are not material to the conduct of the business of the Issuers and the Restricted Subsidiaries, taken as a whole;

(e)            the issuance of Capital Stock by a Restricted Subsidiary in which the percentage interest (direct and indirect) in the Capital Stock of such Restricted Subsidiary owned by one or both of the Issuers after giving effect to such issuance, is at least equal to the percentage interest prior to such issuance;

(f)             the surrender or waiver of contract rights or settlement, release or surrender of a contract, tort or other litigation claim in the ordinary course of business;

(g)            any Restricted Payment not prohibited by Section 4.7 hereof or a Permitted Investment;

(h)            sales, transfers or other dispositions of assets or the issuance of Capital Stock of a Restricted Subsidiary with a fair market value not in excess of the greater of (x) $100.0 million and (y) 2.5% of consolidated Adjusted Total Assets of the Issuers and the Restricted Subsidiaries, in any transaction or series of related transactions;

(i)             sales or other dispositions of cash, Temporary Cash Investments (or were Temporary Cash Investments when the relevant original Investment was made) or marketable securities;

(j)             the creation, granting, perfection or realization of any Lien permitted under this Indenture;

(k)            the lease, assignment or sublease of property in the ordinary course of business so long as the same does not materially interfere with the business of the Issuers and their Restricted Subsidiaries, taken as a whole;

(l)             (i) sales, exchanges, transfers or other dispositions of damaged, worn-out or obsolete or otherwise unsuitable or unnecessary equipment or assets that, in the Parent’s reasonable judgment, are no longer used or useful in the business of the Issuers or their Restricted Subsidiaries and any sale or disposition of property in connection with scheduled turnarounds, maintenance and equipment and facility updates or (ii) a transfer or other disposition of accounts receivable in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings;

(m)           to the extent allowable under Section 1031 of the Code, any exchange of like property (excluding any boot thereon) for use in a Permitted Business between an Issuer or any Restricted Subsidiary and another Person;

(n)            the voluntary unwinding of any hedging agreements or other derivative instruments (including any Interest Rate Agreements and Currency Agreements) other than those entered into for speculative purposes;

(o)            the sale of the Equity Interests of a Person that does not constitute a Subsidiary of the Issuers or any Restricted Subsidiary to the extent that such sale is (i) for fair market value or (ii) otherwise fair to the Issuers and their Restricted Subsidiaries, taken as a whole, from a financial point of view, in each case, as determined by the Issuers in good faith;

(p)            the sale of Equity Interests of an Unrestricted Subsidiary;

(q)            sales of assets hereafter acquired pursuant to an acquisition or Investment permitted under this Indenture which assets are not used or useful to the principal business of the Issuers or their Restricted Subsidiaries or are otherwise non-core assets;

(r)             a transfer or other disposition of Investments in joint ventures made pursuant to customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements; and

(s)            solely for purposes of clauses (1) and (2) of paragraph (a) of Section 4.10 hereof, any foreclosures, expropriations, condemnations or similar actions with respect to assets.

“Attributable Debt” in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value of the total obligations of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction. For purposes hereof such present value shall be calculated using a discount rate equal to the rate of interest implicit in such Sale and Leaseback Transaction, determined by lessee in good faith on a basis consistent with comparable determinations of Capitalized Lease Obligations under GAAP; provided, however, that if such sale and leaseback transaction results in a Capitalized Lease Obligation, the amount of Indebtedness represented thereby shall be determined in accordance with the definition of “Capitalized Lease Obligations”.

“Average Life” means, at any date of determination with respect to any debt security, the quotient obtained by dividing:

(1)            the sum of the products of:

(i)            the number of years from such date of determination to the dates of each successive scheduled principal payment of such debt security; and

(ii)           the amount of such principal payment, by

(2)            the sum of all such principal payments.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal, state or foreign law for the relief of debtors, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, winding-up, restructuring, examinership or similar debtor relief laws.

“Board of Directors” means, as to any Person, the board of directors (or similar governing body) of such Person or any duly authorized committee thereof.

“Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means a day other than a Saturday, Sunday or any other day on which banking institutions in New York City or the location of the corporate trust office of the Trustee are authorized or required by law, regulation or executive order to close.

“Capital Markets Indebtedness” means any Indebtedness having an aggregate outstanding principal amount in excess of $100.0 million, consisting of bonds, debentures, notes or other similar debt securities issued in (a) a public offering registered under the Securities Act, (b) a private placement to institutional investors that is resold in accordance with Rule 144A or Regulation S under the Securities Act, whether or not it includes registration rights entitling the holders of such debt securities to registration thereof with the Securities and Exchange Commission or (c) a private placement to institutional investors; provided that Capital Markets Indebtedness shall not include (i) any Net-Lease Mortgage Notes outstanding on the Issue Date and any Permitted Refinancing Indebtedness incurred to refinancing any such Net-Lease Mortgage Notes and (ii) any and all Net-Lease Mortgage Notes issued after the Issue Date in an aggregate principal amount not in excess of $500 million. For the avoidance of doubt, the term “Capital Markets Indebtedness” does not include any Indebtedness under commercial bank facilities or similar Indebtedness, Sale and Leaseback Transaction, Capitalized Lease Obligation or recourse transfer of any financial asset or any other type of Indebtedness incurred in a manner not customarily viewed as a “securities offering.”

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting), including partnership or limited liability company interests, whether general or limited, in the equity of such Person, whether outstanding on the Issue Date or issued thereafter, including all Common Stock and Preferred Stock.

“Capitalization Rate” means (i) with respect to all Real Estate Assets that are only single-tenant net lease properties occupied by tenants maintaining (or the parent company of the tenant maintaining) a BBB- or Baa3 Rating or better from S&P or Moody’s, respectively, 7.0% and (ii) with respect to all other Real Estate Assets, 7.5% for all other properties.

“Capitalized Lease” means, as applied to any Person, any lease of any property, whether real, personal or mixed, of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized (or otherwise required to be recognized as a finance lease) on the balance sheet of such Person.

“Capitalized Lease Obligations” means, at the time any determination is to be made, the amount of the liability in respect of a Capitalized Lease that would at that time be required to be capitalized (or otherwise required to be recognized as a finance lease) on a balance sheet in accordance with GAAP.

“Cash Net Operating Income” means, for any period, the Consolidated EBITDA (excluding from the calculation of Consolidated EBITDA the net income related to any Real Estate Asset that has been owned for less than the full four fiscal quarters immediately prior to the applicable date of determination) plus (i) management, advisory and operating fees paid to any related party and (ii) general and administrative expenses.

“Change of Control” means the occurrence of one or more of the following events:

(1)            any sale, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Parent and its Subsidiaries taken as a whole to any “person” or “group” (as such terms are defined in Sections 13(d) and 14(d)(2) of the Exchange Act), together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of this Indenture); provided, however, that for the avoidance of doubt, the lease of all or substantially all of the assets of the Parent and its Subsidiaries taken as a whole shall not constitute a Change of Control;

(2)            a “person” or “group” (as such terms are defined in Sections 13(d) and 14(d)(2) of the Exchange Act), becomes the ultimate “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of the Voting Stock of the Parent on a fully diluted basis; or

(3)            Parent shall cease to either (x) directly or indirectly own a majority of the common Equity Interests of Opco or (y) have the power to exercise management and control over Opco; or

(4)            the approval by the holders of Capital Stock of an Issuer of any plan or proposal for the liquidation or dissolution of an Issuer, in each case, other than in a transaction which complies with the provisions described under Section 5.1 hereof.

Notwithstanding the foregoing, a transaction shall not be deemed to involve a Change of Control solely as a result of the Parent becoming a direct or indirect wholly owned subsidiary of a holding company if (A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Parent’s Voting Stock immediately prior to that transaction or (B) immediately following that transaction no “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but other than a holding company satisfying the requirements of this sentence) is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of Voting Stock representing 50% or more of the voting power of the Voting Stock of such holding company. For purposes of this definition, (1) no Change of Control shall be deemed to have occurred solely as a result of a transfer of assets among the Issuers and their Restricted Subsidiaries, (2) “person” or “group” shall not be deemed to have beneficial ownership of securities subject to a stock or asset purchase agreement, merger agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the transactions contemplated by such agreements and (3) the term “Change of Control” shall not include a merger or consolidation of the Parent with or the sale, assignment, conveyance, transfer or other disposition of all or substantially all of the Parent’s assets to, an Affiliate incorporated or organized solely for the purpose of reincorporating or reorganizing the Parent in another jurisdiction and/or for the sole purpose of forming or collapsing a holding company structure.

“Change of Control Triggering Event” means the occurrence of both (i) a Change of Control and (ii) a Rating Decline.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) that have no preference on liquidation or with respect to distributions over any other class of Capital Stock, including partnership interests, whether general or limited, of such Person’s equity, whether outstanding on the Issue Date or issued thereafter, including all series and classes of common stock.

“Common Units” means the common units of Opco, as defined in Opco’s limited partnership agreement.

“Comparable Treasury Issue” means, with respect to any redemption date for the Notes, the United States Treasury security selected by the Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Notes to be redeemed (assuming, for this purpose, that the Notes matured on the Par Call Date) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes to be redeemed (assuming, for this purpose, that the Notes matured on the Par Call Date).

“Comparable Treasury Price” means, with respect to any redemption date for the Notes, (1) the average of three Reference Treasury Dealer Quotations for such redemption date (or date of deposit with the Trustee in the case of a satisfaction and discharge), after excluding the highest and lowest of five Reference Treasury Dealer Quotations, or (2) if the Issuers obtain fewer than five such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

“Consolidated EBITDA” means, for any period, the aggregate net income (or loss) (before giving effect to cash dividends on Preferred Stock of Parent or charges resulting from the redemption of Preferred Stock of Parent, but without giving effect to deductions for non-controlling or minority interest in Opco attributable to Parent and its Restricted Subsidiaries for such period determined on a consolidated basis in conformity with GAAP:

I.            excluding (without duplication):

(1)            the net income of any Person, other than an Issuer or a Restricted Subsidiary, except to the extent of the amount of dividends or other distributions actually paid in cash (or to the extent converted into cash) or Temporary Cash Investments to an Issuer or any of its Restricted Subsidiaries by such Person during such period and the net losses for any such Person shall only be included to the extent funded with cash from an Issuer or a Restricted Subsidiary;

(2)            the cumulative effect of a change in accounting principles;

(3)            all extraordinary gains and extraordinary losses together with any related provision for taxes on such gains and losses;

(4)            (i) any fees and expenses (including any transaction or retention bonus) incurred during such period, or any amortization thereof for such period, in connection with any Asset Acquisition, Investment, Asset Disposition, issuance or repayment of Indebtedness, issuance of equity securities, refinancing transaction or amendment or other modification of any debt instrument or instrument governing equity securities (in each case, including any such transaction consummated prior to the Issue Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction and (ii) without duplication of any of the foregoing, non-operating or non-recurring professional fees, costs and expenses;

(5)            any income (loss) for such period attributable to the early extinguishment of Indebtedness, hedging agreements or other derivative instruments;

(6)            any after-tax gains or losses attributable to Asset Dispositions (including any Asset Sales) or abandonments (including any disposal of abandoned or discontinued operations) or the sale or other disposition of any Capital Stock of any Person other than in the ordinary course of business as determined in good faith by the Issuers; and

(7)            all non-cash items increasing net income;

II.            increased by proceeds actually received from business interruption insurance and, to the extent deducted in calculating such net income (without duplication):

(a)            Consolidated Interest Expense;

(b)            provision for taxes based on income or profits or capital gains, including federal, state, provincial, franchise, excise and similar taxes and foreign withholding taxes;

(c)            depreciation and amortization (including without limitation amortization of deferred financing fees or costs, amortization or impairment write-offs of goodwill and other intangibles, long lived assets and investments in debt and equity securities, but excluding amortization of prepaid cash expenses that were paid in a prior period);

(d)            non-recurring charges (including any unusual or non-recurring operating expenses directly attributable to the implementation of cost savings initiatives), severance, relocation costs, integration and facilities’ opening costs, signing costs, retention or completion bonuses, transition costs, rent expense on operating leases to the extent that a liability for such rent has been established in purchase accounting or through a restructuring provision (and accretion of the discount on any such liability), costs related to closure/consolidation of facilities and curtailments or modifications to pension and post-retirement employee benefit plans (including any settlement of pension liabilities) excluding, in all cases under this clause (d), cash restructuring charges, accruals and reserves;

(e)            all Non-Cash Charges; and

(f)            increased (by losses) or decreased (by gains) by (without duplication) any net noncash gain or loss resulting in such period from hedging or other derivative instruments (including any Interest Rate Agreements or Currency Agreements) and the application of Accounting Standards Codification 815.

Notwithstanding the preceding, the income taxes of, and the depreciation and amortization and other non-cash items of, a Subsidiary shall be added (or subtracted) to net income to compute Consolidated EBITDA only to the extent (and in the same proportion) that net income of such Subsidiary was included after giving effect to the impact of clause (I)(1) above.

“Consolidated Funded Indebtedness” means the sum (without duplication) of (i) all Indebtedness of the Issuers and their Restricted Subsidiaries of the type described in clauses (1) and (2) of the definition of “Indebtedness”, (ii) to the extent constituting Indebtedness, the face amount of letters of credit issued for the account of any Issuer or Restricted Subsidiary and, without duplication, all drafts drawn thereunder, in each case, described in clause (3) of the definition of “Indebtedness” (but only to the extent that any such letter of credit has been drawn and not been reimbursed within two Business Days or cash collateralized) and (iii) all Indebtedness of the Issuers and the Restricted Subsidiaries of the type described in clause (5) of the definition of “Indebtedness”, in each case, after giving effect to the paragraphs immediately succeeding the numbered clauses of the definition of “Indebtedness”, all as determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Expense” means, for any period, the aggregate amount of interest expense, less the aggregate amount of interest income for such period, in respect of Indebtedness of the Issuers and the Restricted Subsidiaries during such period, all as determined on a consolidated basis in conformity with GAAP including (without duplication):

(1)            the interest portion of any deferred payment obligations;

(2)            all commissions, discounts and other fees and expenses owed with respect to letters of credit and bankers’ acceptance financing;

(3)            the net cash costs associated with Interest Rate Agreements and Indebtedness that is Guaranteed or secured by assets of an Issuer or any Restricted Subsidiary; and

(4)            all but the principal component of rentals in respect of Capitalized Lease Obligations paid, accrued or scheduled to be paid or to be accrued by an Issuer and the Restricted Subsidiaries;

excluding, to the extent included in interest expense above, (i) accretion of accrual of discounted liabilities not constituting Indebtedness, (ii) any expense resulting from the discounting of any Indebtedness in connection with the application of purchase accounting in connection with any acquisition, (iii) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses, (iv) any expensing of bridge, commitment or other financing fees and (v) non-cash costs associated with Interest Rate Agreements and Currency Agreements or attributable to mark-to-market valuation, settlement or termination of derivative instruments pursuant to GAAP.

“Consolidated Net Leverage Ratio” means, on any Transaction Date, the ratio of (a) Consolidated Funded Indebtedness as of such date minus cash and Temporary Cash Investments of the Issuers and the Restricted Subsidiaries to (b) Consolidated EBITDA for the then applicable Four Quarter Period. The Consolidated Net Leverage Ratio shall be calculated consistent with the pro forma adjustments contemplated by the numbered paragraphs included in the definition of Interest Coverage Ratio.

“Corporate Trust Office” means the offices of the Trustee at which at any time its corporate trust business shall be principally administered, which office as of the date hereof is located at U.S. Bank National Association, EX-NY-WALL 100 Wall Street, Suite 600, New York, NY 10005 Attention: Global Corporate Trust & Custody, or such other address as the Trustee may designate from time to time by notice to the Holders and the Issuers, or the corporate trust office of any successor trustee (or such other address as such successor trustee may designate from time to time by notice to the Holders and the Issuers).

“Credit Agreement” means that certain Amended and Restated Credit Agreement, dated as of October 1, 2021, by and among Opco, as borrower, the guarantors party thereto, the lenders from time to time party thereto, Capital One, National Association, Citizens Capital Markets, Inc., KeyBank National Association and Truist Securities, Inc., as syndication agents, and BMO Harris Bank N.A., as administrative agent, as amended, amended and restated, supplemented or otherwise modified, refinanced or replaced from time to time.

“Credit Facility” means one or more credit or debt facilities (including any credit or debt facilities provided under the Credit Agreement), financings, commercial paper facilities, note purchase agreements or other debt instruments, indentures or agreements, providing for revolving credit loans, term loans, swing line loans, notes, securities, letters of credit or other debt obligations, in each case, as amended, restated, modified, renewed, refunded, restructured, supplemented, replaced or refinanced in whole or in part from time to time, including any amendment increasing the amount of Indebtedness incurred or available to be borrowed thereunder, extending the maturity of any Indebtedness incurred thereunder or contemplated thereby or deleting, adding or substituting one or more parties thereto (whether or not such added or substituted parties are banks or other lenders or investors).

“Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Depositary” means with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.3 hereof as the Depositary with respect to the Global Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Derivative Instrument” with respect to a Person, means any contract, instrument or other right to receive payment or delivery of cash or other assets to which such Person or any Affiliate of such Person that is acting in concert with such Person in connection with such Person’s investment in the Notes (other than a Screened Affiliate) is a party (whether or not requiring further performance by such Person), the value and/or cash flows of which (or any material portion thereof) are materially affected by the value and/or performance of the Notes and/ or the creditworthiness of one or both of the Issuers and/or any one or more of the Subsidiary Guarantors (the “Performance References”).

“Designated Non-cash Consideration” means the fair market value of non-cash consideration received by an Issuer or any of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officers’ Certificate, executed by the principal financial officer of the Issuers, less the amount of cash or Temporary Cash Investments received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration.

“Disqualified Stock” means any class or series of Capital Stock of any Person that by its terms, upon the happening of any event or otherwise is:

(1)            required to be redeemed on or prior to the date that is 91 days after the Stated Maturity of the Notes (other than in exchange for shares of Capital Stock that does not constitute Disqualified Stock and cash in lieu of any fractional shares thereof);

(2)            redeemable at the option of the holder of such class or series of Capital Stock, at any time on or prior to the date that is 91 days after the Stated Maturity of the Notes (other than in exchange for shares of Capital Stock that is not Disqualified Stock and cash in lieu of any fractional shares thereof); or

(3)            convertible into or exchangeable for Capital Stock referred to in clause (1) or (2) above or Indebtedness having a scheduled maturity on or prior to the date that is 91 days after the Stated Maturity of the Notes;

provided, however, that any Capital Stock that would not constitute Disqualified Stock but for (A) provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an “asset sale”, “change of control” or “fundamental change” occurring prior to the date that is 91 days after the Stated Maturity of the Notes shall not constitute Disqualified Stock if the “asset sale”, “change of control” or “fundamental change” provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than as is customary (as determined by the Issuers in good faith) for such instruments or the provisions of this Indenture described under Sections 4.10 and 4.13 hereof and such Capital Stock specifically provides that such Person shall not repurchase or redeem any such stock pursuant to such provisions unless (i) any Notes tendered in any Change of Control Offer or Asset Sale Offer are purchased first before any such Capital Stock is purchased or redeemed and (ii) such repurchase or redemption complies with Section 4.7 hereof and (B) customary put and call arrangements between joint venture partners with respect to their common equity investments in joint ventures shall not, in any such case, be treated as Disqualified Stock solely as a result of the items referred to in this proviso. Disqualified Stock shall not include (i) Capital Stock which is issued to any plan for the benefit of employees of the Parent or its Subsidiaries or by any such plan to such employees solely because it may be required to be repurchased by the Parent or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations and (ii) Capital Stock issued to any future, present or former employee, director, officer or consultant of the Parent or its Subsidiaries (or any of their respective direct or indirect parents or Subsidiaries) which is redeemable or subject to repurchase pursuant to any management equity subscription agreement, stock option agreement, stock ownership plan, put agreement, stockholder agreement or similar agreement that may be in effect from time-to-time. Disqualified Stock shall not include Common Units.

“Dollar”, “U.S. dollar” or “$” means the lawful currency of the United States of America.

“DTC ” means The Depository Trust Company and any successor.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

“fair market value” means the price that would be paid in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy. For purposes of determining compliance with the provisions of this Indenture described under Articles IV and V hereof, any determination of the fair market value of assets other than cash or Temporary Cash Investments shall be as determined by the principal financial officer of the Parent acting in good faith, whose determination shall be conclusive.

“Fitch” means Fitch Ratings Inc. and any successor to its rating agency business.

“Foreign Restricted Subsidiary” means any Restricted Subsidiary of either Issuer that is not a U.S. Domestic Restricted Subsidiary.

“Four Quarter Period” means, for purposes of calculating the Interest Coverage Ratio and the Consolidated Net Leverage Ratio with respect to any Transaction Date, the then most recent four fiscal quarters prior to such Transaction Date for which reports have been filed with the SEC or provided to the Trustee pursuant to Section 4.3 hereof.

“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the FASB or in such other statements by such other entity as approved by a significant segment of the accounting profession. Except as otherwise specifically provided in this Indenture, all ratios and computations contained or referred to in this Indenture shall be computed in conformity with GAAP (to the extent applicable) applied on a consistent basis.

“Global Note Legend” means the legend identified as such in Exhibit A.

“Global Notes” means the Notes that are in the form of Exhibit A issued in global form and registered in the name of the Depositary or its nominee.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner, including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness or other obligations. The term “Guarantee” used as a verb has a corresponding meaning.

“Holder” means a Person in whose name the Note is registered on the Registrar’s books.

“IAI” means an investor constituting an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“Incur” means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness, including an “Incurrence” of Acquired Indebtedness; provided, however, that neither the accrual of interest, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness.

In addition, the Issuers may, at their option, elect to treat all or any portion of the commitment under any Indebtedness (including with respect to any revolving loan commitment) as being Incurred at the time of such commitment, in which case any subsequent Incurrence of Indebtedness under such commitment shall not be deemed to be an Incurrence at such subsequent time.

“Indebtedness” means, with respect to any Person at any date of determination (without duplication):

(1)            all indebtedness of such Person for borrowed money;

(2)            all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)            the face amount of letters of credit or other similar instruments (excluding obligations with respect to letters of credit (including trade letters of credit) securing obligations (other than obligations described in (1) or (2) above or (5), (6) or (7) below) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the fifth Business Day following receipt by such Person of a demand for reimbursement);

(4)            all unconditional obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except (i) Trade Payables and (ii) any earn-out obligation or purchase price adjustment until such obligation becomes a liability on the balance sheet;

(5)            all Capitalized Lease Obligations and Attributable Debt;

(6)            the principal component of all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at that date of determination and (B) the amount of such Indebtedness;

(7)            Guarantees by such Person of the principal component of Indebtedness of other Persons; and

(8)            to the extent not otherwise included in this definition or the definition of Consolidated Interest Expense, net obligations under Currency Agreements and Interest Rate Agreements,

in each case if and to the extent that any of the foregoing (other than letters of credit) in clauses (1) through (8) would appear as a liability on a balance sheet (excluding the footnotes) of such Person in accordance with GAAP.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations of the type described above and, with respect to obligations under any Guarantee, the maximum liability upon the occurrence of the contingency giving rise to the obligation; provided, however, that:

(i)            the amount outstanding at any time of any Indebtedness issued with original issue discount shall be deemed to be the face amount with respect to such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at the date of determination in conformity with GAAP;

(ii)            Indebtedness shall not include any liability for foreign, federal, state, local or other taxes;

(iii)            Indebtedness shall not include any obligations in respect of indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds, in each case securing any such obligations of the Issuers or any of the Restricted Subsidiaries, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition) in a principal amount not in excess of the gross proceeds including non-cash proceeds (the fair market value of such non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Issuers and the Restricted Subsidiaries on a consolidated basis in connection with such disposition;

(iv)            Indebtedness shall not include any indebtedness or obligations to the extent secured by cash, cash equivalents or marketable securities (it being understood that cash collateral shall be deemed to include cash deposited with a trustee or other agent with respect to third party indebtedness) or which has been repaid, discharged, defeased (whether by covenant or legal defeasance), retired, repurchased or redeemed or otherwise satisfied on or prior to the date such calculation is being made or for which the Parent or any of its Subsidiaries has irrevocably made a deposit to repay, defease (whether by covenant or legal defeasance), discharge, repurchase, retire or redeem or otherwise satisfy or called for redemption, defeasance (whether by covenant or legal defeasance), discharge, repurchase or retirement, or for which the Parent or any of its Subsidiaries has sent an irrevocable notice of redemption to a trustee, Holders, lenders or other agent with respect to such indebtedness being redeemed, on or prior to the date such calculation is being made (all such events described in this clause (iv) are collectively defined as “Discharged”), and

(v)            Indebtedness shall not include contingent obligations under performance bonds, performance guarantees, surety bonds, appeal bonds or similar obligations incurred in the ordinary course of business and consistent with past practices.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Independent Investment Banker” means KeyBanc Capital Markets Inc. its successors, or, if such firm is unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Issuers.

“Initial Notes” has the meaning set forth in the preamble hereto.

“Interest Coverage Ratio” means, on any Transaction Date, the ratio of:

(1)            the aggregate amount of Consolidated EBITDA for the then applicable Four Quarter Period to

(2)            the aggregate Consolidated Interest Expense during such Four Quarter Period.

In making the foregoing calculation (and without duplication),

(1)            pro forma effect shall be given to any Indebtedness Incurred or repaid or Discharged during the period (“Reference Period”) commencing on the first day of the Four Quarter Period and ending on the Transaction Date (other than Indebtedness Incurred or repaid under a revolving credit or similar arrangement), in each case as if such Indebtedness had been Incurred or repaid or Discharged on the first day of such Reference Period;

(2)            Consolidated Interest Expense attributable to interest on any Indebtedness (whether existing or being Incurred) computed on a pro forma basis and bearing a floating interest rate shall be computed as if the rate in effect on the Transaction Date (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months or, if shorter, at least equal to the remaining term of such Indebtedness) had been the applicable rate for the entire period;

(3)            pro forma effect shall be given to Asset Dispositions, Asset Acquisitions and Permitted Mortgage Investments (including giving pro forma effect to the application of proceeds of any Asset Disposition and any Indebtedness Incurred or repaid in connection with any such Asset Acquisitions or Asset Dispositions) that occur during such Reference Period as if they had occurred and such proceeds had been applied on the first day of such Reference Period and after giving effect to Pro Forma Cost Savings;

(4)            pro forma effect shall be given to asset dispositions and asset acquisitions (including giving pro forma effect to (i) the application of proceeds of any asset disposition and any Indebtedness Incurred or repaid or Discharged in connection with any such asset acquisitions or asset dispositions, (ii) expense and cost reductions calculated on a basis consistent with Regulation S-X under the Exchange Act and (iii) Pro Forma Cost Savings) that have been made by any Person that is or has become a Restricted Subsidiary or has been merged with or into an Issuer or any of its Restricted Subsidiaries during such Reference Period and that would have constituted Asset Dispositions or Asset Acquisitions during such Reference Period had such transactions occurred when such Person was a Restricted Subsidiary as if such asset dispositions or asset acquisitions were Asset Dispositions or Asset Acquisitions and had occurred on the first day of such Reference Period;

(5)            the Consolidated Interest Expense attributable to discontinued operations, as determined in accordance with GAAP, shall be excluded, but only to the extent that the obligations giving rise to such Consolidated Interest Expense shall not be obligations of the specified Person or any of its Restricted Subsidiaries following the Transaction Date;

(6)            Interest on Indebtedness that may optionally be determined at an interest rate based on a factor of a prime or similar rate, a Eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if not, then based upon such operational rate chosen as the Issuers may designate. Interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based on the average daily balance of such Indebtedness during the applicable period except as set forth in clause (1) of this definition. Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Issuers to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP and

(7)            any Person that is a Restricted Subsidiary of Parent on the Transaction Date shall be deemed to have been a Restricted Subsidiary of Parent at all times during the applicable Reference Period, and any Person that is not a Restricted Subsidiary of Parent on the Transaction Date shall be deemed to not have been a Restricted Subsidiary of Parent at any time during the applicable Reference Period;

“Interest Rate Agreement” means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or future contract or other similar agreement or arrangement with respect to interest rates.

“Investment” in any Person means any direct or indirect advance, loan or other extension of credit (including by way of Guarantee or similar arrangement, but excluding advances to customers and distributors and trade credit made in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable on the consolidated balance sheet of an Issuer and its Restricted Subsidiaries and commission, travel and similar advances to employees, directors, officers, members, managers and consultants of the Issuers, any of the Restricted Subsidiaries, the Advisor or AR Global or any of their respective affiliates, in each case made in the ordinary course of business and, for the avoidance of doubt, also excluding any agreements with tenants to defer or abate rent under any leases in the ordinary course of business) or capital contribution to (by means of any transfer of cash or other property (tangible or intangible) to others or any payment for property or services solely for the account or use of others, or otherwise), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person and shall include:

(1)            the designation of a Restricted Subsidiary as an Unrestricted Subsidiary; and

(2)            the fair market value of the Capital Stock (or any other Investment), held by an Issuer or any of its Restricted Subsidiaries of (or in) any Person that has ceased to be a Restricted Subsidiary;

provided, however, that the fair market value of the Investment remaining in any Person that is not a Restricted Subsidiary shall be deemed not to exceed the aggregate amount of Investments previously made in such Person valued at the time such Investments were made, less the net reduction of such Investments. For purposes of the definition of “Unrestricted Subsidiary” and Section 4.7 hereof:

(i)            “Investment” shall include the fair market value of the assets (net of liabilities (other than liabilities to an Issuer or any of its Restricted Subsidiaries)) of any Restricted Subsidiary at the time such Restricted Subsidiary is designated an Unrestricted Subsidiary;

(ii)            the fair market value of the assets (net of liabilities (other than liabilities to an Issuer or any of its Restricted Subsidiaries)) of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary shall be considered a reduction in outstanding Investments; and

(iii)            any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer.

Except as otherwise provided in this Indenture, the amount of an Investment shall be determined at the time the Investment is made and without giving effect to subsequent changes in value but giving effect (without duplication) to all subsequent reductions in the amount of such Investment as a result of any dividend, distribution, interest payment, return of capital, repayment or other payment or disposition thereof (valued at its fair market value at the time of such payment or disposition).

“Investment Grade Status” means, with respect to the Issuers, when the Notes have at least two of the following ratings: (1) a rating of “Baa3” (or the equivalent) or higher from Moody’s (or equivalent rating from a Substitute Rating Agency), (2) a rating of “BBB-” (or the equivalent) or higher from S&P (or equivalent rating from a Substitute Rating Agency) and (3) “BBB-” (or the equivalent) or higher from Fitch (or equivalent rating from a Substitute Rating Agency, in each case, published by the applicable Rating Agency.

“Issue Date” means October 7, 2021.

“Lien” means any mortgage, trust deed, deeds to secure Indebtedness, pledge, security interest, encumbrance, lien, or charge of any kind, assignment for collateral purposes, deposit arrangement, or other security agreement, excluding any right of setoff but including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and any other like agreement granting or conveying a security interest.

“Limited Condition Acquisition” means any Investment or acquisition, including by means of a merger or consolidation, by the Parent or one or more of its Restricted Subsidiaries, the consummation of which is not conditioned upon the availability of, or on obtaining, third party financing; provided that for purposes of determining compliance with Section 4.7 hereof, the Adjusted Funds From Operations shall not include any Adjusted Funds From Operations of or attributable to the target company or assets associated with any such Limited Condition Acquisition unless and until the closing of such Limited Condition Acquisition shall have actually occurred.

“Long Derivative Instrument” means a Derivative Instrument (i) the value of which generally increases, and/ or the payment or delivery obligations under which generally decrease, with positive changes to the Performance References and/or (ii) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with negative changes to the Performance References.

“LTIP Units” means a Partnership Unit of the Opco which is designated as an LTIP Unit as such terms are defined in the Second Amended and Restated Agreement of Limited Partnership of Opco dated July 19, 2018, as amended, modified, supplemented or restated from time-to-time.

“Management Agreement” means that certain Amended and Restated Property Management Agreement, dated as of September 6, 2016, by and among Parent and American Finance Properties, LLC, as Property Manager, as amended by the First Amendment, dated as of December 8, 2017, by and among Parent, the Property Manager and certain subsidiaries of Opco and the Second Amendment, dated as of November 4, 2020, by and among Parent, the Property Manager and certain subsidiaries of Opco, as in effect on the Issue Date and as may be further amended, amended and restated, modified or supplemented from time to time in accordance with Section 4.11 hereof. “Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Moody’s” means Moody’s Investor Services, Inc. and its successors.

“Net Cash Proceeds” means:

(1)            with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or Temporary Cash Investments, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or Temporary Cash Investments (except to the extent such obligations are financed or sold with recourse to an Issuer or any of its Restricted Subsidiaries) and proceeds from the conversion or sale of other property, including Designated Non-cash Consideration, received when converted to or sold for cash or Temporary Cash Investments, net of:

(a)            brokerage and sales commissions and other fees and expenses (including fees and expenses of counsel, accountants and investment bankers) related to such Asset Sale;

(b)            payments made to obtain a necessary consent or required by applicable law;

(c)            any relocation expenses incurred as a result of such Asset Sale;

(d)            taxes actually paid or payable as a result of such Asset Sale by an Issuer and its Restricted Subsidiaries;

(e)            payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either (A) is secured by a Lien on the property or assets sold or (B) is required to be paid as a result of such sale (other than pursuant to an Asset Sale Offer);

(f)            so long as after giving pro forma effect to any such distribution, no Default or Event of Default shall have occurred and be continuing, the amount required to be distributed to the holders of Parent’s Capital Stock as a result of such Asset Sale in order for Parent to maintain its status as a REIT and any related pro rata distributions to holders of Opco’s Capital Stock;

(g)            payments of retained liabilities (not constituting Indebtedness) directly associated with the assets being sold in such Asset Sale; and

(h)            amounts reserved by the Issuers and the Restricted Subsidiaries against any liabilities associated with such Asset Sale, including pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined on a consolidated basis in conformity with GAAP; and

(2)            with respect to any issuance or sale of Capital Stock, the proceeds of such issuance or sale in the form of cash or Temporary Cash Investments, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or Temporary Cash Investments (except to the extent such obligations are financed or sold with recourse to an Issuer or any of its Restricted Subsidiaries) and proceeds from the conversion of other property received when converted to cash or Temporary Cash Investments, net of attorney’s fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of tax paid or payable as a result thereof.

“Net-Lease Mortgage Notes” means any notes issued under the Master Indenture dated as of May 30, 2019, among certain Subsidiaries of Opco and Citibank N.A. as Indenture Trustee, and including any supplemental indentures entered into thereunder by additional subsidiaries as the same may be amended or supplemented from time to time, the proceeds of which are used by the Issuers or any of their Restricted Subsidiaries to acquire, construct or improve Real Estate Assets of the Issuers or any of their Restricted Subsidiaries, or to refinance or repay Indebtedness.

“Net Short” means, with respect to a Holder or beneficial owner, as of a date of determination, either (i) the value of its Short Derivative Instruments exceeds the sum of the (x) the value of its Notes plus (y) the value of its Long Derivative Instruments as of such date of determination or (ii) it is reasonably expected that such would have been the case were a Failure to Pay or Bankruptcy Credit Event (each as defined in the 2014 ISDA Credit 134 Derivatives Definitions) to have occurred with respect to either Issuer or any Subsidiary Guarantor immediately prior to such date of determination.

“Non-Cash Charges” means (a) all losses from Investments recorded using the equity method, (b) any non-cash expenses and costs of the Issuers and their Restricted Subsidiaries that result from the issuance of stock-based awards, partnership interest-based awards and similar incentive based compensation awards or arrangements, (c) the non-cash impact of acquisition method accounting, and (d) other non-cash charges (provided, in each case, that if any non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Adjusted Funds From Operations to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period).

“Note Custodian” means the Person appointed as custodian for the Depositary with respect to the Global Notes, or any successor entity thereto.

“Note Guarantee” means the Guarantee by any Subsidiary Guarantor of the Issuers’ obligations under this Indenture.

“Notes” means the Initial Notes and any Additional Notes. The Initial Notes and the Additional Notes, if any, shall be treated as a single class for all purposes under this Indenture.

“Offer to Purchase” means a written offer (the “Offer”) sent by the Issuers by first class mail, postage prepaid, to each Holder at his address appearing in the security register or, with respect to Global Notes, given in accordance with DTC procedures on the date of the Offer offering to purchase up to the principal amount of Notes specified in such Offer at the purchase price specified in such Offer (as determined pursuant to this Indenture). Unless otherwise required by applicable law, the Offer shall specify an expiration date (the “Offer Expiration Date”) of the Offer to Purchase which shall be, subject to any contrary requirements of applicable law, not less than 30 days or more than 60 days after the date of such Offer and a settlement date (the “Purchase Date”) for purchase of Notes within three Business Days after the Offer Expiration Date. The Offer shall contain a description of the events requiring the Issuers to make the Offer to Purchase and all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Offer to Purchase. The Offer shall also state:

(1)            the section of this Indenture pursuant to which the Offer to Purchase is being made;

(2)            the Offer Expiration Date and the Purchase Date and, if such Offer is made in advance of a Change of Control and conditioned upon the occurrence of a Change of Control, that the Offer is conditioned upon the occurrence of a Change of Control;

(3)            the aggregate principal amount of the outstanding Notes offered to be purchased by the Issuers pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such amount has been determined pursuant to the section of this Indenture requiring the Offer to Purchase) (the “Purchase Amount”);

(4)            the purchase price to be paid by the Issuers for each $1,000 aggregate principal amount of Notes accepted for payment (as specified pursuant to this Indenture) (the “Purchase Price”);

(5)            that the Holder may tender all or any portion of the Notes registered in the name of such Holder and that any portion of a Note tendered must be tendered in an integral multiple of $1,000 principal amount;

(6)            the place or places where Notes are to be surrendered for tender pursuant to the Offer to Purchase;

(7)            that interest on any Note not tendered or tendered but not purchased by the Issuers pursuant to the Offer to Purchase shall continue to accrue;

(8)            that on the Purchase Date the Purchase Price shall become due and payable upon each Note being accepted for payment pursuant to the Offer to Purchase and that interest thereon shall cease to accrue on and after the Purchase Date;

(9)            that each Holder electing to tender a Note pursuant to the Offer to Purchase shall be required to surrender such Note at the place or places specified in the Offer prior to the close of business on the Offer Expiration Date (such Note being, if the Issuers or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuers and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing);

(10)            that Holders shall be entitled to withdraw all or any portion of Notes tendered if the Issuers (or their Paying Agent) receives, not later than the close of business on the Offer Expiration Date, a telegram, telex, facsimile or other electronic transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder tendered, the certificate number of the Note the Holder tendered and a statement that such Holder is withdrawing all or a portion of his tender;

(11)            that (a) if Notes in an aggregate principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Issuers shall purchase all such Notes and (b) if Notes in an aggregate principal amount in excess of the Purchase Amount are tendered and not withdrawn pursuant to the Offer to Purchase, the Issuers shall purchase Notes having an aggregate principal amount equal to the Purchase Amount on a pro rata basis (with such adjustments as may be deemed appropriate so that only Notes in denominations of $2,000 or integral multiples of $1,000 in excess thereof shall be purchased); and

(12)            that in the case of any Holder whose Note is purchased only in part, the Issuers shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unpurchased portion of the Note so tendered.

If any of the Notes subject to an Offer to Purchase is in global form, then the Offer shall be modified by the Issuers to the extent necessary to comply with the procedures of the Depositary applicable to repurchases. Any Offer to Purchase shall be governed by and effected in accordance with the Offer for such Offer to Purchase.

“Offering Memorandum” means the Issuers’ offering memorandum, dated September 30, 2021, relating to the offer and sale of the Initial Notes.

“Officer” means any of the following of the Issuers or any Subsidiary Guarantor: the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary (or, with respect to a Subsidiary Guarantor, any manager, member or general partner authorized to act on behalf of such Subsidiary Guarantor).

“Officers’ Certificate” means a certificate signed by two Officers that meets the requirements of Section 11.3 hereof.

“Opinion of Counsel” means a written opinion from legal counsel reasonably acceptable to the Trustee. The counsel may be an employee of, or counsel to, the Issuers or the Trustee.

“OP Units” means ordinary units of limited partner interest in Opco.

“Pari Passu Indebtedness” means any Indebtedness of an Issuer or any Subsidiary Guarantor that ranks pari passu in right of payment with the Notes or the Note Guarantee thereof by such Subsidiary Guarantor, as applicable. For purposes of determining whether Indebtedness ranks pari passu in right of payment with other Indebtedness, there shall not be taken into account collateral securing any such Indebtedness, structural subordination, lien subordination or provisions that apply proceeds or amounts received by the borrower, obligor or issuer following a default or exercise of remedies in a certain order of priority.

“Participant” means, with respect to the Depositary, a Person who has an account with the Depositary.

“Paying Agent” means any Person authorized by the Issuers to pay the principal of, premium, if any, or interest on any Notes on behalf of the Issuers.

“Performance References” has the meaning set forth in the definition of “Derivative Instrument”.

“Permitted Business” means any business activity (including Permitted Mortgage Investments) in which the Issuers and their Restricted Subsidiaries are engaged or propose to be engaged in (as described in this the Offering Memorandum) on the Issue Date, any business activity related to properties customarily constituting assets of a commercial REIT engaged in the acquisition, ownership, development, financing, and leasing of office, industrial/distribution and retail properties, as well the investment in first mortgage loans, mezzanine loans, preferred equity or securitized loans (secured by real estate), or any business reasonably related, ancillary, incidental or complementary thereto, or reasonable expansions or extensions thereof.

“Permitted Investment” means:

(1)            any Investment in (a) an Issuer or any of the Restricted Subsidiaries or (b) a Person that will, upon the making of such Investment, become a Restricted Subsidiary or be merged or consolidated with or into or transfer or convey all or substantially all its assets to, an Issuer or any of its Restricted Subsidiaries and, in each case, any Investment held by such Person; provided that such Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation or transfer;

(2)            investments in cash and Temporary Cash Investments;

(3)            Investments made by an Issuer or the Restricted Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with Section 4.10 hereof or from any other disposition or transfer of assets not constituting an Asset Sale;

(4)            Investments represented by Guarantees that are otherwise permitted under this Indenture;

(5)            payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP, including amounts paid or reimbursed to the Advisor, AR Global or any of their respective affiliates;

(6)            Investments received in satisfaction of judgments or in settlements of debt;

(7)            any Investment acquired solely in exchange for Capital Stock (other than Disqualified Stock) of the Parent or Opco, provided, however, that such Capital Stock will not increase the amount available for Restricted Payments under clause (4)(C) of the first paragraph under the covenant described above under Section 4.7

(8)            Investments in (a) tenants in an aggregate amount, together with all other Investments made in reliance on this clause, not to exceed the greater of (x) $100.0 million and (y) 2.0% of consolidated Adjusted Total Assets of the Issuers and the Restricted Subsidiaries at any one time outstanding and (b) capital expenditures made by an Issuer or any Restricted Subsidiary;

(9)            obligations under Currency Agreements and Interest Rate Agreements otherwise permitted under this Indenture;

(10)            Permitted Mortgage Investments;

(11)            (i) Investments consisting of extensions of credit in the nature of accounts receivable, notes receivable or other advances (including letters of credit and cash collateral) arising from the grant of trade credit or similar arrangements with suppliers, distributors, tenants, licensors or licensees in the ordinary course of business, (ii) Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss and (iii) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers or in settlement of delinquent or overdue accounts in the ordinary course of business;

(12)            any Investment consisting of prepaid expenses, negotiable instruments held for collection and lease, endorsements for deposit or collection in the ordinary course of business, utility or workers compensation, performance and similar deposits entered into as a result of the operations of the business in the ordinary course of business;

(13)            pledges or deposits by a Person under workers’ compensation laws, unemployment insurance laws or similar legislation, or deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, including amounts reimbursed to the Advisor, the Property Manager or AR Global, in each case, incurred in the ordinary course of business;

(14)            any Investment acquired by an Issuer or any Restricted Subsidiary (a) in exchange for any other Investment or accounts receivable or rents receivable held by an Issuer or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or rents receivable or (b) as a result of a foreclosure by an Issuer or any Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(15)            any Investment consisting of a loan or advance to officers, directors or employees of the Issuers, any of the Restricted Subsidiaries, the Advisor or AR Global or any of their respective affiliates (a) in connection with the purchase by such Persons of Capital Stock of the Parent or (b) for additional purposes made in the ordinary course of business, in the aggregate under this clause (15) not to exceed $7.0 million at any one time outstanding;

(16)            any Investment made in connection with the funding of contributions under any nonqualified employee retirement plan or similar employee compensation plan in an amount not to exceed the amount of compensation expenses recognized by the Issuers and any of their Restricted Subsidiaries in connection with such plans;

(17)            any Investment existing on the Issue Date or made pursuant to a binding commitment in effect on the Issue Date or an Investment consisting of any extension, modification, replacement or renewal of any such Investment or binding commitment existing on the Issue Date, but only to the extent not involving additional advances, contributions or other Investments of cash or other assets or other increases thereof (other than as otherwise permitted by this Indenture, or as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities), in each case, pursuant to the terms of such Investment, or commitment, as in effect on the Issue Date;

(18)            additional Investments in an aggregate amount, taken together with all other Investments made in reliance on this clause, not to exceed the greater of (x) $200 million and (y) 4.5% of consolidated Adjusted Total Assets of the Issuers and the Restricted Subsidiaries at any time outstanding (net of, with respect to the Investment in any particular Person, the cash return thereon received after the Issue Date as a result of any sale for cash, repayment, redemption, liquidating distribution, or other cash realization (not included in Adjusted Funds From Operations), not to exceed the amount of Investments in such Person made after the Issue Date in reliance on this clause);

(19)            Investments in Unrestricted Subsidiaries and joint ventures in an aggregate amount, taken together with all other Investments made in reliance on this clause, not to exceed the greater of (x) 400 million and (y) 9.0% of consolidated Adjusted Total Assets of the Issuers and the Restricted Subsidiaries (net of, with respect to the Investment in any particular Person, the cash return thereon received after the Issue Date as a result of any sale for cash, repayment, redemption, liquidating distribution, or other cash realization (not included in Adjusted Funds From Operations), not to exceed the amount of Investments in such Person made after the Issue Date in reliance on this clause); and

(20)            Investments arising as a result of a Sale and Leaseback Transaction.

“Permitted Mortgage Investment” means any Investment in secured notes, mortgage, deeds of trust, collateralized mortgage obligations, commercial mortgage-backed securities, other secured debt securities, secured debt derivative or other secured debt instruments, so long as such investment relates directly or indirectly to real property used in the office, industrial, distribution or retail industry.

“Permitted Refinancing Indebtedness” means:

(A)            any Indebtedness of an Issuer or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to, or which serves to, extend, refinance, renew, replace, defease, discharge or refund other Indebtedness of an Issuer or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1)            the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased, discharged or refunded (plus all accrued interest thereon and the amount of any fees and expenses, including premiums, incurred in connection therewith, and any committed amounts associated therewith (if the Issuers elected to have such commitment deemed to be Incurred at the time of the commitment in accordance with the last paragraph of the definition of “Incur”));

(2)            such Permitted Refinancing Indebtedness has:

(a)            a final maturity date no earlier than (x) the final maturity date of the Indebtedness being extended, refinanced, renewed, replaced, defeased, discharged or refunded or (y) the date that is 91 days after the maturity of the Notes, and

(b)            an Average Life equal to or greater than the Average Life of the Indebtedness being extended, refinanced, renewed, replaced, defeased, discharged or refunded or 91 days more than the Average Life of the Notes;

(3)            if the Indebtedness being extended, refinanced, renewed, replaced, defeased, discharged or refunded is contractually subordinated in right of payment to the Notes or any Note Guarantee, such Permitted Refinancing Indebtedness is contractually subordinated in right of payment to the Notes or such Note Guarantee on terms at least as favorable to the Holders as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased, discharged or refunded; and

(4)            such Indebtedness is incurred either (a) by an Issuer or any Subsidiary Guarantor or (b) by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased, discharged or refunded.

For the avoidance of doubt, Permitted Refinancing Indebtedness in respect of any Indebtedness may be incurred within 180 days after the exchange, extension, refinancing, renewal, replacement, defeasance or refunding of any such Indebtedness.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) that have a preference on liquidation or with respect to distributions over any other class of Capital Stock, including preferred partnership interests, whether general or limited, or such Person’s preferred or preference stock, whether outstanding on the Issue Date or issued thereafter, including all series and classes of such preferred or preference stock.

“Primary Treasury Dealer” means any firm that is a primary U.S. Government securities dealer.

“Pro Forma Cost Savings” means, with respect to any period, the synergies, cost savings, operating expense reductions (including such reductions resulting from employee terminations, facilities consolidations and closings, standardization of employee benefits and compensation policies, consolidation of property, casualty and other insurance coverage and policies, standardization of sales and distribution methods, reductions in taxes other than income taxes), other operating improvements, initiatives and other pro forma adjustments to actual historical Consolidated EBITDA in connection with (x) any Asset Acquisition, Investment, Asset Sale or sales of assets or (y) any cost savings initiative or other restructuring initiative to the extent they are (a) consistent with Regulation S-X under the Exchange Act, or (b) projected by a financial officer of an Issuer in good faith to be reasonably anticipated to be realizable within eighteen (18) months after the date of such transaction or event, as the case may be, and calculated on a pro forma basis as though such synergies, cost savings, operating expense reductions, other operating improvements, initiatives and other pro forma adjustments had been realized on the first day of such period for which Consolidated EBITDA is being determined and as if such synergies, cost savings, operating expense reductions, other operating improvements, initiatives and other pro forma adjustments were realized during the entirety of such period; provided that such synergies, cost savings, reductions, improvements, initiatives and other pro forma adjustments shall be directly attributable, factually supportable and reasonably quantifiable in the good faith judgment of a financial officer of an Issuer.

“Property Manager” means American Finance Properties, LLC, a Delaware limited liability company.

“Rating Agency” means (a) Moody’s, S&P or Fitch or (b) if Moody’s, S&P or Fitch or each of them shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies (each, a “Substitute Rating Agency”), as the case may be, that may be selected by the Issuers (as certified by a resolution of the Issuers’ Board of Directors) which shall be substituted for Moody’s, S&P or Fitch, or each of them, as the case may be.

“Rating Category” means (a) with respect to Fitch or S&P, any of the following categories: BB, B, CCC, CC, C and D (or equivalent successor categories); (b) with respect to Moody’s, any of the following categories: Ba, B, Caa, Ca, C and D (or equivalent successor categories); and (c) the equivalent of any such category of S&P, Moody’s or Fitch used by any Substitute Rating Agency that may be selected by the Issuers in accordance with clause (b) of the definition of Rating Agency. In determining whether the rating of the Notes has decreased by one or more gradations, gradations within Rating Categories ((i) + and - for S&P and Fitch; (ii) 1, 2 and 3 for Moody’s; and (iii) the equivalent gradations for another Rating Agency selected by the Issuers) shall be taken into account (e.g., with respect to S&P, a decline in a rating from BB+ to BB, or from BB- to B+, shall constitute a decrease of one gradation).

“Rating Date” means the date which is 60 days prior to the earlier of (a) a Change of Control or (b) public notice of the occurrence of a Change of Control or of the intention by the Issuers to effect a Change of Control.

“Rating Decline” with respect to the Notes shall be deemed to occur if, within 60 days after public notice of the occurrence of a Change of Control (which period shall be extended in respect of a Rating Agency so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any such Rating Agency with respect to a Rating Category), the rating of the Notes by at least two of three Rating Agencies shall be decreased by one or more gradations to or within a Rating Category (including gradations within Rating Categories as well as between Rating Categories) as compared to the rating of the Notes on the Rating Date.

“Real Estate Assets” of a Person means, as of any date, the real estate assets of such Person and its Restricted Subsidiaries on such date, on a consolidated basis determined in accordance with GAAP.

“Reference Treasury Dealer” means each of: (i) KeyBanc Capital Markets Inc. or its successors and (ii) four other Primary Treasury Dealers selected by the Issuers.

“Reference Treasury Dealer Quotations” means, with respect to any Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed, in each case, as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third New York business day preceding such redemption date (or date of deposit with the Trustee in the case of a satisfaction and discharge).

“Regulation S Legend” means the legend identified as such in Exhibit A.

“Replacement Assets” means (1) tangible non-current assets that will be used or useful in a Permitted Business or (2) substantially all the assets of a Permitted Business or a majority of the Voting Stock of any Person engaged in a Permitted Business that will become on the date of acquisition thereof a Restricted Subsidiary.

“Requirements of Law” means, with respect to any Person, collectively, the common law and all federal, state, provincial, territorial, municipal, local, foreign, multinational or international laws, statutes, codes, treaties, standards, rules and regulations, guidelines, ordinances, orders, judgments, writs, injunctions, decrees (including administrative or judicial precedents or authorities) and the interpretation or administration thereof by, and other determinations, directives, requirements or requests of any governmental authority, in each case whether or not having the force of law and that are applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Notes Legend” means the legend identified as such in Exhibit A.

“Restricted Subsidiary” means, with respect to a Person, any Subsidiary of such Person other than an Unrestricted Subsidiary. Unless the context otherwise requires, Restricted Subsidiaries refer to Restricted Subsidiaries of the Issuers. For the avoidance of doubt, Opco is a Restricted Subsidiary of the Parent.

“Sale and Leaseback Transaction” means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to an Issuer or any Restricted Subsidiary of any property, whether owned by an Issuer or any such Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by an Issuer or any such Restricted Subsidiary to such Person or any other Person from whom funds have been or are to be advanced by such Person on the security of such property.

“Screened Affiliate” means any Affiliate of a Holder (i) that makes investment decisions independently from such Holder and any other Affiliate of such Holder that is not a Screened Affiliate, (ii) that has in place customary information screens between it and such Holder and any other Affiliate of such Holder that is not a Screened Affiliate and such screens prohibit the sharing of information with respect to the Parent or its Subsidiaries, (iii) whose investment policies are not directed by such Holder or any other Affiliate of such Holder that is acting in concert with such Holder in connection with its investment in the Notes, and (iv) whose investment decisions are not influenced by the investment decisions of such Holder or any other Affiliate of such Holder that is acting in concert with such Holders in connection with its investment in the Notes.

“Secured Indebtedness” means any Indebtedness secured by a Lien upon the property of an Issuer or any Restricted Subsidiary. Notwithstanding the foregoing, Liens on cash or cash equivalents to secure letters of credit and similar obligations (other than obligations for borrowed money) under a Credit Facility shall not result in such Credit Facility constituting Secured Indebtedness.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Short Derivative Instrument” means a Derivative Instrument (i) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with positive changes to the Performance References and/or (ii) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with negative changes to the Performance References.

“Significant Subsidiary”, with respect to any Person, means any Restricted Subsidiary of such Person that satisfies the criteria for a “significant subsidiary” set forth in Rule 1-02(w) of Regulation S-X under the Exchange Act, as such regulation is in effect on the Issue Date. Unless the context otherwise requires, Significant Subsidiary refers to a Significant Subsidiary of the Issuers.

“S&P” means Standard & Poor’s Ratings Services and its successors.

“Stated Maturity” means:

(1)            with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable; and

(2)            with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable, provided, that Stated Maturity shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subordinated Indebtedness” means Indebtedness which by the terms of such Indebtedness is subordinated in right of payment to the principal of and interest and premium, if any, on the Notes or any Note Guarantee thereof.

“Subsidiary” means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person and the accounts of which would be consolidated with those of such Person in its consolidated financial statements in accordance with GAAP, if such statements were prepared as of such date.

“Subsidiary Guarantors” means (i) each Restricted Subsidiary of the Issuers on the Issue Date that also guarantees obligations under the Credit Agreement and (ii) each Person that becomes a Subsidiary Guarantor by the terms of this Indenture after the Issue Date, in each case, until such Person is released from its Note Guarantee of the Notes.

“Taxes” means all present and future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any governmental authority, including any interest, additions to tax or penalties applicable thereto.

“Temporary Cash Investment” means any of the following:

(1)            Dollars, Euros, Canadian dollar, Australian dollar, sterling, any national currency of any participating member state of the European Union or any foreign currency held by the Issuers or any of their Restricted Subsidiaries from time-to-time in the ordinary course of business;

(2)            readily marketable obligations issued or directly and fully guaranteed or insured by the government or any agency or instrumentality of (i) the United States or (ii) any member nation of the European Union (provided that such member state has a long-term government debt rating of “A3” or higher by Moody’s or “A” or higher by S&P or the equivalent rating category of another internationally recognized rating agency) having maturities of not more than 24 months from the date of acquisition thereof; provided further that the full faith and credit of the United States or a member nation of the European Union is pledged in support thereof;

(3)            time deposits accounts, term deposit accounts, time deposits, bankers’ acceptances, overnight bank deposits, certificates of deposit, Eurodollar time deposits and money market deposits maturing within twelve months or less of the date of acquisition thereof, in each case with (A) any commercial bank organized under the laws of the United States of America, any state thereof or any member state of the European Union having capital and surplus of not less than $250,000,000 (or the Dollar equivalent as of the date of determination in case of non-U.S. banks) or (B) any money-market fund sponsored by a registered broker dealer or mutual fund distributor;

(4)            repurchase and reverse purchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (2) and (3) above entered into with a bank meeting the qualifications described in clause (3) above;

(5)            commercial paper, maturing not more than six months after the date of acquisition with a rating at the time as of which any investment therein is made of “P-2” (or higher) according to Moody’s or “A-2” (or higher) according to S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another internationally recognized rating agency) (or if such commercial paper is not itself rated, is issued by an issuer having a long-term unsecured debt rating of at least “A” from S&P or “A2” from Moody’s (or carrying the equivalent rating category of another internationally recognized rating agency));

(6)            securities with maturities of twelve months or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision, public instrumentality or taxing authority thereof or any member nation of the European Union, and rated at least “A” by S&P or Moody’s (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another internationally recognized rating agency);

(7)            securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (3)(A) of this definition;

(8)            any fund investing at least 90% of its assets in investments that constitute Temporary Cash Investments of the kinds described in clauses (1) through (7) of this definition;

(9)            money market funds that (A) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, as amended, (B) are rated AAA by S&P and Aaa by Moody’s (or carrying an equivalent rating or the equivalent rating category of another internationally recognized rating agency) and (iii) have portfolio assets of at least $5,000,000,000;

(10)            marketable short term money market and similar liquid funds having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency); and

(11)            in the case of any foreign Subsidiary, instruments of comparable tenor and credit quality to those described in the foregoing clauses (1) through (10) customarily utilized in countries in which such foreign Subsidiary operates for cash management purposes.

“Total Assets” means, for any Person, as of any date of determination, the sum without duplication of:

(1)            in respect of any Real Estate Assets that are owned as of, and have been owned for the full four fiscal quarters immediately prior to, such determination date by such Person or any of its Restricted Subsidiaries, (x) the Cash Net Operating Income of such Real Estate Assets during the most recently completed four fiscal quarters preceding such determination date, divided by (y) the applicable Capitalization Rate;

(2)            in respect of any Real Estate Assets that are owned as of, but have not been owned for the full four fiscal quarters immediately prior to, such determination date by such Person or any of its Restricted Subsidiaries, the cost (original cost plus capital improvements before depreciation and amortization) of such Real Estate Assets and related intangibles, determined on a consolidated basis in accordance with GAAP; and

(3)            the book value of all other assets, excluding accounts receivable and intangibles, of such Person and its Restricted Subsidiaries on a consolidated basis determined in accordance with GAAP as of the end of the most recently completed fiscal quarter for which internal financial statements are available.

“Total Unencumbered Assets” means, for any Person as of any date, the Total Assets of such Person and its Restricted Subsidiaries as of such date, that do not secure any portion of Secured Indebtedness, on a consolidated basis determined in accordance with GAAP.

“Trade Payables” means, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.

“Transaction Date” means, with respect to the Incurrence of any Indebtedness by an Issuer or any of its Restricted Subsidiaries, the date such Indebtedness is to be Incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

“Transfer Restricted Notes” means Notes that bear or are required to bear the Restricted Notes Legend.

“Treasury Rate” means (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15” or any successor publication that is published weekly by the Board of Governors of the Federal Reserve System and that establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury constant maturities,” for the maturity corresponding to the Comparable Treasury Issue (provided, however, that if no maturity is within three months before or after the remaining life of the Notes, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month), or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date, in each case as calculated on the third New York business day preceding the redemption date (or date of deposit with the Trustee in the case of a satisfaction and discharge).

“Trustee” has the meaning set forth in the preamble of this Indenture and any successor thereto.

“Unrestricted Subsidiary” means:

(1)            any Subsidiary of the Issuers that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Parent in the manner provided below; and

(2)            any Subsidiary of an Unrestricted Subsidiary.

“Unsecured Indebtedness” means any Indebtedness of an Issuer or any Restricted Subsidiary that is not Secured Indebtedness.

“U.S. Government Obligations” means direct obligations of, obligations guaranteed by, or participations in pools consisting solely of obligations of or obligations guaranteed by, the United States of America for the payment of which obligations or guarantee the full faith and credit of the United States of America is pledged and that are not callable or redeemable at the option of the issuer thereof.

“U.S. Domestic Restricted Subsidiary” means any Restricted Subsidiary that was formed under the laws of the United States or any state of the United States or the District of Columbia.

“U.S. Legal Tender” means such coin or currency of the United States of America that at the time of payment shall be legal tender for the payment of public and private debts.

“United States” or “U.S.” means the United States of America.

“Voting Stock” means with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

“Wholly Owned” means, with respect to any Subsidiary of any Person, the ownership of all of the outstanding Capital Stock of such Subsidiary (other than any director’s qualifying shares or Investments by individuals mandated by applicable law) by such Person or one or more Wholly Owned Subsidiaries of such Person.

Section 1.2	Other Definitions.

Term	Defined in Section
“Acceptable Commitment”	4.10(b)
“Act”	11.12(a)
“Affiliate Transaction”	4.11(a)
“Applicable Premium”	3.7(a)
“Asset Sale Offer”	4.10(c)
“Authentication Order”	2.2
“Authorized Agent”	11.6
“Change of Control Offer”	4.13(a)
“Change of Control Purchase Date”	4.13(a)
“Change of Control Purchase Price”	4.13(a)
“Covenant Defeasance”	8.2(c)
“Covenant Satisfaction Officers’ Certificate”	6.2(c)
“declaration of acceleration”	6.2(a)
“Directing Holder”	6.2(c)
“EDGAR”	4.3(a)
“Event of Default”	6.1(a)
“Excess Proceeds”	4.10(c)
“Excess Proceeds Cap”	4.10(c)
“Expiration Date”	11.12(j)
“Final Decision”	6.2(c)
“Foreign Disposition”	4.10(d)(i)
“Guaranteed Indebtedness”	4.9(i)
“Incur”	4.9(h)
“Incurrence”	4.16(a)(1)
“Initial Default”	6.2(b)
“Institutional Accredited Investor Note”	2.1(b)
“Legal Defeasance”	8.2(b)
“Litigation”	6.2(c)
“Make-Whole Premium Deficit”	8.3(a)
“Notice”	11.10
“Noteholder Direction”	6.2(c)
“Par Call Date”	3.7(a)
“Permitted Investment”	4.7(d)
“Position Representation”	6.2(c)
“purchase”	4.7(a)(3)
“QIBs”	2.1(b)
“Refunding Capital Stock”	4.7(b)(4)
“Registrar”	2.3
“Regulation S”	2.1(b)
“Regulation S Global Note”	2.1(b)
“Resale Restriction Termination Date”	2.15(a)
“Restricted Amount”	4.10(d)

Term	Defined in Section
“Restricted Payment”	4.7(a)(4)
“Restricted Period”	2.15(b)
“Reversion Date”	4.17(b)(2)
“Rule 144A”	2.1(b)
“Rule 144A Global Note”	2.1(b)
“Suspended Covenant”	4.17(a)
“Suspension Period”	4.17(b)
“Verification Covenant”	6.2(c)
“Verification Officers’ Certificate”	6.2(c)

Section 1.3	Rules of Construction. Unless the context otherwise requires:

(a)            a term has the meaning assigned to it herein;

(b)            an accounting term not otherwise defined herein has the meaning assigned to it in accordance with GAAP;

(c)            “or” is not exclusive;

(d)            words in the singular include the plural, and in the plural include the singular;

(e)            unless otherwise specified, any reference to Section, Article or Exhibit refers to such Section, Article or Exhibit, as the case may be, of this Indenture;

(f)            provisions apply to successive events and transactions;

(g)            the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not any particular Article, Section, clause or other subdivision; and

(h)            references to sections of or rules under the Securities Act or the Exchange Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time.

Section 1.4      Certain Financial Tests and Calculations. Notwithstanding anything to the contrary herein, to the extent that the terms in this Indenture require (i) compliance with any financial ratio or test (including, without limitation, the Interest Coverage Ratio or Consolidated Net Leverage Ratio test or Total Unencumbered Assets test) and/or any cap expressed as a percentage of Adjusted Total Assets or (ii) the absence of a Default or Event of Default (or any type of Default or Event of Default), as a condition to the consummation of a Limited Condition Acquisition, the date of determination of such ratio, test, cap expressed as a percentage of Adjusted Total Assets, Default and/or Event of Default (or any type of Default or Event of Default) shall, at the election of the Issuers, be the date of the execution of the definitive agreement with respect to such Limited Condition Acquisition, after giving effect to such Limited Condition Acquisition and the other transactions to be entered into in connection therewith (including any Incurrence of Indebtedness and the use of proceeds thereof) and such ratios or tests or caps or Defaults or Events of Default shall be calculated on a pro forma basis after giving effect to such Limited Condition Acquisition (including the pro forma adjustments described in the definition of “Interest Coverage Ratio”) as if they had occurred at the beginning of the applicable period, and for the avoidance of doubt, (x) if any such ratios are exceeded as a result of fluctuations in such ratio (including due to fluctuations in Consolidated EBITDA or Consolidated EBITDA of the target company) at or prior to the consummation of the relevant Limited Condition Acquisition, such ratios shall not be deemed to have been exceeded as a result of such fluctuations solely for purposes of determining whether the Limited Condition Acquisition is permitted hereunder and (y) such ratios shall not be tested at the time of consummation of such Limited Condition Acquisition or related transactions; provided, however, that (a) if any ratio or cap expressed as a percentage of Adjusted Total Assets improves as a result of such fluctuations, any such improved ratio or cap may be utilized and (b) if the Issuers elect to have such determination occur at the time of entry into the definitive agreement, any such transactions (including any Incurrence of Indebtedness and the use of proceeds thereof) shall be deemed to have occurred on the date the definitive agreements for the applicable Limited Condition Acquisition are entered into and outstanding thereafter for purposes of calculating any baskets or ratios under this Indenture after the date of such definitive agreements and before the consummation of such Limited Condition Acquisition unless and until such Limited Condition Acquisition has been abandoned, as determined by the Issuers, prior to the consummation thereof.

ARTICLE 2.
THE NOTES

Section 2.1	Form and Dating.

(a)            The Notes shall be substantially in the form of Exhibit A attached hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be issued in fully registered form, without coupons, and in minimum denominations of $2,000 of principal amount and integral multiples of $1,000 in excess thereof. The registered Holder shall be treated as the owner of such Note for all purposes.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture, and the Issuers and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

The Notes shall be issued initially in the form of one or more Global Notes, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Note Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Issuers and authenticated by the Trustee as hereinafter provided.

Each Global Note shall represent such of the outstanding Notes as shall be specified therein, and each shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions and transfers of interests. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.6 hereof.

(b)            The Initial Notes are being issued only (i) to “qualified institutional buyers” (as defined in Rule 144A under the Securities Act (“Rule 144A”)) (“QIBs”) and (ii) in reliance on Regulation S under the Securities Act (“Regulation S”). After such initial issuance, Initial Notes that are Transfer Restricted Notes may be transferred to QIBs in reliance on Rule 144A, outside the United States pursuant to Regulation S, to IAIs or to the Issuers, in accordance with certain transfer restrictions. Initial Notes that are offered in reliance on Rule 144A shall be issued in the form of one or more permanent Global Notes substantially in the form set forth in Exhibit A and bear the Restricted Notes Legend (collectively, the “Rule 144A Global Note”), deposited with the Note Custodian, duly executed by the Issuers and authenticated by the Trustee as hereinafter provided. Initial Notes that are offered in offshore transactions in reliance on Regulation S shall be issued in the form of one or more permanent Global Notes substantially in the form set forth in Exhibit A and bear the Regulation S Legend (collectively, the “Regulation S Global Note”), deposited with the Note Custodian, duly executed by the Issuers and authenticated by the Trustee as hereinafter provided. Initial Notes resold to IAIs in the United States shall be issued in the form of one or more permanent Global Notes substantially in the form set forth in Exhibit A and bear the Restricted Notes Legend (collectively, the “Institutional Accredited Investor Note”), deposited with the Note Custodian, duly executed by the Issuers and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of each Global Note may from time to time be increased or decreased by adjustments made on the records of the Note Custodian, at the direction of the Trustee. Transfers of Notes among QIBs, to or by purchasers pursuant to Regulation S and to or by IAIs shall be represented by appropriate increases and decreases to the respective amounts of the appropriate Global Notes, as more fully provided in Section 2.15 hereof.

(c)            Section 2.1(b) hereof shall apply only to Global Notes deposited with or on behalf of the Depositary.

The Issuers shall execute and the Trustee shall, in accordance with this Section 2.1 and Section 2.2 hereof, authenticate and deliver the Global Notes that (i) shall be registered in the name of the Depositary or the nominee of the Depositary and (ii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instructions or held by the Note Custodian for the Depositary.

Section 2.2     Execution and Authentication. An Officer shall sign the Notes for the Issuers by manual, facsimile or PDF transmission signature.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

A Note shall not be valid until authenticated by the manual signature of a Responsible Officer of the Trustee. The signature of a Responsible Officer of the Trustee shall be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee shall, upon receipt of a written order of the Issuers signed by an Officer of the Parent (an “Authentication Order”) directing the Trustee to authenticate the Notes and, except with respect to the Initial Notes, an Officers’ Certificate and Opinion of Counsel stating that all conditions precedent to the issuance of the Notes contained herein have been complied with, authenticate Notes for original issue in the aggregate principal amount stated in such written order.

The Trustee may appoint an authenticating agent reasonably acceptable to the Issuers to authenticate Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent or agents. An authenticating agent has the same rights as an Agent to deal with Holders or the Issuers.

Section 2.3     Registrar; Paying Agent. The Issuers shall maintain (i) an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and (ii) an office or agency where Notes may be presented for payment to a Paying Agent. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Issuers may appoint one or more co-registrars and one or more additional Paying Agents. The term “Registrar” includes any co-registrar, and the term “Paying Agent” includes any additional Paying Agent. The Issuers may change any Paying Agent or Registrar without notice to any Holder. The Issuers and/or any Restricted Subsidiary may act as Paying Agent or Registrar.

The Issuers shall notify the Trustee in writing, and the Trustee shall notify the Holders, of the name and address of any Agent not a party to this Indenture. The Issuers shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. If the Issuers fail to appoint or maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such, and shall be entitled to appropriate compensation in accordance with Section 7.6 hereof.

The Issuers initially appoint the Trustee to act as the Registrar and Paying Agent at the Corporate Trust Office of the Trustee.

The Issuers initially appoint DTC to act as the Depositary with respect to the Global Notes.

Section 2.4     Paying Agent to Hold Money in Trust. The Issuers shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or interest on the Notes, and shall notify the Trustee of any Default by the Issuers in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay to the Trustee all money held by it in trust for the benefit of the Holders or the Trustee. The Issuers at any time may require a Paying Agent to pay all money held by it in trust for the benefit of the Holders or the Trustee to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuers or any of their Subsidiaries) shall have no further liability for such money. If an Issuer or any of its Subsidiaries acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon the occurrence of any of the events specified in Section 6.1 hereof, the Trustee shall serve as Paying Agent for the Notes.

Section 2.5     Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. If the Trustee is not the Registrar, the Issuers shall furnish to the Trustee at least seven (7) Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders, including the aggregate principal amount of the Notes held by each Holder thereof.

Section 2.6	Book-Entry Provisions for Global Notes.

(a)            Each Global Note shall (i) be registered in the name of the Depositary for such Global Notes or the nominee of such Depositary, (ii) be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instructions or held by the Note Custodian for the Depositary and (iii) bear the Global Note Legends as required by Section 2.6(e) hereof.

Members of, or Participants in, the Depositary shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or the Note Custodian, or under such Global Note, and the Depositary may be treated by the Issuers, and the Trustee or any Agent and any of their respective agents, as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuers, the Trustee or any Agent or their respective agents from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Participants, the operation of customary practices governing the exercise of the rights of an owner of a beneficial interest in any Global Note.

Neither the Trustee nor any Agent shall have any responsibility or obligation to any Holder that is a member of (or a Participant in) the Depositary or any other Person with respect to the accuracy of the records of the Depositary (or its nominee) or of any member or Participant thereof, with respect to any ownership interest in the Notes or with respect to the delivery of any notice (including any notice of redemption) or the payment of any amount or delivery of any Notes (or other security or property) under or with respect to the Notes. The Trustee and any Agent may rely (and shall be fully protected in relying) upon information furnished by the Depositary with respect to its members, Participants and any beneficial owners in the Notes.

Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Depositary.

(b)            Transfers of a Global Note shall be limited to transfers of such Global Note in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in a Global Note may be transferred in accordance with Section 2.15 hereof and the rules and procedures of the Depositary. In addition, certificated Notes shall be transferred to beneficial owners in exchange for their beneficial interests only if (i) the Depositary notifies the Issuers that it is unwilling or unable to continue as Depositary for the Global Notes and a successor depositary is not appointed by the Issuers within 90 days of such notice, (ii) the Depositary ceases to be a “clearing agency” registered under the Exchange Act and a successor depositary is not appointed by the Issuers within 90 days of such notice, (iii) an Event of Default of which a Responsible Officer of the Trustee has written notice has occurred and is continuing and the Registrar has received a request from any Holder of a Global Note to issue such certificated Notes or (iv) the Issuers, in their sole discretion, notifies the Trustee in writing that it elects to cause the issuance of certificated Notes.

(c)            In connection with the transfer of an entire Global Note to beneficial owners pursuant to Section 2.6(b) hereof, such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Issuers shall execute, and the Trustee shall authenticate and deliver to each beneficial owner identified by the Depositary in exchange for its beneficial interest in such Global Note an equal aggregate principal amount of certificated Notes of authorized denominations.

(d)            The registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action which a Holder is entitled to take under this Indenture or the Notes.

(e)            Each Global Note shall bear the Global Note Legend on the face thereof.

(f)            At such time as all beneficial interests in Global Notes have been exchanged for certificated Notes, redeemed, repurchased or cancelled, all Global Notes shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for certificated Notes, redeemed, repurchased or cancelled, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note, by the Trustee or the Note Custodian, at the direction of the Trustee, to reflect such reduction.

(g)            General Provisions Relating to Transfers and Exchanges.

(1)            To permit registrations of transfers and exchanges, the Issuers shall execute and the Trustee shall authenticate Global Notes and certificated Notes upon receipt of an Authentication Order in accordance with Section 2.2 hereof or at the Registrar’s request.

(2)            No service charge shall be made to a Holder for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any stamp or transfer tax or similar governmental charge payable in connection therewith (other than any such stamp or transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Section 2.7, Section 2.10, Section 3.6, Section 4.10, Section 4.13 or Section 9.4).

(3)            All Global Notes and certificated Notes issued upon any registration of transfer or exchange of Global Notes or certificated Notes shall be the valid obligations of the Issuers, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes (or interests therein) or certificated Notes surrendered upon such registration of transfer or exchange.

(4)            The Registrar is not required (A) to issue, to register the transfer of or to exchange Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes under Section 3.2 hereof and ending at the close of business on the day of such selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part, or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

(5)            Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuers may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuers shall be affected by notice to the contrary.

(6)            The Trustee shall authenticate Global Notes and certificated Notes in accordance with the provisions of Section 2.2 hereof. Except as provided in Section 2.6(b) hereof, neither the Trustee nor the Registrar shall authenticate or deliver any certificated Note in exchange for a Global Note.

(7)            Each Holder agrees to indemnify the Issuers and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Note in violation of any provision of this Indenture and/or applicable United States federal or state securities law.

(8)            Neither the Trustee nor any Agent shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(9)            The transferor of any Note held in certificated form shall provide or cause to be provided to the Trustee all information necessary to allow the Trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Section 6045 of the Internal Revenue Code of 1986, as amended. The Trustee may rely on information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.

Section 2.7     Replacement Notes. If any mutilated Note is surrendered to the Trustee, or the Registrar or the Issuers and the Trustee receives evidence to its satisfaction of the ownership and destruction, loss or theft of any Note, the Issuers shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Issuers, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuers to protect the Issuers, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuers, the Trustee and the Agents may charge for their expenses in replacing a Note.

Every replacement Note is an additional obligation of the Issuers and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.8     Outstanding Notes. The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.8 hereof as not outstanding. Except as set forth in Section 2.9 hereof, a Note does not cease to be outstanding because the Issuers, the Subsidiary Guarantors or any of their respective Affiliates holds the Note.

If a Note is replaced pursuant to Section 2.7 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

If the principal amount of any Note is considered paid under Section 4.1 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Issuers, a Subsidiary of the Issuers, or an Affiliate of any thereof) holds, on the maturity date or date of redemption, money sufficient to pay all amounts under the Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.9     Treasury Notes. In determining whether the Holders of the required aggregate principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuers, the Subsidiary Guarantors or by any of their respective Affiliates shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes of which a Responsible Officer of the Trustee has written notice as being so owned shall be so disregarded. Notwithstanding the foregoing, Notes that are to be acquired by the Issuers or an Affiliate of the Issuers pursuant to an exchange offer, tender offer or other agreement shall not be deemed to be owned by such entity until legal title to such Notes passes to such entity.

Section 2.10     Temporary Notes. Until certificated Notes are ready for delivery, the Issuers may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Issuers consider appropriate for temporary Notes. Without unreasonable delay, the Issuers shall prepare and the Trustee shall upon receipt of an Authentication Order , authenticate certificated Notes in certificate form in exchange for temporary Notes.

Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

Section 2.11     Cancellation. The Issuers at any time may deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder or which the Issuers may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Trustee. All Notes surrendered for registration of transfer, exchange or payment, if surrendered to any Person other than the Trustee, shall be delivered to the Trustee. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation. Subject to Sections 2.7 and 2.16 hereof, the Issuers may not issue new Notes to replace Notes that they have redeemed or paid or that have been delivered to the Trustee for cancellation. All cancelled Notes held by the Trustee shall be disposed of in accordance with its customary practice.

Section 2.12     Defaulted Interest. If the Issuers default in a payment of interest on the Notes, they shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, which date shall be the earliest practicable date but in all events at least five (5) Business Days prior to the payment date, in each case at the rate provided in the Notes and in Section 4.1 hereof. The Issuers shall fix or cause to be fixed each such special record date and payment date and shall promptly thereafter notify the Trustee of any such date. At least 15 days before the special record date, the Issuers (or the Trustee, in the name and at the expense of the Issuers) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid. The Trustee shall have no duty whatsoever to determine whether any defaulted interest is payable or the amount thereof.

Section 2.13     Computation of Interest. Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

Section 2.14     CUSIP and ISIN Numbers. The Issuers in issuing the Notes may use “CUSIP” and “ISIN” numbers, and, if they do so, the Trustee shall use the CUSIP and/or ISIN number in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of such numbers printed in the notice or on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption or exchange shall not be affected by any defect in or omission of such numbers. The Issuers shall promptly notify the Trustee in writing of any change in the CUSIP number and ISIN number.

Section 2.15      Transfer and Exchange.

(a)            The following provisions shall apply with respect to any proposed transfer of a Rule 144A Global Note or an Institutional Accredited Investor Note prior to the date which is six months after (assuming at the time of transfer the Issuers are in compliance with the public information requirements of Rule 144(c) under the Securities Act and, if not, one year after) the later of the date of its original issue, the original issue date of any Additional Notes and the last date on which the an Issuer or any Affiliate of the Issuers was the owner of such securities (or any predecessor thereto) (the “Resale Restriction Termination Date”):

(1)            a transfer of a Rule 144A Global Note or an Institutional Accredited Investor Note or a beneficial interest therein to a QIB shall be made upon the representation of the transferee, in the form of assignment as set forth on the reverse of the Note, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuers as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A;

(2)            a transfer of a Rule 144A Global Note or an Institutional Accredited Investor Note or a beneficial interest therein to an IAI shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth under Exhibit D from the proposed transferee and, if requested by the Issuers or the Trustee, the delivery of an Opinion of Counsel, certification and/or other information satisfactory to each of them; and

(3)            a transfer of a Rule 144A Global Note or an Institutional Accredited Investor Note or a beneficial interest therein to a non-U.S. person shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth under Exhibit C from the proposed transferor and, if requested by the Issuers or the Trustee, the delivery of an Opinion of Counsel, certification and/or other information satisfactory to each of them.

After the Resale Restriction Termination Date, interests in a Rule 144A Global Note or an Institutional Accredited Investor Note may be transferred in accordance with applicable law without requiring the certifications set forth under Exhibit C or Exhibit D or any additional certification.

(b)           The following provisions shall apply with respect to any proposed transfer of a Regulation S Note prior to the date which is forty days after the later of the Issue Date, the closing date of the issuance of any Additional Notes and when the Notes or any predecessor of the Notes are first offered to Persons other than distributors (as defined in Rule 902 of Regulation S) in reliance on Regulation S (the “Restricted Period”):

(1)            a transfer of a Regulation S Note or a beneficial interest therein to a QIB shall be made upon the representation of the transferee, in the form of assignment as set forth on the reverse of the Note, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuers as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A;

(2)            a transfer of a Regulation S Note or a beneficial interest therein to an IAI shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth under Exhibit D from the proposed transferee and, if requested by the Issuers or the Trustee, the delivery of an Opinion of Counsel, certification and/or other information satisfactory to each of them; and

(3)            a transfer of a Regulation S Note or a beneficial interest therein to a non-U.S. person shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth under Exhibit C hereof from the proposed transferor and, if requested by the Issuers or the Trustee, delivery of an Opinion of Counsel, certification and/or other information satisfactory to each of them.

After the expiration of the Restricted Period, interests in the Regulation S Note may be transferred in accordance with applicable law without requiring the certifications set forth under Exhibit C or Exhibit D or any additional certification.

(c)            In the event that a Global Note is exchanged for Notes in certificated, registered form pursuant to Section 2.6 hereof, such Notes may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of clauses (a) and (b) of this Section 2.15 above (including the certification requirements intended to ensure that such transfers comply with Rule 144A or Regulation S, as the case may be) and such other procedures as may from time to time be adopted by the Issuers and notified to the Trustee in writing.

(d)            Restricted Notes Legend. Upon the transfer, exchange or replacement of Notes not bearing the Restricted Notes Legend, the Registrar shall deliver Notes that do not bear the Restricted Notes Legend. Upon the transfer, exchange or replacement of Notes bearing the Restricted Notes Legend, the Registrar shall deliver only Notes that bear the Restricted Notes Legend unless there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Issuers to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

(e)            Regulation S Legend. Upon the transfer, exchange or replacement of Notes not bearing the Regulation S Legend, the Registrar shall deliver Notes that do not bear the Regulation S Legend. Upon the transfer, exchange or replacement of Notes bearing the Regulation S Legend, the Registrar shall deliver only Notes that bear the Regulation S Legend unless there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Issuers to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

(f)            General. By its acceptance of any Note bearing the Restricted Notes Legend or the Regulation S Legend, as applicable, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Restricted Notes Legend or the Regulation S Legend, as applicable, and agrees that it shall transfer such Note only as provided in this Indenture. A transfer of a beneficial interest in a Global Note that does not involve an exchange of such interest for a certificated Note or a beneficial interest in another Global Note shall be subject to compliance with applicable law and the applicable procedures of the Depositary but is not subject to any procedure required by this Indenture.

In connection with any proposed transfer pursuant to Regulation S or pursuant to any other available exemption from the registration requirements of the Securities Act (other than pursuant to Rule 144A), the Issuers may require the delivery of an Opinion of Counsel, other certifications or other information satisfactory to the Issuers.

The Registrar shall retain copies of all letters, notices and other written communications received pursuant to this Section 2.15.

Section 2.16        Issuance of Additional Notes. The Issuers shall be entitled to issue Additional Notes in an unlimited aggregate principal amount under this Indenture that shall have identical terms as the Initial Notes, other than with respect to the date of issuance, issue price, first interest payment date applicable thereto, first date from which interest shall accrue, transfer restrictions, any registration rights agreement and additional interest with respect thereto; provided that such issuance is not prohibited by the terms of this Indenture, including Section 4.9 hereof and provided, further, that if any Additional Notes are not fungible with the existing Notes for U.S. federal income tax purposes, as determined by the Issuers, such Additional Notes shall have a separate CUSIP number and ISIN. The Initial Notes and any Additional Notes shall be treated as a single class for all purposes under this Indenture.

With respect to any Additional Notes, the Issuers shall set forth in an Officers’ Certificate, a copy of which shall be delivered to the Trustee, the following information:

(1)            the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;

(2)            the issue price, the issue date, the CUSIP and/or ISIN number of such Additional Notes, the first interest payment date and the amount of interest payable on such first interest payment date applicable thereto and the date from which interest shall accrue;

(3)            whether such Additional Notes shall be Transfer Restricted Notes; and

(4)            that such issuance is not prohibited by this Indenture.

The Trustee shall, upon receipt of the Officers’ Certificate and an Authentication Order, authenticate the Additional Notes in accordance with the provisions of Section 2.2 of this Indenture.

ARTICLE 3.
REDEMPTION AND PREPAYMENT

Section 3.1          Notices to Trustee. If the Issuers elect to redeem Notes pursuant to the optional redemption provisions of Section 3.7 hereof, they shall furnish to the Trustee, at least three Business Days (or such shorter period as is acceptable to the Trustee) before sending a notice of such redemption, an Officers’ Certificate setting forth the (i) the paragraph of the Notes and/or section of this Indenture pursuant to which the redemption shall occur, (ii) redemption date (which, in the case of a redemption subject to conditions, may be subject to extension until such conditions are satisfied), (iii) principal amount of Notes to be redeemed and (iv) the redemption price or the method for determining the redemption price.

Section 3.2          Selection of Notes to Be Redeemed. In the event that less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes (or portions of Notes) to be redeemed among the Holders in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not then listed on any national securities exchange, on a pro rata basis or by lot (except that any Notes represented by a Global Note shall be selected in accordance with the applicable procedures and requirements of DTC); provided, however, that no Notes of $2,000 in principal amount or less shall be redeemed in part.

Section 3.3          Notice of Redemption. The Issuers shall mail or cause to be mailed (in each case sent by first class mail) in accordance with Section 11.1 hereof and, in the case of Global Notes given in accordance with DTC procedures, a notice of redemption pursuant to Section 3.7 hereof to each Holder whose Notes are to be redeemed at its registered address (with a copy to the Trustee), at least 10 days but not more than 60 days before the expected redemption date (except that notices may be delivered more than 60 days before a redemption date if the notice is issued in accordance with Article VIII).

The notice shall identify the Notes to be redeemed (including the name of the Notes, the series, “CUSIP” numbers and corresponding “ISINs”, if applicable, interest rate, maturity date and, if known, certificate numbers) and shall state:

(1)            the redemption date (which, in the case of a redemption subject to conditions, may be subject to extension until such conditions are satisfied);

(2)            the redemption price (or the method by which it is to be determined);

(3)            if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note (or appropriate adjustments to the amount and beneficial interests in a Global Note shall be made, as appropriate);

(4)            the name and address of the Paying Agent;

(5)            that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(6)            that, unless the Issuers default in making such redemption payment, interest, if any, on Notes called for redemption ceases to accrue on and after the redemption date;

(7)            the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;

(8)            that no representation is made as to the correctness or accuracy of the CUSIP number and ISIN number, if any, listed in such notice or printed on the Notes; and

(9)            any conditions precedent to such redemption.

At the Issuers’ written request, the Trustee shall give the notice of redemption in the Issuers’ name and at the Issuers’ expense; provided, however, that the Issuers shall have delivered to the Trustee, at least five Business Days prior to the date of the giving of the notice of redemption (or such shorter period as is acceptable to the Trustee), an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in the notice as provided in the preceding paragraph. The notice sent in the manner herein provided shall be deemed to have been duly given whether or not the Holder receives such notice. In any case, failure to give such notice or any defect in the notice to the Holder of any Note shall not affect the validity of the proceeding for the redemption of any other Note.

Section 3.4          Effect of Notice of Redemption. Subject to the next paragraph, once notice of redemption is delivered in accordance with Section 3.3 hereof, Notes called for redemption become due and payable on the redemption date at the applicable redemption price.

Any redemption notice may, at the Issuers’ discretion, be subject to one or more conditions precedent, including, but not limited to, completion of a financing or other transaction or event. In addition, if such redemption is subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition and, if applicable, shall state that, in the Issuers’ discretion, the redemption date may be delayed until such time (including more than 60 days after the date the notice of redemption was mailed or delivered, including by electronic transmission) as any or all such conditions shall be satisfied (or waived by the Issuers in their sole discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the redemption date, or by the redemption date as so delayed. The Issuers shall provide written notice of the satisfaction or waiver of such conditions, the delay of such redemption date or the rescission of such notice of redemption to the Trustee no later than the redemption date, and upon receipt the Trustee shall provide such notice to each Holder of the Notes in the same manner in which the notice of redemption was given.

Section 3.5          Deposit of Redemption Price. On or before 11:00 a.m. (New York City time) on the redemption date, the Issuers shall deposit with the Trustee or with the Paying Agent (if other than the Issuers or an Affiliate of the Issuers) money sufficient to pay the redemption price, together with accrued and unpaid interest, if any, to the applicable redemption date on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Issuers any money deposited with the Trustee or the Paying Agent by the Issuers in excess of the amounts necessary to pay the redemption price and accrued and unpaid interest, if any, to but not including the applicable redemption date on all Notes to be redeemed.

If the Issuers have deposited with the Trustee or Paying Agent money sufficient to pay the redemption price of, and unpaid and accrued interest, if any, on, all Notes to be redeemed, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption (regardless of whether certificates for such securities are actually surrendered). If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Issuers to comply with the preceding paragraph, interest shall be paid on the unpaid principal from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case, at the rate provided in the Notes and in Section 4.1 hereof.

Section 3.6          Notes Redeemed in Part. Upon surrender and cancellation of a Note that is redeemed in part, the Issuers shall issue and, upon receipt of an Authentication Order, the Trustee shall authenticate for the Holder at the expense of the Issuers a new Note equal in principal amount to the unredeemed portion of the Note surrendered and canceled; provided that each such new Note shall be in a principal amount of $2,000 or integral multiples of $1,000 in excess thereof.

Section 3.7          Optional Redemption.

(a)           The Notes shall be redeemable, at the option of the Issuers, in whole at any time or in part from time to time, in each case prior to June 30, 2028, which is three months prior to the stated maturity date of the Notes (the “Par Call Date”), for cash, at a redemption price equal to the greater of (i) 101% of the principal amount of the Notes to be redeemed or (ii) an amount equal to the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed that would be due if the Notes matured on the Par Call Date (exclusive of unpaid interest accrued to, but not including, the date of redemption) discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points, plus, in each case, unpaid interest, if any, accrued to, but not including, the date of redemption (“Applicable Premium”). Calculation of the redemption price shall be made by the Issuers or on behalf of the Issuers by such Person as the Issuers shall designate; provided that such calculation or the correctness thereof shall not be a duty or obligation of the Trustee.

(b)           In addition, at any time on or after the Par Call Date, the Notes shall be redeemable, at the option of the Issuers, in whole at any time or in part from time to time, for cash, at a redemption price equal to 100% of the aggregate principal amount of the Notes to be redeemed, plus unpaid interest, if any, accrued to, but not including, the date of redemption.

(c)           At any time, in connection with any tender offer for the Notes, including a Change of Control Offer, if Holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in such tender offer and the Issuers, or any third party making such tender offer in lieu of the Issuers, purchases all of the Notes validly tendered and not withdrawn by such Holders, the Issuers shall have the right upon not less than 10 nor more than 60 days’ prior notice, given not more than 15 days following such purchase date, to redeem all Notes that remain outstanding following such purchase at a redemption price equal to the price paid to each other Holder in such tender offer (provided such redemption price shall not be less than par) plus, to the extent not included in the tender offer payment, accrued and unpaid interest, if any, thereon, to, but excluding, the date of such redemption.

(d)           Nothing herein shall limit the ability of the Issuers or their Affiliates to purchase or acquire Notes in open market purchases, tender or exchange offers or other negotiated transactions.

ARTICLE 4.
COVENANTS

Section 4.1          Payment of Notes.

(a)           The Issuers shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid for all purposes hereunder on the date the Trustee or the Paying Agent (if other than the Issuers or a Subsidiary thereof) holds, as of 11:00 a.m. (New York City time) on the relevant payment date, U.S. dollars deposited by the Issuers in immediately available funds and designated for and sufficient to pay all such principal, premium, if any, and interest then due.

(b)           The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to the then applicable interest rate on the Notes to the extent lawful; they shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period), at the same rate to the extent lawful.

Section 4.2          Maintenance of Office or Agency.

(a)            The Issuers shall maintain an office or agency in the United States where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuers and the Subsidiary Guarantors in respect of the Notes and this Indenture may be served. The Issuers shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

(b)           The Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Issuers of their obligation to maintain an office or agency in the United States for such purposes. The Issuers shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

(c)            The Issuers hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Issuers in accordance with Section 2.3 hereof.

Section 4.3          Provision of Financial Information.

(a)            Whether or not the Parent is then required to file reports with the SEC, the Parent shall file with the SEC all such reports and other information as it would be required to file with the SEC by Sections 13(a) or 15(d) under the Exchange Act if it was subject thereto; provided, however, that, if filing such documents by Parent with the SEC is not permitted under the Exchange Act, the Parent shall, within 15 days after the time Parent would be required to file such information with the SEC if it were subject to Section 13 or 15(d) under the Exchange Act, provide such documents and reports to the Trustee and upon written request supply copies of such documents and reports to any Holder, prospective Holder or securities analyst and shall post such documents and reports on the Parent’s public website. The Parent shall supply the Trustee and each Holder or shall supply to the Trustee for forwarding to each such Holder, without cost to such Holder, copies of such reports and other information. Delivery of such information, documents and reports to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuers’ and their Restricted Subsidiaries’ compliance with any of the covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates). The Trustee shall have no duty to monitor whether any such filings on the Electronic Data Gathering, Analysis, and Retrieval system (“EDGAR”) have been made. The Trustee shall have no duty to review or analyze reports, information and documents delivered to it. Additionally, the Trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, the Parent’s compliance with the covenants or with respect to any reports or other documents posted on Parent’s public website, or participate on any conference calls.

(b)           So long as permitted by the SEC, at any time that either (x) one or more Subsidiaries of the Parent is an Unrestricted Subsidiary or (y) the Parent holds directly any material assets (including Capital Stock) other than the Capital Stock of its Restricted Subsidiaries, then the quarterly and annual financial information required by this covenant shall include a reasonably detailed presentation, either in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” or any other comparable section, of the financial condition and results of operations of the Issuers and their Restricted Subsidiaries separate from the financial condition and results of operations of such Unrestricted Subsidiaries and other material assets of the Issuers.

(c)           The Parent shall also, within a reasonably prompt period of time following the disclosure of the annual and quarterly information required above, conduct a conference call with respect to such information and results of operations for the relevant reporting period. No fewer than three Business Days prior to the date of the conference call required to be held in accordance with the preceding sentence, the Parent shall issue a press release to the appropriate internationally recognized wire services announcing the date that such information shall be available and the time and date of such conference call.

(d)           For the avoidance of doubt, to the extent any information is not provided within the time periods specified in this Section 4.3 and such information is subsequently provided, the Parent shall be deemed to have satisfied its obligations with respect thereto at such time and any Default with respect thereto shall be deemed to have been cured.

Section 4.4          Compliance Certificate.

(a)            The Issuers shall deliver to the Trustee, within 120 days after the end of each fiscal year beginning with the fiscal year ending December 31, 2021, an Officers’ Certificate stating that a review of the activities of the Issuers and their Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether each has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that, to his or her knowledge, each entity has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Issuers are taking or proposes to take with respect thereto).

(b)           The Issuers shall, so long as any of the Notes are outstanding, deliver to the Trustee, within 30 days after any Officer becomes aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Issuers are taking or propose to take with respect thereto.

Section 4.5          Reserved.

Section 4.6          Stay, Extension and Usury Laws. Each Issuer and each of the Subsidiary Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture, and the Issuers and each of the Subsidiary Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.7          Limitation on Restricted Payments.

(a)           Parent shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1)            declare or pay any dividend or make any distribution on or with respect to Capital Stock of Parent or any Restricted Subsidiary of Parent held by Persons other than Parent or any of its Restricted Subsidiaries, other than:

(i)            dividends or distributions payable solely in shares of its Capital Stock (other than Disqualified Stock) of Parent or in options, warrants or other rights to acquire shares of such Capital Stock

(ii)            pro rata dividends or other distributions made by a Restricted Subsidiary of Parent that is not Wholly Owned to minority stockholders (or owners of equivalent interests in the event such Subsidiary is not a corporation);

(2)            purchase, redeem, retire or otherwise acquire for value any shares of Capital Stock of Parent (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Person (other than a Restricted Subsidiary of Parent);

(3)            make any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance, or other acquisition or retirement for value of Subordinated Indebtedness of an Issuer or any Subsidiary Guarantor, in each case, excluding (i) any intercompany Indebtedness between or among the Issuers or any of their Restricted Subsidiaries and (ii) the payment, purchase, redemption, defeasance, acquisition or retirement (collectively, a “purchase”) of Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such payment, purchase, redemption, defeasance, acquisition or retirement; or

(4)            make an Investment, other than a Permitted Investment, in any Person (such payments or any other actions described in clauses (1) through (4) above being collectively “Restricted Payments”) if, at the time of, and after giving effect to, the proposed Restricted Payment:

(A)          a Default or Event of Default shall have occurred and be continuing;

(B)            the Issuers could not Incur at least $1.00 of Indebtedness under both paragraphs (a) and (c) of Section 4.9 hereof, or

(C)            the aggregate amount of all Restricted Payments (the amount, if other than in cash, to be determined in good faith by the Board of Directors of the Issuers, whose determination shall be conclusive and evidenced by a Board Resolution) made after the Issue Date shall exceed the sum of, without duplication:

(i)            95% of the aggregate amount of the Adjusted Funds From Operations (or, if the Adjusted Funds From Operations is a loss, minus 100% of the amount of such loss) accrued on a cumulative basis during the period (taken as one accounting period) beginning July 1, 2021 and ending on the last day of the last fiscal quarter preceding the Transaction Date for which reports have been filed with the SEC or provided to the Trustee pursuant to Section 4.3 hereof, plus

(ii)           100% of the aggregate Net Cash Proceeds received by the Issuers after the Issue Date from the issuance and sale of Parent’s Capital Stock (other than Disqualified Stock) to a Person who is not a Subsidiary of the Parent, including from an issuance or sale permitted by this Indenture of Indebtedness or Disqualified Stock of the Parent or any of its Restricted Subsidiaries for cash subsequent to the Issue Date upon the conversion of such Indebtedness or Disqualified Stock into Capital Stock (other than Disqualified Stock) of Parent, or from the issuance to a Person who is not a Subsidiary of the Parent of any options, warrants or other rights to acquire Capital Stock of Parent (in each case, exclusive of any Disqualified Stock or any options, warrants or other rights that are redeemable at the option of the holder for cash, Disqualified Stock or Indebtedness, or are required to be redeemed, prior to the Stated Maturity of the Notes), plus

(iii)          100% of (x) the aggregate net cash proceeds and (y) the fair market value of other property, in any such case, received by means of the sale or other disposition (other than to the Issuers or a Restricted Subsidiary) of Restricted Investments made by the Issuers or a Restricted Subsidiary and repurchases and redemptions of such Restricted Investments from the Issuers or a Restricted Subsidiary (other than by the Issuers or a Restricted Subsidiary) and repayments of loans or advances that constitute Restricted Investments made by the Issuers or a Restricted Subsidiary, in each case after the Issue Date (except, in each case, to the extent any such payment or proceeds are included in the calculation of Adjusted Funds From Operations), plus

(iv)          in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary or the merger, amalgamation or consolidation of an Unrestricted Subsidiary into one of the Issuers or a Restricted Subsidiary or the transfer of all or substantially all of the assets of an Unrestricted Subsidiary to one of the Issuers or a Restricted Subsidiary after the Issue Date, the fair market value, as determined in good faith by the Parent of the Investment in such Unrestricted Subsidiary or the assets transferred at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary or at the time of such merger, amalgamation, consolidation or transfer of assets (other than to the extent the Investment in such Unrestricted Subsidiary constituted a Permitted Investment), not to exceed, in each case, the amount of Investments previously made by the Issuers and their Restricted Subsidiaries in such Unrestricted Subsidiary and treated as a Restricted Payment, plus

(v)           the fair market value of non-cash tangible assets or Capital Stock representing interests in Persons (other than of the Parent) acquired in exchange for an issuance of Capital Stock (other than Disqualified Stock or Capital Stock issued in exchange for Capital Stock of the Parent utilized pursuant to clauses (3) or (4) of paragraph (b) of this Section 4.7) of the Parent, in each case, subsequent to the Issue Date, plus

(vi)          without duplication, in the event the Issuers or any Restricted Subsidiary makes any Investment in a Person that, as a result of or in connection with such Investment, becomes a Restricted Subsidiary, an amount not to exceed the amount of Investments previously made by the Issuers and the Restricted Subsidiaries in such Person that was treated as a Restricted Payment.

(b)           Notwithstanding the foregoing, Section 4.7(a) shall not prohibit:

(1)            the declaration or payment of any dividend, the making of any distribution or the taking of any other action by the Parent or any Restricted Subsidiary of the Parent (that would have otherwise been a Restricted Payment) that the Parent believes in good faith is necessary (i) to maintain the Parent’s status as a real estate investment trust under the Code or (ii) avoid any excise tax or any income tax imposed on Parent, in each case including, but not limited to, pro rata dividends or other distributions by Opco to minority unitholders as a result of a distribution from Opco to Parent for the purpose of funding any such dividend, distribution or other action);

(2)            the payment of any dividend or distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration thereof or the giving of a redemption notice related thereto, as the case may be, if, at said date of declaration or notice, such payment would comply with the foregoing paragraph;

(3)            the payment, redemption, repurchase, defeasance or other acquisition or retirement for value of Subordinated Indebtedness, including premium, if any, and accrued and unpaid interest, with the proceeds of, or in exchange for, Indebtedness Incurred under paragraphs (a), (b) and (c) or clause (13) of paragraph (d) of Section 4.9 hereof;

(4)            (a) the making of any Restricted Payment in exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of Opco or the Parent (other than any Disqualified Stock or any Capital Stock sold to an Issuer or a Restricted Subsidiary or to an employee stock ownership plan or any trust established by the Parent or any of its Subsidiaries) or from substantially concurrent contributions to the equity capital of the Parent or Opco (other than from the Parent) (collectively, including any such contributions, “Refunding Capital Stock”) (with any sale or contribution within 90 days deemed as substantially concurrent); and (b) the declaration and payment of accrued dividends on any Capital Stock redeemed, repurchased, retired, defeased or acquired out of the proceeds of the sale of Refunding Capital Stock within 90 days of such sale; provided, that the amount of any such proceeds or contributions that are utilized for any Restricted Payment pursuant to this clause (4) shall be excluded from the amount described in clause (4)(C) of paragraph (a) of this Section 4.7;

(5)            the payment, redemption, repurchase, defeasance or other acquisition or retirement for value of Subordinated Indebtedness, including premium, if any, and accrued and unpaid interest with the proceeds of, or in exchange for, an issuance of, shares of Capital Stock (other than Disqualified Stock) of the Parent or Opco (or options, warrants or other rights to acquire such Capital Stock) that occurs within 90 days of such payment, redemption, repurchase, defeasance or other acquisition or retirement for value; provided, that the amount of any such proceeds or contributions that are utilized for any Restricted Payments pursuant to this clause (5) shall be excluded from the amount described in clause (4)(C) of paragraph (a) of this Section 4.7;

(6)            the repurchase, purchase, redemption or other acquisition or retirement for value of any shares of Capital Stock of Parent or Opco held by any current or former officer, director, member, consultant, employee or manager of the Issuers, any of the Restricted Subsidiaries, the Advisor or AR Global or any of their respective affiliates (or any permitted transferees, assigns, estates or heirs of any of the foregoing); provided, however, the aggregate amount paid by the Issuers and the Restricted Subsidiaries pursuant to this clause (6) shall not exceed the greater of (x) $20.0 million and (y) 0.5% of consolidated Adjusted Total Assets of the Issuers and the Restricted Subsidiaries, in any calendar year (excluding for purposes of calculating such amount the amount paid for Capital Stock repurchased, redeemed, acquired or retired with the cash proceeds from the repayment of outstanding loans previously made by an Issuer or a Restricted Subsidiary for the purpose of financing the acquisition of such Capital Stock), with unused amounts in any calendar year being carried over to the next three succeeding calendar years, provided that the maximum amount paid pursuant to this clause (6), including all carried over amounts, shall not exceed $60.0 million in any calendar year (subject to the following proviso); provided further, that such amount in any calendar year may be increased by an amount not to exceed (A) the Net Cash Proceeds from the sale of Capital Stock (other than Disqualified Stock) of the Parent to current or former officers, directors, members, consultants, employees or managers of the Issuers or any of their Restricted Subsidiaries, the Advisor or AR Global or any of their respective affiliates that occurs after the Issue Date, to the extent such proceeds (i) have not otherwise been and are not thereafter applied to the payment of any other Restricted Payment or (ii) are not attributable to loans made by an Issuer or a Restricted Subsidiary thereof for the purpose of financing the acquisition of such Capital Stock, plus (B) the cash proceeds of key man life insurance policies received by the Issuers and their Restricted Subsidiaries after the Issue Date, less (C) the amount of any Restricted Payments previously made pursuant to clauses (A) and (B) of this clause (6); provided further, however, that cancellation of Indebtedness owing to an Issuer or any Restricted Subsidiary from current or former officers, directors, members, consultants, employees or managers (or any permitted transferees, assigns, estates or heirs of any of the foregoing) of the Issuers, any of their Restricted Subsidiaries, the Advisor or AR Global or any of their respective affiliates in connection with a repurchase of Capital Stock of the Parent shall not be deemed to constitute a Restricted Payment for purposes of this Indenture;

(7)            payments made or expected to be made by the Issuers or any Restricted Subsidiary, in each case, in respect of withholding or similar taxes payable upon exercise of Capital Stock by any future, present or former employee, director, officer, member, manager or consultant of the Issuers, any of the Restricted Subsidiaries, the Advisor or AR Global or any of their respective affiliates (or any permitted transferees, assigns, estates or heirs of any of the foregoing) and any repurchases of Capital Stock deemed to occur upon exercise of stock options or warrants if such Capital Stock represents a portion of the exercise price of such options or warrants or required withholding or similar taxes and cashless repurchases of Capital Stock deemed to occur upon exercise of stock options or warrants if such Capital Stock represent a portion of the exercise price of such options or warrants;

(8)            the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness or Preferred Stock of any Issuer or Restricted Subsidiary pursuant to the provisions similar to those described under Sections 4.10 and 4.13 hereof; provided that all Notes validly tendered by Holders in connection with a Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed, acquired or retired for value;

(9)            payments or distributions to dissenting holders of limited partnership units of Opco or stockholders of Parent pursuant to applicable law pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of this Indenture described under Section 5.1 hereof;

(10)          the payment of cash in lieu of the issuance of fractional shares of Capital Stock upon exercise or conversion of securities exercisable or convertible into Capital Stock of the Parent;

(11)          additional Restricted Payments so long as, after giving pro forma effect thereto (including any incurrence and/or repayment of Indebtedness in connection therewith), the Consolidated Net Leverage Ratio is less than or equal to 5.5 to 1.00 as of the last day of the most recent fiscal quarter or year; or

(12)          additional Restricted Payments in an aggregate amount not to exceed the greater of (x) $125.0 million and (y) 3.0% of consolidated Adjusted Total Assets of the Issuers and the Restricted Subsidiaries at any time outstanding;

provided, however, that in the case of clauses (6), (11) and (12), no Default and no Event of Default shall have occurred and be continuing or occur as a direct consequence of the actions or payments set forth therein.

(c)            The net amount of any Restricted Payment permitted pursuant to clauses (1) and (2) of paragraph (b) of this Section 4.7 (adjusted to avoid double counting) shall be included in calculating whether the conditions of clause (4)(C) of paragraph (a) of this Section 4.7 have been met with respect to any subsequent Restricted Payments. The net amount of any Restricted Payment permitted pursuant to clauses (3) through (12) of paragraph (b) of this Section 4.7 shall be excluded in calculating whether the conditions of clause (4)(C) of paragraph (a) of this Section 4.7 have been met with respect to any subsequent Restricted Payments. The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued to or by the Issuers or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.

(d)           For purposes of determining compliance with this Section 4.7, in the event that a payment or other action meets the criteria of more than one of the exceptions described in clauses (1) through (12) of paragraph (b) of this Section 4.7, or is permitted to be made pursuant to paragraph (a) of this Section 4.7 (including by virtue of qualifying as Permitted Investment), the Issuers shall be permitted to classify such payment or other action on the date of its occurrence in any manner that complies with this Section 4.7. Payments or other actions permitted by this Section 4.7 need not be permitted solely by reference to one provision permitting such payment or other action but may be permitted in part by one such provision and in part by one or more other provisions of this Section 4.7 permitting such payment or other action (including pursuant to any section of the definition of “Permitted Investment”).

For purposes of determining compliance with any Dollar-denominated restriction on Restricted Payments denominated in a foreign currency, the Dollar-equivalent amount of such Restricted Payment shall be calculated based the relevant currency exchange rate in effect on the date such Restricted Payment was made.

Section 4.8          Limitation on Dividend and Other Restrictions Affecting Restricted Subsidiaries.

(a)            The Issuers shall not, and shall not permit any Restricted Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Restricted Subsidiary to:

(1)            pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary owned by an Issuer or any of its Restricted Subsidiaries;

(2)            pay any Indebtedness owed to an Issuer or any other Restricted Subsidiary;

(3)            make loans or advances to an Issuer or any other Restricted Subsidiary; or

(4)            transfer its property or assets to an Issuer or any other Restricted Subsidiary.

(b)           The foregoing provisions shall not restrict any encumbrances or restrictions:

(1)            existing under, by reason of or with respect to, this Indenture, the Credit Agreement and any other agreement in effect on the Issue Date as in effect on the Issue Date, and any amendments, modifications, restatements, extensions, increases, supplements, refundings, refinancing, renewals or replacements of such agreements; provided, however, that the encumbrances and restrictions in any such amendments, modifications, restatements, extensions, increases, supplements, refundings, refinancing, renewals or replacements are not materially more restrictive, taken as a whole, than those in effect on the Issue Date;

(2)            existing under, by reason of or with respect to any other Indebtedness of the Issuers or their Restricted Subsidiaries permitted under this Indenture; provided, however, that the Issuers have determined in good faith that the encumbrances and restrictions contained in the agreement or agreements governing the other Indebtedness are not materially more restrictive, taken as a whole, than those contained in customary comparable financings and shall not impair in any material respect the Issuers’ and Subsidiary Guarantors’ ability to make payments on the Notes and Note Guarantees thereof when due;

(3)            existing with respect to any Person (including Indebtedness or Capital Stock of such Person) or the property or assets of such Person acquired by an Issuer or any Restricted Subsidiary (including by merger or consolidation), existing at the time of such acquisition and not incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired and any amendments, modifications, restatements, extensions, increases, supplements, refundings, refinancing, renewals or replacements thereof; provided, however, that the encumbrances and restrictions in any such amendments, modifications, restatements, extensions, increases, supplements, refundings, refinancing, renewals or replacements are entered into in the ordinary course of business or are not materially more restrictive, taken as a whole, than those contained in the instruments or agreements with respect to such Person or its property or assets as in effect on the date of such acquisition;

(4)            existing under, by reason of or with respect to provisions in joint venture, operating or similar agreements;

(5)            in the case of clause (a)(4) of this Section 4.8:

(A)            that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset,

(B)            existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of an Issuer or any Restricted Subsidiary not otherwise prohibited by this Indenture,

(C)            existing under, by reason of or with respect to (i) purchase money obligations for property acquired in the ordinary course of business or (ii) capital leases or operating leases that impose encumbrances or restrictions on the property so acquired or covered thereby, or

(D)            arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of an Issuer or any Restricted Subsidiary in any manner material to an Issuer and its Restricted Subsidiaries taken as a whole;

(6)            any encumbrance or restriction with respect to a Restricted Subsidiary that was previously an Unrestricted Subsidiary pursuant to or by reason of an agreement that such Subsidiary is a party to or entered into before the date on which such Subsidiary became a Restricted Subsidiary; provided that such agreement was not entered into in anticipation of an Unrestricted Subsidiary becoming a Restricted Subsidiary and any such encumbrance or restriction does not extend to any assets or property of the Issuers or any other Restricted Subsidiary other than the assets and property of such Subsidiary;

(7)            with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of the Capital Stock of, or property and assets of, such Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending the closing of such sale or other disposition; or

(8)            encumbrances or restrictions existing under or by reason of applicable law, rule, regulation, order, decree, approval, license, permit or other accreditation of, or agreement with, any governmental or regulatory authorities with respect to assets located in or under their jurisdiction.

(c)            Nothing contained in this Section 4.8 shall prevent an Issuer or any Restricted Subsidiary from restricting the sale or other disposition of property or assets of an Issuer or any of its Restricted Subsidiaries that secure Indebtedness of the Issuers or any of their Restricted Subsidiaries. For purposes of determining compliance with this Section 4.8, (1) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to distributions being paid on common stock shall not be deemed a restriction on the ability to make distributions on Capital Stock, and (2) the subordination of loans or advances made to a Restricted Subsidiary to other Indebtedness incurred by such Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances.

Section 4.9          Limitation on Debt.

(a)            The Issuers shall not and shall not permit any of the Restricted Subsidiaries to Incur any Indebtedness (including Acquired Indebtedness) if, immediately after giving effect to the Incurrence of such additional Indebtedness and the receipt and application of the proceeds therefrom, the aggregate principal amount of all outstanding Indebtedness of the Issuers and the Restricted Subsidiaries on a consolidated basis would be greater than 60% of consolidated Adjusted Total Assets of the Issuers and the Restricted Subsidiaries.

(b)           The Issuers shall not, and shall not permit any of the Restricted Subsidiaries to, Incur any Secured Indebtedness (including Acquired Indebtedness that is Secured Indebtedness) if, immediately after giving effect to the Incurrence of such additional Secured Indebtedness and the receipt and application of the proceeds therefrom, the aggregate principal amount of all outstanding Secured Indebtedness of the Issuers and the Restricted Subsidiaries on a consolidated basis would be greater than 45% of consolidated Adjusted Total Assets of the Issuers and the Restricted Subsidiaries.

(c)            The Issuers shall not, and shall not permit any of the Restricted Subsidiaries to Incur any Indebtedness (including Acquired Indebtedness); provided, however, that the Issuers or any of the Restricted Subsidiaries may Incur Indebtedness (including Acquired Indebtedness) if, after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the Interest Coverage Ratio of the Issuers and the Restricted Subsidiaries on a consolidated basis would be at least 2.0 to 1.0.

(d)           Notwithstanding paragraph (a), (b) or (c) above, the Issuers or any of the Restricted Subsidiaries (except as specified below) may Incur each and all of the following:

(1)            Indebtedness of the Issuers or any of the Restricted Subsidiaries outstanding under any Credit Facility at any time in an aggregate principal amount not to exceed the greater of (x) $1.35 billion and (y) 30% of consolidated Adjusted Total Assets of the Issuers and the Restricted Subsidiaries; provided, however, that any Permitted Refinancing Indebtedness incurred under clause (13) below in respect of such Indebtedness shall be deemed to have been incurred under this clause (1) for purposes of determining the amount of Indebtedness that may at any time be incurred under this clause (1);

(2)            Indebtedness of the Issuers or any of the Restricted Subsidiaries owed to:

(i)            any Issuer or Subsidiary Guarantor evidenced by an unsubordinated promissory note, or

(e)         (ii)        any Restricted Subsidiary;

provided, however, that if the any Issuer or Guarantor is an obligor and the payee is not an Issuer or a Guarantor, the Indebtedness is subordinated in right of payment to the amounts due under the Notes, in the case of an Issuer, or the Note Guarantee, in the case of a Guarantor; provided further that any event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary of the Issuers or any subsequent transfer of such Indebtedness (other than to the Issuers or any other Restricted Subsidiary of the Issuers) shall be deemed, in each case, to constitute an Incurrence of such Indebtedness not permitted by this clause (2);

(1)            Indebtedness of the Issuers or any of their Restricted Subsidiaries under Currency Agreements and Interest Rate Agreements; provided that such agreements (i) are designed solely to protect the Issuers or any of their Restricted Subsidiaries against fluctuations in foreign currency exchange rates or interest rates (whether fluctuations of fixed to floating rate interest or floating to fixed rate interest) and (ii) do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder;

(2)            Indebtedness of the Issuers or any of the Subsidiary Guarantors, to the extent the net proceeds thereof are promptly:

(i)             used to purchase Notes tendered in a Change of Control Offer made as a result of a Change in Control,

(ii)            used to redeem all the Notes as described under Article III hereof,

(iii)           deposited to defease the Notes as described below under Section 8.2 hereof, or

(iv)          deposited to discharge the obligations under the Notes and this Indenture as described under Section 8.1 hereof;

(3)            (i) Guarantees of Indebtedness of an Issuer or any Subsidiary Guarantor by any Restricted Subsidiary, provided the guarantee of such Indebtedness is permitted by and made in accordance with Section 4.15 hereof, (ii) Guarantees by a Subsidiary Guarantor of any Indebtedness of an Issuer or any other Subsidiary Guarantor, (iii) Guarantees by an Issuer of Indebtedness of any Subsidiary Guarantor or the other Issuer, and (iv) Guarantees by any Restricted Subsidiary that is not Subsidiary Guarantor (other than Opco) of Indebtedness of any other Restricted Subsidiary that is not a Subsidiary Guarantor (other than Opco);

(4)            Indebtedness outstanding on the Issue Date after giving effect to the intended use of proceeds of the Notes (other than Indebtedness outstanding pursuant to clauses (1) and (7) of this paragraph 4.9(d));

(5)            Indebtedness represented by the Notes issued on the Issue Date and the related Note Guarantees;

(6)            Indebtedness consisting of obligations to pay insurance premiums incurred in the ordinary course of business;

(7)            Indebtedness in respect of any bankers’ acceptance, bank guarantees, letter of credit, warehouse receipt or similar facilities, and reinvestment obligations related thereto, entered into in the ordinary course of business;

(8)            Indebtedness in respect of (a) workers’ compensation claims, health, disability or other employee benefits, self-insurance obligations, indemnities, bankers’ acceptances, performance, bid, completion and surety bonds or guarantees and similar types of obligations in the ordinary course of business and including statutory obligations or otherwise under applicable law and including Guarantees by the Issuer and their Restricted Subsidiaries of such Indebtedness incurred by the Advisor or the Property Manager for the benefit of the Issuers and their Restricted Subsidiaries (and amounts reimbursed to the Advisor or the Property Manager for such Indebtedness) and (b) deposits and advance payments received in the ordinary course of business;

(9)            Indebtedness represented by cash management obligations and other obligations in respect of netting services, automatic clearinghouse arrangements, overdraft protections and similar arrangements in each case in connection with deposit accounts and honoring or drawing of an instrument against insufficient funds and endorsements for deposit;

(10)          Indebtedness supported by a letter of credit procured by the Issuers or their Restricted Subsidiaries in a principal amount not in excess of the stated amount of such letter of credit and where the underlying Indebtedness would otherwise be permitted;

(11)          Permitted Refinancing Indebtedness incurred in exchange for, or the net proceeds of which are used to refund, refinance or replace, Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred under the provisions of paragraphs (a), (b) and (c) of this Section 4.9 or clause (1), (4), (6), (7), (8), (14), (15) or (16) of this paragraph (d);

(12)          Indebtedness (including Capitalized Lease Obligations) Incurred by the Issuers or any Restricted Subsidiary within 270 days of the related purchase, lease or improvement, to finance the purchase, lease or improvement of property (real or personal) or equipment used in the business of the Issuers or any Restricted Subsidiary, whether through the direct purchase of assets or the Capital Stock of any Person owning such assets in an aggregate principal amount not to exceed at any one time outstanding the greater of (x) $300.0 million and (y) 7.0% of consolidated Adjusted Total Assets of the Issuers and the Restricted Subsidiaries at any time outstanding provided, however, that any Permitted Refinancing Indebtedness incurred under clause (13) above in respect of such Indebtedness shall be deemed to have been incurred under this clause (14) for purposes of determining the amount of Indebtedness that may at any time be incurred under this clause (14);

(13)          Additional Indebtedness of the Issuers and their Restricted Subsidiaries in aggregate principal amount at any time outstanding not to exceed the greater of (x) $250.0 million and (y) 6.0% of consolidated Adjusted Total Assets of the Issuers and the Restricted Subsidiaries; provided, however, that any Permitted Refinancing Indebtedness incurred under clause (13) above in respect of such Indebtedness shall be deemed to have been incurred under this clause (15) for purposes of determining the amount of Indebtedness that may at any time be incurred under this clause (15); and

(14)          Acquired Indebtedness and any other Indebtedness Incurred to finance a merger, consolidation or other acquisition; provided that immediately after giving effect to the Incurrence of such Acquired Indebtedness and such other Indebtedness, as the case may be, on a pro forma basis (including the receipt and pro forma application of the proceeds therefrom) as if such Incurrence (and the related merger, consolidation or other acquisition) had occurred at the beginning of the applicable Four Quarter Period, (A) either (x) the Issuers and their Restricted Subsidiaries would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to paragraph (a) of this Section 4.10 or (y) the ratio referred to in such paragraph (a) on such pro forma basis would be equal to or less than such ratio immediately prior (and without giving pro forma effect) to such merger, consolidation or other acquisition, (B) either (x) the Issuers and their Restricted Subsidiaries would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to paragraph (b) of this Section 4.9 or (y) the ratio referred to in such paragraph (b) on such pro forma basis would be equal to or less than such ratio immediately prior (and without giving pro forma effect) to such merger, consolidation or other acquisition and (C) either (x) the Issuers and the Subsidiary Guarantors would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to paragraph (c) of this Section 4.9 or (y) the ratio referred to in such paragraph (c) on such pro forma basis would be equal to or greater than such ratio immediately prior (and without giving pro forma effect) to such merger, consolidation or other acquisition.

(f)            Notwithstanding any other provision of this Section 4.9, the maximum amount of Indebtedness that the Issuers or any of the Restricted Subsidiaries may Incur pursuant to this Section 4.9 shall not be deemed to be exceeded, with respect to any outstanding Indebtedness, due solely to the result of fluctuations in the exchange rates of currencies.

(g)           For purposes of determining any particular amount of Indebtedness under this Section 4.9, (i) Indebtedness Incurred and outstanding under the Credit Agreement on or prior to the Issue Date shall be treated as Incurred pursuant to clause (1) of paragraph (d) of this Section 4.9 and may not be reclassified, and (ii) Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included.

(h)           For purposes of determining compliance with this Section 4.9, in the event that an item of Indebtedness meets the criteria of more than one of the categories of permitted Indebtedness described in clauses (1) through (16) of paragraph (d) of this Section 4.19 or is entitled to be incurred pursuant to paragraphs (a), (b) and (c) of this Section 4.9, the Issuers shall, in their sole discretion, be entitled to classify all or a portion of such item of Indebtedness on the date of its incurrence or issuance and determine the order of such incurrence or issuance (and may later reclassify such item of Indebtedness) and may divide and classify such Indebtedness in more than one of the types of Indebtedness described, and, in such event, such item of Indebtedness (or any portion thereof) shall be treated as being incurred or existing pursuant to only such clause or clauses (or any portion thereof) without giving pro forma effect to such item (or portion thereof) when calculating the amount of Indebtedness that may be incurred pursuant to any other clause or paragraph. At any time that the Issuers or the Restricted Subsidiaries would be entitled to have incurred any then outstanding Indebtedness under paragraphs (a), (b) and (c) of this Section 4.9, such Indebtedness shall be automatically reclassified into Indebtedness incurred pursuant to those paragraphs, except as provided in clause (f) of this Section 4.9. Indebtedness permitted by this Section 4.9 need not be permitted solely by reference to one provision permitting such Indebtedness, but may be permitted in part by one such provision and in part by one or more other provisions of this Section 4.9 permitting such Indebtedness. For the avoidance of doubt, the outstanding principal amount of any particular Indebtedness shall be counted only once and any obligations arising under any guarantee, Lien, letter of credit or similar instrument supporting such Indebtedness shall not be double counted.

(i)           For purposes of determining compliance with any Dollar-denominated restriction on the incurrence of Indebtedness, the Dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided, however, that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable Dollar denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced, plus any committed amounts associated therewith (if the Issuers elected to have such commitment deemed to be Incurred at the time of the commitment in accordance with the last paragraph of the definition of “Incur”), the amount of any reasonable premium (including reasonable tender premiums), defeasance costs and any reasonable fees and expenses incurred in connection with the issuance of such new Indebtedness. The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

(j)           The Issuers will not permit any Subsidiary Guarantor to Guarantee, directly or indirectly, any Indebtedness of an Issuer or any Subsidiary Guarantor (“Guaranteed Indebtedness”), unless:

(1)            if the Guaranteed Indebtedness ranks equally in right of payment with the Notes or a Note Guarantee, the Guarantee of such Guaranteed Indebtedness will rank equally with, or subordinate to, the Note Guarantee; or

(2)           if the Guaranteed Indebtedness is subordinate in right of payment to the Notes or a Note Guarantee, the Guarantee of such Guaranteed Indebtedness will be subordinated in right of payment to the Note Guarantee at least to the extent that the Guaranteed Indebtedness is subordinated in right of payment to the Notes or such Note Guarantee.

Section 4.10      Limitation on Asset Sales.

(a)            The Issuers shall not, and shall not permit any of their Restricted Subsidiaries to, consummate any Asset Sale, unless:

(1)            the consideration received by the Issuers or such Restricted Subsidiary (including by way of relief from, or by way of any other Person assuming sole responsibility for, any liabilities, contingent or otherwise) is at least equal to the fair market value of the assets sold or disposed of (such fair market value to be determined as of the date of contractually agreeing to such Asset Sale or as may be adjusted on or prior to the date of sale or disposition); and

(2)            at least 75% of the consideration received from such Asset Sale consists of cash, Temporary Cash Investments or Replacement Assets, or a combination of cash, Temporary Cash Investments or Replacement Assets.

For purposes of this provision, each of the following shall be deemed to be cash:

(i)            any liabilities of the Issuers or any Restricted Subsidiary (as shown on the most recent consolidated balance sheet of the Issuers and their Restricted Subsidiaries other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Note Guarantee thereof) that are assumed by the transferee of any such assets pursuant to an agreement that releases the Issuers or any such Restricted Subsidiary from further liability with respect to such liabilities or that are assumed by contract or operation of law;

(ii)           any securities, notes or other obligations received by an Issuer or any such Restricted Subsidiary from such transferee that are converted by the Parent or such Restricted Subsidiary into cash or Temporary Cash Investments within 180 days (to the extent of the cash or Temporary Cash Investments received in that conversion); and

(iii)          any Designated Non-Cash Consideration received by the Issuers or any such Restricted Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (c) that is at the time outstanding, not to exceed the greater of (x) $75.0 million and (y) 1.75% of consolidated Adjusted Total Assets of the Issuers and the Restricted Subsidiaries at the time of the receipt of such Designated Non-Cash Consideration, with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value.

(b)          Within 450 days after the receipt of any Net Cash Proceeds from an Asset Sale, the Issuers or any such Restricted Subsidiary may apply such Net Cash Proceeds:

(1)            to prepay, repay, redeem or purchase Pari Passu Indebtedness of an Issuer or a Subsidiary Guarantor that is Secured Indebtedness (other than Indebtedness owed to the Issuers or an Affiliate of the Issuers) or Indebtedness under the Credit Agreement (and to the extent such Indebtedness is under a revolving credit facility, to correspondingly permanently reduce commitments thereunder);

(2)           to make an Investment in (provided such Investment is in the form of Capital Stock), or to acquire all or substantially all of the assets of, a Person engaged in a Permitted Business if such Person is, or shall become as a result thereof, a Restricted Subsidiary;

(3)            to prepay, repay, redeem or purchase (x) Pari Passu Indebtedness of an Issuer or of any Subsidiary Guarantor; provided, however, that if the Issuers or a Subsidiary Guarantor shall so prepay, repay, redeem or purchase any such Pari Passu Indebtedness, the Issuers shall equally and ratably reduce obligations under the Notes pursuant to the redemption provisions of this Indenture, through open market purchases (to the extent such purchases are at a purchase price at or above 100% of the principal amount thereof plus accrued and unpaid interest, if any) or by making an offer to all Holders to purchase their Notes at 100% of the principal amount thereof, plus accrued and unpaid interest (and such offer shall be deemed for purposes of this Section 4.11 to be a use of proceeds from an Asset Sale equal to the aggregate amount of Net Cash Proceeds offered to the Holders, whether or not the offer is accepted by any or all Holders), or (y) any Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor (and, in each case under this clause (3), to the extent such Indebtedness is under a revolving credit facility, to correspondingly permanently reduce commitments thereunder);

(4)            to fund all or a portion of an optional redemption of the Notes as described under Section 3.7 hereof;

(5)            to make a capital expenditure;

(6)            to acquire Replacement Assets to be used or that are useful in a Permitted Business; or

(7)            any combination of the foregoing;

provided, that the Issuers shall be deemed to have complied with the provisions described in clauses (2), (5) and (6) of this paragraph (b) if and to the extent that, within 450 days after the Asset Sale that generated the Net Cash Proceeds, the Issuers or any of the Restricted Subsidiaries has entered into and not abandoned or rejected a binding agreement to acquire the assets or Capital Stock of a Permitted Business, acquire Replacement Assets or make a capital expenditure in compliance with the provisions described in clauses (2), (5) and (6) of this paragraph (each an “Acceptable Commitment”), and that Acceptable Commitment (or a replacement commitment should the Acceptable Commitment be subsequently cancelled or terminated for any reason) is thereafter completed within 180 days after the end of such 450-day period. Pending the final application of any such Net Cash Proceeds, the Issuers may temporarily reduce the revolving Indebtedness under any Credit Facility or otherwise invest such Net Cash Proceeds in any manner that is not prohibited by this Indenture.

(c)           The amount of such excess Net Cash Proceeds required to be applied (or to be committed to be applied) during such 450 day period as set forth in the immediately preceding paragraph above and not so applied by the end of such period shall constitute “Excess Proceeds”. When the aggregate amount of Excess Proceeds exceeds the greater of (x) $75.0 million and (y) 1.5% of consolidated Adjusted Total Assets of the Issuers and the Restricted Subsidiaries (the “Excess Proceeds Cap”), the Issuers shall make an offer to all Holders of the Notes and, if required by the terms of any Indebtedness that is Pari Passu Indebtedness, to the holders of such Pari Passu Indebtedness on a pro rata basis (an “Asset Sale Offer”), to purchase the maximum aggregate principal amount of the Notes and such Pari Passu Indebtedness (in the case of the Notes, that is in an amount equal to at least $2,000), that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100.0% of the principal amount thereof (or accreted value thereof, if less), plus accrued and unpaid interest, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in this Indenture. The Issuers shall commence an Asset Sale Offer with respect to Excess Proceeds within ten Business Days after the date that Excess Proceeds exceed the Excess Proceeds Cap by delivering the notice required pursuant to the terms of this Indenture, with a copy to the Trustee. The Issuers may satisfy the foregoing obligations with respect to any Excess Proceeds from an Asset Sale by making an Asset Sale Offer with respect to such Excess Proceeds prior to the expiration of the relevant 450 days or with respect to Excess Proceeds equal to the Excess Proceeds Cap or less.

To the extent that the aggregate amount of Notes and such Pari Passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuers and the Restricted Subsidiaries may use any remaining Excess Proceeds for any purpose not prohibited by this Indenture. If the aggregate principal amount of Notes or the Pari Passu Indebtedness surrendered by such holders thereof exceeds the amount of Excess Proceeds, the registrar shall select the Notes and the Issuers shall select such Pari Passu Indebtedness to be purchased on a pro rata basis based on the accreted value or principal amount of the Notes or such Pari Passu Indebtedness tendered. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds that resulted in the Asset Sale Offer shall be reset to zero.

For the avoidance of doubt and notwithstanding anything to the contrary contained above, in the case of Net Cash Proceeds received by any non-Wholly Owned Restricted Subsidiary, only that portion of such proceeds that are allocable (based on economic share and not necessarily percentage ownership) to the Issuers shall be subject to the requirement to make an offer in accordance with this Section 4.10 and shall be applied towards the Excess Proceeds Cap.

(d)          Notwithstanding the above, the Issuers shall not be required to make an Asset Sale Offer with respect to any amount:

(1)            to the extent that the relevant Net Cash Proceeds of any Asset Sales by a Foreign Restricted Subsidiary (a “Foreign Disposition”) is prohibited, restricted or delayed under any Requirements of Law, from being repatriated to the United States, an amount equal to the portion of such Net Cash Proceeds so affected shall not be required to be applied in compliance with this Section 4.10, and such amounts may be retained by the Foreign Restricted Subsidiary so long, but only so long, as the Requirements of Law shall not permit repatriation to the United States (the Issuers hereby agreeing to cause the applicable Foreign Restricted Subsidiary to promptly take all commercially reasonable actions (as determined by the Parent's reasonable business judgment) required to permit such repatriation); it being understood and agreed that once the repatriation of the relevant affected Net Cash Proceeds is permitted under Requirements of Law, the relevant Foreign Restricted Subsidiary shall promptly repatriate the relevant Net Cash Proceeds and the repatriated Net Cash Proceeds shall be applied within ten business days (net of additional Taxes payable or reserved against as a result thereof) to make an Asset Sale Offer to the extent required herein; or

(2)            to the extent that the relevant Net Cash Proceeds are received in respect of any joint venture for so long as the distribution to the Issuers of such Net Cash Proceeds would be prohibited under the organizational documents governing such joint venture (so long as such distribution restrictions were not implemented for the purpose of avoiding mandatory repurchase requirements); it being understood and agreed that once such distribution is permitted under the organizational documents governing such joint venture, the relevant joint venture shall promptly distribute the relevant Net Cash Proceeds and the distributed Net Cash Proceeds shall be applied within 10 business days to make an Asset Sale Offer to the extent required herein.

Notwithstanding the above, if the Parent determine in good faith that the repatriation to the Issuers as a distribution or dividend of any amounts required to make an Asset Sale Offer that are attributable to any Foreign Restricted Subsidiary would result in a material and adverse Tax liability (including any withholding Tax) (such amount, a “Restricted Amount”), the amount with respect to which the Issuers shall be required to make an Asset Sale Offer shall be reduced by the Restricted Amount; provided that to the extent that the repatriation of the relevant Net Cash Proceeds from the relevant Foreign Restricted Subsidiary would no longer have a material and adverse tax consequence, an amount equal to the Restricted Amount (reduced by any relevant Taxes) shall be applied within ten business days to make an Asset Sale Offer to the extent required herein.

(e)          The Issuers shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue thereof. The Issuers may rely on any no-action letters issued by the SEC indicating that the staff of the SEC shall not recommend enforcement action in the event a tender offer satisfies certain conditions.

(f)           The provisions under this Indenture relative to the Issuers’ obligation to make an offer to repurchase the Notes as a result of an Asset Sale may be waived or modified with the written consent of the Holders of a majority in principal amount of the Notes then outstanding.

Section 4.11      Limitation on Transactions with Affiliates.

(a)          The Issuers shall not, and shall not permit any of the Restricted Subsidiaries to, directly or indirectly, enter into, renew or extend any transaction (including the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any holder (or any Affiliate of such holder) of 10% or more of any class of Capital Stock of the Parent or with any Affiliate of an Issuer or any Restricted Subsidiary (an “Affiliate Transaction”), in each case involving consideration in excess of the greater of (x) $75.0 million and (y) 1.75% of consolidated Adjusted Total Assets of the Issuers and the Restricted Subsidiaries, except upon terms that are not (as determined by a majority of the disinterested directors of the Board of Directors of the Parent, or where no such disinterested directors exist, by unanimous approval of the directors of the Board of Directors of the Parent) materially less favorable to the Issuers or such Restricted Subsidiary than could be obtained, at the time of such transaction or, if such transaction is pursuant to a written agreement, at the time of the execution of the agreement providing therefor, in a comparable arm’s length transaction with a Person that is not such a holder or an Affiliate, or if in the good faith judgment of the Parent’s Board of Directors, no comparable transaction is available with which to compare such transaction, such transaction is otherwise fair to the Issuers or such Restricted Subsidiary from a financial point of view.

(b)          The foregoing limitation does not limit, and shall not apply to:

(1)            transactions for which the Parent or any Restricted Subsidiary delivers to the Trustee a written opinion of a nationally recognized investment banking, appraisal or accounting firm stating that the transaction is fair to the Parent or such Restricted Subsidiary from a financial point of view;

(2)           any transaction solely between or among any of the Issuers and any of their Restricted Subsidiaries or solely between or among Restricted Subsidiaries or solely between or among the Issuers;

(3)           the payment of reasonable fees and compensation (including through the issuance of Capital Stock of the Parent (including the issuance of restricted shares and restricted share units pursuant to Parent's amended and restated restricted share plan), the issuance of any units of limited partner interest in the Opco, including the LTIP Units and OP Units, pursuant to any of the Issuer’s equity compensation plans or agreement entered into with the Advisor or its affiliates, in each case, as amended, modified, supplemented or replaced from time-to-time) to, and indemnification and similar arrangements on behalf of, current, former or future directors, officers, employees or consultants of the Issuers, any Restricted Subsidiary, the Advisor or AR Global or any of their respective affiliates;

(4)            the issuance or sale of Capital Stock (other than Disqualified Stock) of the Parent;

(5)            any Restricted Payments not prohibited by Section 4.7 hereof and Investments constituting Permitted Investments;

(6)            any contracts, instruments or other agreements or arrangements in each case as in effect on the Issue Date, including but not limited to the Advisory Agreement and the Management Agreement, and any transactions pursuant thereto or contemplated thereby, and (i) any amendment, modification or supplement thereto or any replacement thereof entered into from time-to-time, (ii) any management and leasing agreement entered into after the Issue Date between any Restricted Subsidiary and the Property Manager or any Affiliate of the Property Manager, in each case, as long as any such agreement or arrangement as so amended, modified, supplemented or replaced, or any such management or leasing agreement entered into after the Issue Date, is determined in good faith by a majority of the independent directors of the Board of Directors of the Parent to be fair to, and in the best interest of, the Issuers and their Restricted Subsidiaries taken as a whole;

(7)           any employment, consulting, service or termination agreement, or customary indemnification arrangements, entered into by an Issuer or any Restricted Subsidiary with current, former or future officers, directors and employees of an Issuer or such Restricted Subsidiary and the payment of compensation and reimbursement of expenses and the providing of other benefits (including retirement, health, disability, option, deferred compensation, insurance and other employment benefits) to officers, directors and employees of an Issuer or any Restricted Subsidiary (including amounts paid pursuant to employee benefit plans, employee stock option or similar plans), in each case in the ordinary course of business;

(8)           loans and advances to directors, officers, employees, members, managers and consultants of the Issuers, any Restricted Subsidiary, the Advisor or AR Global or any of their respective affiliates or guarantees in respect thereof (or cancellation of such loans, advances or guarantees), in each case, for bona fide business purposes, including for reasonable moving and relocation, entertainment and travel expenses and similar expenses, made in the ordinary course of business;

(9)            transactions with a Person that is an Affiliate of the Issuers solely because an Issuer, directly or indirectly, owns Capital Stock of, or controls such Person;

(10)         any transaction with a Person who is not an Affiliate immediately before the consummation of such transaction that becomes an Affiliate as a result of such transaction;

(11)          the entering into or amending of any tax sharing, allocation or similar agreement and any payments thereunder; and

(12)          transactions between the Issuers or any of the Restricted Subsidiaries and any Person that would constitute an Affiliate Transaction solely because a director of such Person is also a director of an Issuer or any Restricted Subsidiary; provided, however, that such director abstains from voting as a director of such Issuer or Restricted Subsidiary on any matter involving such other Person.

Section 4.12      Maintenance of Total Unencumbered Assets. The Issuers and their Restricted Subsidiaries shall maintain Total Unencumbered Assets of not less than 150% of the aggregate outstanding principal amount of the Unsecured Indebtedness of the Issuers and their Restricted Subsidiaries on a consolidated basis in accordance with GAAP.

Section 4.13      Repurchase of Notes upon a Change of Control Triggering Event.

(a)           No later than ten (10) Business Days after the occurrence of a Change of Control Triggering Event, the Issuers shall be required to make an Offer to Purchase (a “Change of Control Offer”) all outstanding Notes at a purchase price equal to 101% of their principal amount plus accrued and unpaid interest, if any, to, but not including, the date of purchase (the “Change of Control Purchase Price”) (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the date of purchase).

If a Change of Control Offer is required, within ten Business Days following a Change of Control Triggering Event, the Issuers shall mail a notice to each Holder (with a copy to the Trustee) describing the transaction or transactions that constitute, or are expected to constitute, the Change of Control Triggering Event, and offering to repurchase Notes on a specified date (the “Change of Control Purchase Date”). The Change of Control Purchase Date shall be no earlier than 30 days and no later than 60 days from the date the notice is mailed (or in the case of global notes, given pursuant to applicable DTC procedures).

(b)           On or before the Purchase Date, the Issuers shall, to the extent lawful, deposit with the Paying Agent an amount equal to the Change of Control Purchase Price in respect of the Notes or portions of Notes properly tendered.

On the Change of Control Purchase Date, the Issuers shall, to the extent lawful:

(1)            accept for payment all Notes or portions of Notes (in minimum principal amounts of $2,000 or integral multiples of $1,000 in excess thereof) properly tendered and not withdrawn pursuant to the Change of Control Offer;

(2)            deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Issuers; and

(3)            deposit the Change of Control Purchase Price with the Paying Agent in respect of all Notes so accepted.

The Paying Agent shall promptly deliver to each Holder who has so tendered Notes the Change of Control Purchase Price for such Notes, and the Trustee shall, upon receipt of an Authentication Order, promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Note issued by the Issuers equal in principal amount to any unpurchased portion of the Notes so tendered, if any; provided that each such new Note shall be in a principal amount of $2,000 or integral multiples of $1,000 in excess thereof.

If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest, if any, shall be paid on the relevant interest payment date to the Person in whose name a Note is registered at the close of business on such record date and shall not be paid as part of the Change of Control Purchase Price.

(c)           The Issuers shall not be required to make a Change of Control Offer upon a Change of Control Triggering Event if (i) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuers and purchases all Notes validly tendered and not validly withdrawn under such Change of Control Offer, or (ii) the Issuers have irrevocably elected (which election may be subject solely to the occurrence of the Change of Control Triggering Event) to redeem all outstanding Notes and notice of such redemption has been given pursuant to Article III, unless and until there is a default in payment of the applicable redemption price.

(d)          Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control Triggering Event, subject to one or more conditions precedent, including, but not limited to, the consummation of such Change of Control Triggering Event. The Change of Control Purchase Date may be delayed until such time (including more than 60 days after the notice is mailed or delivered, including by electronic transmission) as such Change of Control Triggering Event is consummated. The Issuers may rescind or amend the Change of Control Offer in the event that the Issuers shall determine that the Change of Control Triggering Event will not occur by the Change of Control Purchase Date, or by the Change of Control Purchase Date as so delayed. A Change of Control Offer made in advance of the Change of Control Triggering Event may be made at the same time as consents are solicited with respect to an amendment, supplement or waiver of this Indenture.

(e)          The Issuers shall comply with all applicable securities laws and regulations in the United States, including, without limitation, the requirements of Rule 14e-1 under the Exchange Act and any other applicable laws and regulations in connection with the purchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any applicable securities laws or regulations conflict with this Section 4.13, the Issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.13 by virtue of such compliance.

(f)            The provisions under this Indenture relating to the Issuers’ obligation to make a Change of Control Offer may be waived, modified or terminated with the written consent of the Holders of a majority in principal amount of the Notes then outstanding.

Section 4.14      Corporate Existence. Except as otherwise permitted by Article V, the Issuers shall do or cause to be done all things necessary to preserve and keep in full force and effect their corporate, partnership or other existence, as applicable, and the corporate, partnership or other existence, as applicable, of each of the Restricted Subsidiaries of the Issuers in accordance with the respective organizational documents of each such Restricted Subsidiary and the related material rights (charter and statutory) of the Issuers and each Restricted Subsidiary of the Issuers; provided, however, that the Issuers shall not be required to preserve any such right or corporate existence with respect to themselves or any Restricted Subsidiary if the Board of Directors of the Parent or any Officer of the Issuers shall determine that the preservation thereof is no longer necessary or desirable in the conduct of the business of the Issuers and their Restricted Subsidiaries, taken as a whole, and that the loss thereof could not reasonably be expected to have a material adverse effect on the ability of the Issuers to perform their obligations hereunder and provided, further, however, that the foregoing shall not prohibit a sale, transfer, conveyance, lease or disposal of a Restricted Subsidiary or any of the Issuers' or any Restricted Subsidiary’s assets in compliance with the terms of this Indenture.

Section 4.15      Future Guarantees. The Issuers shall cause each Restricted Subsidiary that is not a Subsidiary Guarantor (other than Opco) that (a) Incurs any Indebtedness under the Credit Agreement or any other Indebtedness incurred pursuant to clause (d)(1) of Section 4.9 and/or any Capital Markets Indebtedness or (b) Guarantees any Indebtedness of the Issuers or any Subsidiary Guarantor under the Credit Agreement or any other syndicated loan or revolving credit facility or any Capital Markets Indebtedness, in each case, of the Issuers or any other Subsidiary Guarantor to, within 30 days thereof, execute and deliver to the Trustee a supplemental indenture, in substantially the form set forth in Exhibit B hereto, providing for a Note Guarantee by such Restricted Subsidiary pursuant to which such Restricted Subsidiary shall unconditionally Guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any, and interest in respect of the Notes on a senior basis and all other obligations under this Indenture. With respect to any Note Guarantee by any Foreign Subsidiary pursuant to this Section 4.15, the supplemental indenture set forth in Exhibit B hereto may have such changes thereto as required by the local law of such Foreign Subsidiary including but not limited to limitations of such Note Guarantees under such local law, provided such changes (including such limitations) apply mutatis mutandis to the Guarantee of the Guaranteed Indebtedness. In connection with any such supplemental indenture delivered pursuant to this Section 4.15 in connection with any Note Guarantee by any Foreign Subsidiary, in addition to the requirements set forth in Section 9.5, the Issuer shall deliver to the Trustee an Officers’ Certificate to the effect that such Note Guarantee complies with the terms and requirements of this Section 4.15 (upon which the Trustee may exclusively and conclusively rely without any obligation to review, verify or negotiate the terms, limitations or requirements herein of such Note Guarantee).

Section 4.16      Designation of Restricted and Unrestricted Subsidiaries.

(a)         Except during a Suspension Period, the Board of Directors of the Parent may designate any Restricted Subsidiary (including any newly acquired or newly formed Subsidiary of the Issuers) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Issuers or any of their Restricted Subsidiaries; provided, however, that:

(1)           any Guarantee by an Issuer or any of the Restricted Subsidiaries of any Indebtedness of the Subsidiary being so designated shall be deemed an “Incurrence” of such Indebtedness and an “Investment” by such Issuer or Restricted Subsidiary (or all, if applicable) at the time of such designation;

(2)           either (i) the Subsidiary to be so designated has total assets of $1,000 or less or (ii) if such Subsidiary has assets greater than $1,000, such designation would be permitted under Section 4.7 hereof; and

(3)            if applicable, the Incurrence of Indebtedness and the Investment referred to in clause (i) above would be permitted under Sections 4.7 and 4.9 hereof.

(b)          The Board of Directors of the Parent may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that:

(1)           no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such designation; and

(2)          all Indebtedness of such Unrestricted Subsidiary outstanding immediately after such designation would, if Incurred at such time, have been permitted to be Incurred (and shall be deemed to have been Incurred) for all purposes of this Indenture.

(c)          Any such designation by the Board of Directors of the Parent shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with this Section 4.16.

Section 4.17      Covenant Suspension.

(a)         During a Suspension Period, the Issuers and the Restricted Subsidiaries shall not be subject to the following covenants contained in this Indenture (each a “Suspended Covenant”):

(1)            Section 4.7;

(2)            Section 4.8;

(3)            Section 4.10;

(4)            Section 4.11;

(5)            Section 4.13;

(6)            Section 4.15; and

(7)            Section 5.1(a)(3).

All other provisions of this Indenture shall apply at all times during any Suspension Period so long as any Notes remain outstanding thereunder; provided that the Interest Coverage Ratio that shall be applicable under clause (c) of Section 4.10 shall be 1.5 to 1.0 during any Suspension Period.

(b)          “Suspension Period” means any period:

(1)           beginning on the date that:

(A)          the Notes have Investment Grade Status from at least two of the three Rating Agencies;

(B)           no Default or Event of Default has occurred and is continuing; and

(C)          the Issuers have delivered an Officers’ Certificate to the Trustee certifying that the conditions set forth in clauses (A) and (B) above are satisfied; and

(2)          ending on the date (the “Reversion Date”) that the Notes cease to have Investment Grade Status from at least two of the three Rating Agencies.

(c)          On each Reversion Date, all Indebtedness, liens thereon and dividend blockages incurred during the Suspension Period prior to such Reversion Date shall be deemed to have been outstanding on the Issue Date. For purposes of calculating the amount available to be made as Restricted Payments under clause (4)(C) of paragraph (a) of Section 4.7 hereof, calculations under that clause shall be made with reference to the Transaction Date, as set forth in that clause. Accordingly, (x) Restricted Payments made during the Suspension Period not otherwise permitted pursuant to any of clauses (1) through (12) under paragraph (b) of Section 4.7 hereof shall reduce the amount available to be made as Restricted Payments under clause (4)(C) of paragraph (a) of Section 4.7 hereof; provided, however, that the amount available to be made as a Restricted Payment on the Transaction Date shall not be reduced to below zero solely as a result of such Restricted Payments, but may be reduced to below zero as a result of negative cumulative Adjusted Funds From Operations during the Suspension Period for the purpose of clause (4)(C)(i) of paragraph (a) of Section 4.7, and (y) the items specified in clauses (4)(C)(i)-(vi) of paragraph (a) of Section 4.7 that occur during the Suspension Period shall increase the amount available to be made as a Restricted Payment under clause (4)(C) of paragraph (a) of Section 4.7. Any Restricted Payment made during the Suspension Period that is of the type described in paragraph (b) of Section 4.7 hereof (other than the Restricted Payment referred to in clauses (1) or (2) of paragraph (b) of Section 4.7 or any exchange of Capital Stock for Capital Stock or Indebtedness referred to in clause (4) or (5) of paragraph (b) of Section 4.7), and the Net Cash Proceeds from any issuance of Capital Stock referred to in clauses (4) and (5) of paragraph (b) of Section 4.7 hereof (adjusted to avoid double counting) shall not be included in calculating the amounts permitted to be incurred under such clause (4)(C) on each Reversion Date. For purposes of Section 4.10 hereof, on each Reversion Date, the unutilized Excess Proceeds shall be reset to zero. Within 30 days of such Reversion Date, the Company shall comply with the terms of the covenant described in Section 4.15. No Default or Event of Default shall be deemed to have occurred on the Reversion Date (or thereafter) under any Suspended Covenant solely as a result of any actions taken by the Issuers or any of their Restricted Subsidiaries, or events occurring, during the Suspension Period.

ARTICLE 5.
SUCCESSORS

Section 5.1      Consolidation, Merger and Sale of Assets.

(a)           No Issuer shall consolidate with or merge with or into, or sell, convey, transfer or otherwise dispose of all or substantially all of the property and assets of such Issuer and its Restricted Subsidiaries’ (taken as a whole) (in one transaction or a series of related transactions) to, any Person or permit any Person to merge with or into it unless:

(1)           such Issuer shall be the continuing Person, or the Person (if other than such Issuer) formed by such consolidation or into which such Issuer is merged or that acquired such property and assets of such Issuer shall be a corporation, limited liability company, partnership (including a limited partnership) or trust organized and validly existing under the laws of the United States of America or any state or jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of the obligations of such Issuer with respect to the Notes and under this Indenture (provided that in the case of a limited liability company, partnership (including a limited partnership) or trust, there shall also be a corporation organized and validly existing under the laws of the United States of America or any state or jurisdiction thereof which shall expressly jointly with such limited liability company, partnership (including a limited partnership) or trust, assume, by a supplemental indenture, executed and delivered to the Trustee, all of the obligations of such Issuer with respect to the Notes and under this Indenture);

(2)            immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(3)          immediately after giving effect to such transaction and any related financing transactions as if the same had occurred at the beginning of the applicable Four-Quarter Period, on a pro forma basis the Issuers, or any Person becoming the successor obligor of the Notes, as the case may be, (a) (i) could Incur at least $1.00 of Indebtedness under paragraph (a) of Section 4.9 or (ii) would have a ratio of consolidated Indebtedness to consolidated Adjusted Total Assets that is no higher than the ratio of consolidated Indebtedness to consolidated Adjusted Total Assets of the Issuer immediately before giving effect to the transaction and any related Incurrence of Indebtedness and (b)(i) could incur at last $1.00 of Indebtedness under paragraph (c) of Section 4.9 hereof or (ii) would have an Interest Coverage Ratio that is no less than the Interest Coverage Ratio of the Issuers immediately before giving effect to the transaction and any related incurrence of Indebtedness; provided, however, that this clause (3) shall not apply to (x) a consolidation or merger with or into a Restricted Subsidiary; or (y) if, in the good faith determination of the Board of Directors of the Parent, whose determination shall be evidenced by a Board Resolution, the principal purpose of such transaction is to change the state of domicile of an Issuer; provided, further, however, that any such transaction shall not have as one of its purposes the evasion of the foregoing limitations; and

(4)            if such Issuer is not the continuing Person, the Issuers deliver to the Trustee an Officers’ Certificate (attaching the arithmetic computations to demonstrate compliance with clause (3) above) and an Opinion of Counsel (which may be subject to customary qualifications), in each case stating that such consolidation, merger or transfer and such supplemental indenture complies with this covenant and that all conditions precedent provided for herein relating to such transaction have been complied with and, with respect to the Opinion of Counsel, that the supplemental indenture constitutes a valid and binding obligation enforceable against the Issuers, or the Person (if other than an Issuer) formed by such consolidation or into which such Issuer is merged or that acquired all or substantially all of such Issuer’s and its Restricted Subsidiaries’ property and assets.

(b)          The Issuers shall not permit any Subsidiary Guarantor to consolidate with or merge with or into, or convey or transfer, in one transaction or a series of transactions, all or substantially all of its property and assets to any Person unless:

(1)            the resulting, surviving or transferee Person (if not such Subsidiary Guarantor) shall be a Person organized and existing under the laws of the jurisdiction under which such Subsidiary Guarantor was organized or under the laws of the United States of America, or any State thereof or the District of Columbia, and such Person shall expressly assume, by a supplemental indenture, all the obligations of such Subsidiary Guarantor under this Indenture and its Note Guarantee; provided, however, that the foregoing requirement shall not apply in the case of a Subsidiary Guarantor or all or substantially all of its property and assets (x) that has been disposed of in its entirety to another Person (other than to an Issuer or an Affiliate of an Issuer), whether through a merger, consolidation or sale of Capital Stock or assets or (y) that, as a result of the disposition of all or a portion of its Capital Stock, ceases to be a Subsidiary of the Issuers, so long as, in both cases, in connection therewith the Issuers provide an Officers’ Certificate to the Trustee to the effect that the Issuers shall comply with their obligations under Section 4.10 hereof;

(2)           immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction), no Default shall have occurred and be continuing; and

(3)           the Issuers deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel (which may be subject to customary qualifications), each stating that such consolidation, merger or transfer and such supplemental indenture, if any, complies with this Indenture and, with respect to the Opinion of Counsel, that the supplemental indenture, if any, constitutes a valid and binding obligation enforceable against the surviving Person.

Notwithstanding the foregoing, any Subsidiary Guarantor may (i) merge with or into or transfer all or part of its properties and assets to another Subsidiary Guarantor or the Issuers, or (ii) convert into a corporation, partnership, limited partnership, limited liability company or trust organized under the laws of the jurisdiction of organization of such Subsidiary Guarantor, provided that such surviving Person (if not a Subsidiary Guarantor) shall expressly assume, by a supplemental indenture, all the obligations of such Subsidiary Guarantor under this Indenture and its Note Guarantee.

ARTICLE 6.
DEFAULTS AND REMEDIES

Section 6.1      Events of Default.

(a)          Each of the following is an “Event of Default”:

(1)           default in the payment of principal of, or premium, if any, on any Note when due and payable at maturity, upon acceleration, redemption or otherwise;

(2)           default in the payment of interest on any Note when due and payable, and such default continues for a period of 30 days;

(3)           default in the performance or breach of the covenant described under Section 5.1, which failure continues for a period of 30 days;

(4)          the Issuers fail to make or consummate (i) a Change of Control Offer following a Change of Control Triggering Event when required in accordance with Section 4.13 and (ii) an Asset Sale Offer when required in accordance with Section 4.11, which failure continues for a period of 30 days;

(5)           the Issuers or Restricted Subsidiaries default in the performance of or breach any other covenant or agreement of the Issuers or the Restricted Subsidiaries in this Indenture or under the Notes (other than a default specified in clause (1), (2), (3) or (4) above) and such default or breach continues for 60 consecutive days (or, in the case of a failure to comply with this Indenture provisions described under Section 4.3, 120 consecutive days) after written notice by the Trustee or the Holders of 25% or more in aggregate principal amount of the Notes;

(6)         there occurs with respect to any issue or issues of Indebtedness of an Issuer or any Significant Subsidiary having an outstanding principal amount of the greater of (x) $100.0 million and (y) 2.5% of consolidated Adjusted Total Assets of the Issuers and the Restricted Subsidiaries, or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created;

(i)            an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been Discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration; and/or

(ii)            the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default;

(7)            any final judgment or order (not covered by insurance) for the payment of money in excess of $100.0 million in the aggregate for all such final judgments or orders against an Issuer or any Significant Subsidiary:

(b)          is rendered against an Issuer or any Significant Subsidiary and is not paid or discharged; and

(c)          there shall be any period of 60 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against an Issuer or any Significant Subsidiary to exceed $100.0 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

(1)           a court of competent jurisdiction enters a decree or order for:

(i)           relief in respect of an Issuer or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect,

(ii)          appointment of a receiver, liquidator, assignee custodian, trustee, sequestrator or similar official of an Issuer or any Significant Subsidiary or for all or substantially all of the property and assets of an Issuer or any Significant Subsidiary, or

(iii)           the winding up or liquidation of the affairs of an Issuer or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

(2)           an Issuer or any Significant Subsidiary:

(i)            commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under such law,

(ii)           consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of an Issuer or such Significant Subsidiary or for all or substantially all of the property and assets of an Issuer or such Significant Subsidiary, or

(iii)           effects any general assignment for the benefit of its creditors.

In the event of any Event of Default specified in clause (6) of Section 6.1(a), such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the Notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 20 days after such Event of Default arose an Issuer delivers an Officers’ Certificate to the Trustee stating that (i) the Indebtedness or Guarantee that is the basis for such Event of Default has been discharged; (ii) Holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or (iii) the default that is the basis for such Event of Default has been cured..

Section 6.2      Acceleration.

(a)            If an Event of Default (other than an Event of Default specified in clause (8) or (9) of Section 6.1(a)) shall have occurred and be continuing under this Indenture, the Trustee with respect to an Issuer or the Holders of at least 25.0% in aggregate principal amount of the Notes then outstanding by written notice to the Issuers and the Paying Agent (and to the Trustee and Paying Agent if such notice is given by the Holders), may, and the Trustee at the request of the Holders of at least 25% in aggregate principal amount of the Notes then outstanding shall, declare the principal of, premium, if any, and accrued interest on the Notes to be immediately due and payable (a “declaration of acceleration”). Upon a declaration of acceleration, such principal of, premium, if any, and accrued interest shall be immediately due and payable. In the event of a declaration of acceleration because an Event of Default set forth in clause (6) of Section 6.1(a) above has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (6) of Section 6.1(a) shall be remedied or cured by the relevant Issuer or Significant Subsidiary or waived by the Holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

If an Event of Default specified in clause (8) or (9) of Section 6.1(a) occurs with respect to an Issuer or any Significant Subsidiary, the principal of, premium, if any, and accrued interest on the Notes then outstanding shall automatically become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

(b)            For the avoidance of doubt, if a Default for a failure to report or failure to deliver a required certificate in connection with another default (the “Initial Default”) occurs, then at the time such Initial Default is cured, such Default for a failure to report or failure to deliver a required certificate in connection with another Default that resulted solely because of that Initial Default will also be cured without any further action, even though such delivery is not within the prescribed period specified in this Indenture.

(c)           Any notice of Default, notice of acceleration or instruction to the Trustee to provide a notice of Default, notice of acceleration or take any other action (a “Noteholder Direction”) provided by any one or more Holders (each a “Directing Holder”) in accordance with this Indenture must be accompanied by a written representation from each such Holder delivered to the Issuers and the Trustee that such Holder is not (or, in the case such Holder is the Depositary or its nominee, that such Holder is being instructed solely by beneficial owners that are not) Net Short (a “Position Representation”), which representation, in the case of a Noteholder Direction relating to the delivery of a notice of Default shall be deemed a continuing representation until the resulting Event of Default is cured or otherwise ceases to exist or the Notes are accelerated. In addition, each Directing Holder is deemed, at the time of providing a Noteholder Direction, to covenant to provide the Issuers with such other information as the Issuers may reasonably request from time-to-time in order to verify the accuracy of such Holder’s Position Representation within five (5) Business Days of request therefor (a “Verification Covenant”). In any case in which the Holder is the Depositary or its nominee, any Position Representation or Verification Covenant required hereunder shall be provided by the beneficial owner of the Notes in lieu of the Depositary or its nominee and the Depositary or its nominee shall be entitled to conclusively rely on such Position Representation and Verification Covenant in delivering its direction to the Trustee.

If, following the delivery of a Noteholder Direction, but prior to acceleration of the Notes, the Issuers determine in good faith that there is a reasonable basis to believe a Directing Holder was, at any relevant time, in breach of its Position Representation and provides to the Trustee an Officers’ Certificate stating that the Issuers have initiated litigation (“Litigation”) in a court of competent jurisdiction seeking a determination that such Directing Holder was, at such time, in breach of its Position Representation, and seeking to invalidate any Event of Default that resulted from the applicable Noteholder Direction, the cure period with respect to such Default shall be automatically stayed and the cure period with respect to such Event of Default shall be automatically reinstituted and any remedy stayed pending a final and non-appealable determination of a court of competent jurisdiction on such matter (a “Final Decision”). Once such Officers’ Certificate has been provided to the Trustee, the Trustee shall take no future action pursuant to the related Noteholder Direction until it receives notices of a Final Decision. If, following the delivery of a Noteholder Direction, but prior to acceleration of the Notes, the Issuers provide to the Trustee an Officers’ Certificate stating that a Directing Holder failed to satisfy its Verification Covenant (a “Verification Officers’ Certificate”), the cure period with respect to such Default shall be automatically stayed and the cure period with respect to any Event of Default that resulted from the applicable Noteholder Direction shall be automatically reinstituted and any remedy stayed pending satisfaction of such Verification Covenant, and the Trustee shall take no further action pursuant to the related Noteholder Direction until the Issuers provide a subsequent Officers’ Certificate to the Trustee that such Verification Covenant has been satisfied (a “Covenant Satisfaction Officers’ Certificate”). The Issuers shall promptly deliver a Covenant Satisfaction Officers’ Certificate following satisfaction by the applicable Directing Holder of its Verification Covenant. Any breach of the Position Representation shall result in such Holder’s participation in such Noteholder Direction being disregarded; and, if, without the participation of such Holder, the percentage of Notes held by the remaining Holders that provided such Noteholder Direction would have been insufficient to validly provide such Noteholder Direction, such Noteholder Direction shall be void ab initio, with the effect that such Event of Default shall be deemed never to have occurred, acceleration voided and the Trustee shall be deemed not to have received such Noteholder Direction or any notice of such Default or Event of Default.

Notwithstanding anything in the preceding two paragraphs to the contrary, any Noteholder Direction delivered to the Trustee during the pendency of an Event of Default as the result of a bankruptcy or similar proceeding shall not require compliance with the foregoing paragraphs. For the avoidance of doubt, the Trustee shall be entitled to conclusively rely on any Noteholder Direction delivered to it in accordance with this Indenture, shall have no duty to inquire as to or investigate the accuracy of any Position Representation, enforce compliance with any Verification Covenant, verify any statements in any Officers’ Certificate delivered to it, or otherwise make calculations, investigations or determinations with respect to Derivative Instruments, Net Shorts, Long Derivative Instruments, Short Derivative Instruments or otherwise and shall have no liability for ceasing to take any action, staying any remedy or otherwise failing to act in accordance with a Noteholder Directing during the pendency of any Litigation or a Noteholder Direction after a Verification Officers’ Certificate has been provided to it but prior to receipt of a Covenant Satisfaction Officers’ Certificate. The Trustee shall have no liability to the Issuers, any Holder or any other Person in acting in good faith on a Noteholder Direction (it being understood and agreed that the Trustee shall be entitled to rely on each such Position Representation). In no event shall the Trustee be obligated to ascertain, calculate, monitor, inquire or otherwise make any determination as to whether any Holder is a Net Short holder. In any case in which the Holder is DTC or its nominee, each beneficial owner of the Notes agrees to notify DTC if it is a Net Short holder and DTC shall be entitled to conclusively rely thereon in delivering its consent to any amendment, modification or waiver of any provision of this Indenture.

Section 6.3      Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest, if any, on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.4      Waiver of Past Defaults. Subject to Section 9.2, the Holders of a majority in aggregate principal amount of the Notes then outstanding by written notice to the Trustee may, on behalf of the Holders of all of the Notes, waive all past defaults and rescind and annul a declaration of acceleration and its consequences if:

(a)           all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived, and

(b)           the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

No such rescission shall affect any subsequent Default or impair any right consequent thereto.

Section 6.5      Control by Majority. The Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from Holders.

Section 6.6      Limitation on Suits. Subject to Section 6.7, no Holder of a Note shall have any right to institute any proceeding with respect to this Indenture, or for the appointment of a receiver or a trustee, or for any other remedy hereunder unless (a) such Holder has previously given to the Trustee written notice of a continuing Event of Default with respect to the Notes, (b) the Holders of at least 25% in aggregate principal amount of the outstanding Notes have made written request to the Trustee to pursue the remedy, (c) such Holder or Holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense, (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and (e) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes do not give the Trustee a direction that is inconsistent with the request.

A Holder may not use this Indenture to prejudice the rights of another Holder to receive payment of the principal of, premium, if any, or interest on, such Note or to bring suit for the enforcement of any such payment on or after the due date expressed in the Notes, which right shall not be impaired or affected without the consent of the Holder.

Section 6.7      Rights of Holders of Notes to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, premium or interest on, such Note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Notes, shall not be modified or amended in a manner adverse to such Holder without the consent of the Holder.

Section 6.8      Collection Suit by Trustee. If an Event of Default specified in clauses (1) or (2) of Section 6.1(a) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuers for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.9      Trustee May File Proofs of Claim. The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Issuers (or any other obligor upon the Notes including the Subsidiary Guarantors), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other securities or property payable or deliverable upon the conversion or exchange of the Notes or on any such claims, and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.6. To the extent that the payment of any such compensation, expenses, disbursements and advances to the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.6 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding, whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing in this Section 6.9 shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10      Priorities. If the Trustee collects any money or property pursuant to this Article VI, it shall pay out the money and property in the following order:

First: to the Trustee (in all its capacities hereunder), its agents and attorneys for amounts due under Section 7.6, including payment of all reasonable compensation, expenses and liabilities incurred, and all advances made, by it and the costs and expenses of collection;

Second: to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively;

Third: without duplication, to the Holders for any other obligations owing to the Holders under this Indenture and the Notes; and

Fourth: to the Issuers or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

Section 6.11      Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as the Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7, or a suit by Holders of more than 10.0% in principal amount of the then outstanding Notes.

Section 6.12      Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceedings, the Issuers, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding has been instituted.

Section 6.13       Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.7 hereof, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.14       Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

ARTICLE 7.
TRUSTEE

Section 7.1        Duties of Trustee.

(a)           If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(b)           Except during the continuance of an Event of Default:

(1)       the duties of the Trustee shall be determined solely by the express provisions of this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)       the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein); however, the Trustee shall examine the certificates and opinions furnished to it to determine whether or not they conform to the requirements of this Indenture.

(c)       The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)       this paragraph does not limit the effect of paragraph (b) of this Section 7.1;

(2)       the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Trustee, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

(3)     the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5; and

(4)     no provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability.

(d)          The Trustee shall not be liable for interest on or the investment of any money received by it except as the Trustee may agree in writing with the Issuers. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(e)          Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to this Section 7.1.

Section 7.2       Rights of Trustee.

(a)           The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting on any resolution, certificate, statement, instrument, opinion, notice, report, request, direction, consent, order, bond, debenture or other document (whether in original or facsimile form or PDF transmission) believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated therein.

(b)          Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. Prior to taking, suffering or omitting any action, the Trustee may consult with counsel of the Trustee’s own choosing, and the Trustee shall be fully protected from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in conclusive reliance on the advice or opinion of such counsel.

(c)           The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care.

(d)          The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

(e)           Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuers or a Subsidiary Guarantor shall be sufficient if signed by an Officer of the Issuers or such Subsidiary Guarantor.

(f)           The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(g)          The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or documents, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine during normal business hours the books, records and premises of the Issuers, personally or by agent or attorney at the sole cost of the Issuers, and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(h)          The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, to the Agents and to each other agent, custodian and Person employed to act hereunder.

(i)            The Trustee may request that each Issuer and each of the Subsidiary Guarantors shall deliver to the Trustee an Officers’ Certificate setting forth the names of individuals and/or titles of Officers of each Issuer and each Subsidiary Guarantor, as applicable, authorized at such time to take specified actions pursuant to this Indenture, the Notes and the Note Guarantees, which Officers’ Certificate may be signed by any Person authorized to sign an Officers’ Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

(j)           The Trustee shall not be deemed to have notice or be charged with knowledge of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or the Trustee shall have received from an Issuer or Subsidiary Guarantor or from any Holder written notice thereof at its address set forth in Section 11.1 and such notice references the Notes and this Indenture. In the absence of such notice, the Trustee may conclusively assume that no such Default or Event of Default exists.

(k)           In no event shall the Trustee be responsible or liable for special, indirect, punitive, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(l)            The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(m)         No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties thereunder, or in the exercise of any of its rights or powers.

Section 7.3       Individual Rights of the Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuers or any Affiliate of the Issuers with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights and duties. The Trustee is also subject to Section 7.9.

Section 7.4       Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Notes or any Note Guarantee; it shall not be accountable for the use of the proceeds from the Notes or any money paid to the Issuers or upon the Issuers’ direction under any provision of this Indenture; it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee; and it shall not be responsible for any statement or recital herein or any statement in the Notes, any Officers’ Certificate delivered to the Trustee hereunder, or any other document in connection with the sale of the Notes or pursuant to this Indenture other than the Trustee’s certificate of authentication hereunder.

Section 7.5       Notice of Defaults. If a Default or Event of Default occurs and is continuing and the Trustee has notice or knowledge thereof as provided in Section 7.2(j), the Trustee shall deliver to Holders a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as the board of directors, the executive committee or a trust committee of directors or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders.

Section 7.6       Compensation and Indemnity. The Issuers shall pay to the Trustee from time to time compensation for its acceptance of this Indenture and for all services rendered by it hereunder as agreed upon in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuers shall reimburse the Trustee, as applicable, promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

Each of the Issuers and the Subsidiary Guarantors, jointly and severally, shall indemnify, defend, protect and hold the Trustee (which for purposes of this Section 7.6 shall include its officers, directors, employees and agents) harmless against any and all claims, damages, losses, liabilities, costs or expenses suffered or incurred by it (including, without limitation, the fees and expenses of its agents and counsel) arising out of or in connection with the acceptance or administration of its duties under this Indenture, the performance of its obligations and/or exercise of its rights hereunder, including the costs and expenses of enforcing this Indenture against the Issuers or any Subsidiary Guarantor (including this Section 7.6) and defending itself against any claim (whether asserted by the Issuers or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, claim, damage, liability or expense shall have been found by a court of competent jurisdiction in a non-appealable final decision to have been caused by its own gross negligence or willful misconduct. The Trustee shall notify the Issuers promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify an Issuer shall not relieve such Issuer of its obligations hereunder. The Trustee may have one separate counsel, and the Issuers shall pay the reasonable fees and expenses of such counsel for the Trustee. The Issuers and the Subsidiary Guarantors need not pay for any settlement made without the consent of the Issuers, which consent shall not be unreasonably withheld.

The obligations of the Issuers and the Subsidiary Guarantors under this Section 7.6 shall survive the satisfaction and discharge of this Indenture, the payment of the Notes or the resignation or removal of the Trustee.

To secure the Issuers’ payment obligations in this Section 7.6, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal or interest, if any, on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture, the payment of the Notes and the resignation or removal of the Trustee.

When the Trustee incurs expenses or renders services after an Event of Default specified in clause (a)(7) or (a)(8) of paragraph (a) of Section 6.1, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.7       Replacement of Trustee. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor trustee’s acceptance of appointment as provided in this Section 7.7.

The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuers. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee upon thirty days’ written notice to the Trustee and the Issuers. The Issuers may remove the Trustee if no Event of Default exists and:

(a)           the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(b)          a custodian or public officer takes charge of the Trustee or its property; or

(c)           the Trustee becomes incapable of acting.

If the Trustee acquires any conflicting interest, it must eliminate such conflict within 90 days or resign.

If the Trustee resigns or is removed or if a vacancy exists in the office of the Trustee for any reason, the Issuers shall promptly appoint a successor trustee. Within one year after the successor trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor trustee to replace the successor trustee appointed by the Issuers.

If a successor trustee does not take office within 30 days after the retiring Trustee resigns or is removed, such retiring Trustee (at the expense of the Issuers), the Issuers or the Holders of at least 10.0% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor trustee.

If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.9, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee.

A successor trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor trustee shall have all the rights, powers and the duties of the Trustee under this Indenture. The successor trustee shall mail a notice of its succession to the Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided that all sums owing to such Trustee hereunder have been paid and subject to the Lien provided for in Section 7.6. Notwithstanding replacement of the Trustee pursuant to this Section 7.7, the Issuers’ and the Subsidiary Guarantors’ obligations under Section 7.6 shall continue for the benefit of the retiring Trustee.

Section 7.8             Successor Trustee by Merger, Etc. If the Trustee or any Agent consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business (including the trust hereby created) to, another corporation, the successor corporation without any further act shall be the successor Trustee or Agent, as applicable.

Section 7.9             Eligibility; Disqualification. There shall at all times be a Trustee hereunder that is organized and doing business under the laws of the United States or of any state thereof that is authorized under such laws to exercise corporate trustee power and that is subject to supervision or examination by federal or state authorities. Such Trustee together with its affiliates shall at all times have a combined capital surplus of at least $50.0 million as set forth in its most recent annual report of condition.

ARTICLE 8.
DISCHARGE OF INDENTURE, DEFEASANCE

Section 8.1             Termination of the Issuers’ Obligations.

(a)       The Issuers may terminate their obligations under the Notes and this Indenture and the obligations of the Subsidiary Guarantors under the Note Guarantees and this Indenture, and this Indenture shall be discharged and cease to be of further effect, except those obligations referred to in paragraph (b) of this Section 8.1, if:

(1)            either

(A)  all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuers and thereafter repaid to the Issuers or discharged from such trust) have been delivered to the Trustee for cancellation; or

(B)  all Notes not theretofore delivered to the Trustee for cancellation (1) have become due and payable or (2) shall become due and payable within one year, or are to be called for redemption within one year, under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuers, and the Issuers have irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of maturity or redemption, as the case may be, together with irrevocable instructions from the Issuers directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be; provided, that upon any redemption that requires the payment of an Applicable Premium, the amount deposited shall be sufficient for purposes of this Indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated as of the date of the notice of redemption, with any Make-Whole Premium Deficit only required to be deposited with the Trustee on or prior to the Redemption Date. Any Make-Whole Premium Deficit shall be set forth in an Officers’ Certificate delivered to the Trustee at least one Business Day prior to the deposit of such Make-Whole Premium Deficit that confirms that such Make-Whole Premium Deficit shall be applied toward such redemption;

(2)       the Issuers have paid all other sums payable under this Indenture by the Issuers; and

(3)       the Issuers have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture as to all outstanding Notes have been complied with.

(b)          In the case of clause (a)(1)(B) of this Section 8.1, and subject to the next sentence and notwithstanding the foregoing paragraph, the Issuers’ obligations in Sections 2.5, 2.7, 2.8, 2.10 2.15, and 4.2 shall survive until the Notes are no longer outstanding pursuant to the last paragraph of Section 2.8. After the Notes are no longer outstanding, the Issuers’ obligations in Sections 7.6, 8.5 and 8.6 shall survive discharge pursuant to this Section 8.1.

After such delivery or irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Issuers’ obligations under the Notes and this Indenture except for those surviving obligations specified above.

Section 8.2         Legal Defeasance and Covenant Defeasance.

(a)          (a) The Issuers may, at their option and at any time, elect to have either paragraph (b) or (c) below be applied to all outstanding Notes upon compliance with the conditions set forth in Section 8.3.

(b)          Upon the Issuers’ exercise under Section 8.2(a) hereof of the option applicable to this Section 8.2(b), the Issuers and the Subsidiary Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.3, be deemed to have been discharged from their obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuers and the Subsidiary Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes and Note Guarantees, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.4 hereof and the other Sections of this Indenture referred to in (1) and (2) below, and to have satisfied all their other obligations under such Notes and this Indenture and the Subsidiary Guarantors shall be deemed to have satisfied all of their obligations under the Note Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Issuers, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

(1)       the rights of Holders of outstanding Notes to receive, solely from the trust fund described in Section 8.4, and as more fully set forth in such Section 8.4, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due;

(2)       the Issuers’ obligations with respect to such Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes set forth in Sections 2.5, 2.7, 2.8, 2.10, 2.15 and 4.2 hereof;

(3)       the rights, powers, trusts, duties and immunities of the Trustee, and the Issuers’ obligations in connection therewith; and

(4)       the provisions of this Article VIII applicable to Legal Defeasance.

Subject to compliance with this Article VIII, the Issuers may exercise their option under this Section 8.2(b) notwithstanding the prior exercise of its option under Section 8.2(c).

(c)           Upon the Issuers’ exercise under Section 8.2(a) hereof of the option applicable to this Section 8.2(c), the Issuers and the Subsidiary Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.3, be released from their respective obligations under the covenants contained in Sections 4.3, 4.7 through 4.13, 4.14 (other than with respect to the legal existence of the Issuers), 4.15 through 4.17 and clause (3) of Section 5.1(a) with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.3 are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Issuers and the Subsidiary Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute an Event of Default under Section 6.1, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Issuers’ exercise under paragraph (a) hereof of the option applicable to this paragraph (c), subject to the satisfaction of the conditions set forth in Section 8.3, clauses (4), (5) and (6) of Section 6.1(a) shall not constitute Events of Default.

Section 8.3         Conditions to Legal or Covenant Defeasance. The following shall be the conditions to the application of either Section 8.2(b) or Section 8.2(c) hereof to the outstanding Notes:

(a)           the Issuers shall irrevocably deposit with the Trustee, in trust, for the benefit of the Holders subject to Legal Defeasance or Covenant Defeasance, U.S. Legal Tender, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient (without reinvestment) (as determined by the Issuers and certified to the Trustee in an Officers’ Certificate) to pay the principal of and interest (including premium, if any) on the Notes on the stated date for payment or on the redemption date of the Notes; provided, that upon any redemption that requires the payment of an Applicable Premium, the amount deposited shall be sufficient for purposes of this Indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated as of the date of the notice of redemption, with any deficit as of the Redemption Date (any such amount, the “Make-Whole Premium Deficit”) only required to be deposited with the Trustee on or prior to the Redemption Date. Any Make-Whole Premium Deficit shall be set forth in an Officers’ Certificate delivered to the Trustee at least one Business Day prior to the deposit of such Make-Whole Premium Deficit that confirms that such Make-Whole Premium Deficit shall be applied toward such redemption. For the avoidance of doubt, the Trustee shall be entitled to conclusively rely on any Officers’ Certificate delivered to it in accordance with this Indenture, shall have no duty to inquire as to or investigate the accuracy of any Officers’ Certificate, verify any statements in any Officers’ Certificate delivered to it. The Trustee shall have no liability to the Issuers, any Holder or any other Person in acting in good faith on an Officers’ Certificate;

(b)          in the case of Legal Defeasance, the Issuers shall have delivered to the Trustee an Opinion of Counsel in the United States of America confirming that:

(1)        the Issuers have received from, or there has been published by the Internal Revenue Service, a ruling, or

(2)       since the date of this Indenture, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon this Opinion of Counsel shall confirm that the Holders and beneficial owners will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c)           in the case of Covenant Defeasance, the Issuers shall have delivered to the Trustee an Opinion of Counsel in the United States of America reasonably acceptable to the Trustee confirming that the Holders and beneficial owners will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d)          no Default shall have occurred and be continuing on the date of such deposit (other than a Default resulting from the borrowing of funds to be applied to such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens on the deposited funds in connection therewith);

(e)           the Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any other material agreement or instrument (other than this Indenture) to which the Parent or any of its Subsidiaries is a party or by which the Parent or any of its Subsidiaries is bound (other than any such Default or default relating to any Indebtedness being defeased from any borrowing of funds to be applied to such deposit and any similar and simultaneous deposit relating to such Indebtedness, and the granting of Liens on the deposited funds in connection therewith);

(f)           the Issuers shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by them with the intent of preferring the Holders over any other creditors of the Issuers or with the intent of defeating, hindering, delaying or defrauding any other of their creditors or others; and

(g)          the Issuers shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that the conditions provided for in, in the case of the Officers’ Certificate, clauses (a) through (f), as applicable, and, in the case of the Opinion of Counsel, clauses (b), if applicable, and/or (c) and (e) of this Section 8.3 have been complied with.

Section 8.4         Application of Trust Money. Subject to Section 8.5, the Trustee or Paying Agent shall hold in trust all U.S. Legal Tender and U.S. Government Obligations deposited with it pursuant to this Article VIII, and shall apply the deposited U.S. Legal Tender and the money from U.S. Government Obligations in accordance with this Indenture to the payment of the principal of and the interest on the Notes. The Trustee shall be under no obligation to invest said U.S. Legal Tender and U.S. Government Obligations, except as it may agree with the Issuers.

The Issuers shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Legal Tender and U.S. Government Obligations deposited pursuant to Section 8.3 or the principal and interest received in respect thereof, other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuers from time to time upon the Issuers’ request any U.S. Legal Tender and U.S. Government Obligations held by it as provided in Section 8.3 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.5         Repayment to the Issuers. The Trustee and the Paying Agent shall pay to the Issuers upon request any money held by them for the payment of principal or interest that remains unclaimed for two years. After payment to the Issuers, Holders entitled to such money shall look to the Issuers for payment as general creditors unless an applicable law designates another Person.

Section 8.6         Reinstatement. If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender and U.S. Government Obligations in accordance with this Article IX by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuers’ obligations under this Indenture, and the Notes and the Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to this Article IX until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender and U.S. Government Obligations in accordance with this Article VIII; provided that if the Issuers have made any payment of interest on, or principal of, any Notes because of the reinstatement of its obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the U.S. Legal Tender and U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE 9.
AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.1       Without Consent of Holders of the Notes. Notwithstanding Section 9.2, the Issuers, the Subsidiary Guarantors and the Trustee may amend or supplement this Indenture, the Notes or the Note Guarantees without notice to or consent of any Holder or any other party to this Indenture:

(a)           to cure any ambiguity, omission, defect or inconsistency;

(b)          to provide for the assumption by a successor corporation of the obligations of the Issuers or any Subsidiary Guarantor under this Indenture;

(c)          to provide for uncertificated Notes in addition to or in place of certificated Notes;

(d)          to add Note Guarantees with respect to the Notes or to secure the Notes;

(e)          to add to the covenants of the Issuers or a Restricted Subsidiary for the benefit of the Holders or to surrender any right or power conferred upon the Issuers or a Restricted Subsidiary;

(f)           to make any change that does not adversely affect the rights of any Holder, as evidenced by an Officers’ Certificate delivered to the Trustee (upon which it may fully rely without liability);

(g)          to comply with any requirement of the SEC in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act, if necessary;

(h)          to make any amendment to the provisions of this Indenture relating to the transfer and legending of Notes; provided, however, that (a) compliance with this Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any other applicable securities law and (b) such amendment does not materially and adversely affect the rights of Holders to transfer Notes;

(i)           to conform the text of this Indenture or the Note Guarantees or the Notes to any provision of the “Description of Notes” section of the Offering Memorandum; to the extent that such provision in such “Description of Notes” was intended to be a substantially verbatim recitation of a provision of this Indenture or the Note Guarantees or the Notes, as evidenced by an Officers’ Certificate delivered to the Trustee (upon which it may fully rely without liability);

(j)            to evidence and provide for the acceptance of appointment by a successor trustee, provided that the successor trustee is otherwise qualified and eligible to act as such under the terms of this Indenture;

(k)           to provide for a reduction in the minimum denominations of the Notes;

(l)            to comply with the rules of any applicable securities depositary; or

(m)          to provide for the issuance of Additional Notes and related Note Guarantees in accordance with the limitations set forth in this Indenture.

Section 9.2         With Consent of Holders of Notes.

(a)          Subject to Section 6.7 and Section 9.2(b), the Issuers, the Subsidiary Guarantors and the Trustee, together, with the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes without notice to or consent from any other party to this Indenture may amend or supplement this Indenture, the Notes or the Note Guarantees. Subject to Section 6.7, the Holders of not less than a majority in aggregate principal amount of the outstanding Notes may waive compliance with any provision of this Indenture, the Notes or the Note Guarantees without notice to any other Holders.

(b)          Notwithstanding Section 9.2(a), without the consent of each Holder affected, no amendment or waiver may:

(1)       change the Stated Maturity of the principal of, or any installment of interest on, any Note;

(2)       reduce the principal amount of, or premium, if any, or interest on, any Note or make the Notes payable in money other than that stated in the Note;

(3)       change the place of payment of principal of, or premium, if any, or interest on, any Note;

(4)       impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of a redemption, on or after the redemption date) of any Note;

(5)       reduce the above-stated percentages of outstanding Notes the consent of whose Holders is necessary to modify or amend this Indenture, or for waiver of defaults;

(6)       waive a default in the payment of principal of, premium, if any, or interest on the Notes (except a rescission of the declaration of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes then outstanding and a waiver of the payment default that resulted from such acceleration, so long as all other existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived);

(7)       voluntarily release a Subsidiary Guarantor of its Note Guarantee, except as permitted by this Indenture;

(8)       modify or change any provisions of this Indenture affecting the ranking of the Notes as to right of payment or the Note Guarantees thereof in any manner adverse to the Holders.

(c)          It shall not be necessary for the consent of the Holders under this Section 9.2 to approve the particular form of any proposed amendment, supplement or waiver but it shall be sufficient if such consent approves the substance thereof.

(d)          A consent to any amendment, supplement or waiver under this Indenture by any Holder given in connection with an exchange (in the case of an exchange offer) or a tender (in the case of a tender offer) of such Holder’s Notes shall not be rendered invalid by such tender or exchange.

(e)          After an amendment, supplement or waiver under Section 9.1 or this Section 9.2 becomes effective, the Issuers shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuers to give such notice to all Holders, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

Section 9.3         Revocation and Effect of Consents. Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent as to his Note or portion of his Note by notice to the Trustee or the Issuers received before the date on which the Trustee receives an Officers’ Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

The Issuers may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be at least 30 days prior to the first solicitation of such consent. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date. The Issuers shall inform the Trustee in writing of the fixed record date if applicable.

After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (1) through (9) of Section 9.2(b), in which case, the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note; provided, however, that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of, and interest on, a Note, on or after the respective due dates therefor, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

Section 9.4         Notation on or Exchange of Notes. The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuers shall provide the Trustee with an appropriate notation on the Note about the changed terms and cause the Trustee to return it to the Holder at the Issuers’ expense. Alternatively, if the Issuers or the Trustee so determines, the Issuers in exchange for the Note shall issue, and the Trustee shall authenticate, a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.5         Trustee to Sign Amendments, Etc. The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article IX if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. In signing or refusing to sign any amendment or supplemental indenture, the Trustee shall be provided with and (subject to Section 7.1) shall be fully protected in relying upon an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amendment or supplemental indenture is authorized or permitted by this Indenture, that all conditions precedent thereto have been met or waived and that such amendment or supplemental indenture constitutes the legal, valid and binding obligation of the Issuers, subject to customary exceptions.

ARTICLE 10.
NOTE GUARANTEES

Section 10.1       Note Guarantees.

(a)           Each Subsidiary Guarantor hereby jointly and severally, fully and unconditionally guarantees the Notes and obligations of the Issuers hereunder and thereunder, and guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee, that: (i) the principal of and premium, if any, and interest on the Notes shall be paid in full when due, whether at Stated Maturity, by acceleration, call for redemption or otherwise, together with interest on the overdue principal, if any, and interest on any overdue interest, to the extent lawful, and all other obligations of the Issuers to the Holders or the Trustee under this Indenture or the Notes shall be paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Notes or of any such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Subsidiary Guarantors shall be jointly and severally obligated to pay the same immediately. Each Subsidiary Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b)          Each Subsidiary Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuers, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Subsidiary Guarantor.

(c)           Each Subsidiary Guarantor hereby waives the benefits of diligence, presentment, demand for payment, filing of claims with a court in the event of insolvency or bankruptcy of any Issuer, any right to require a proceeding first against the Issuers or any other Person, protest, notice and all demands whatsoever and covenants that the Note Guarantee of such Subsidiary Guarantor shall not be discharged as to any Note or this Indenture except by complete performance of the obligations contained in such Note and this Indenture and such Note Guarantee. Each of the Subsidiary Guarantors hereby agrees that, in the event of a Default in payment of principal or premium, if any, or interest on any Note, whether at its Stated Maturity, by acceleration, call for redemption, purchase or otherwise, legal proceedings may be instituted by the Trustee on behalf of, or by, the Holder of such Note, subject to the terms and conditions set forth in this Indenture, directly against each of the Subsidiary Guarantors to enforce each such Subsidiary Guarantor’s Note Guarantee without first proceeding against the Issuers or any other Subsidiary Guarantor. Each Subsidiary Guarantor agrees that if, after the occurrence and during the continuance of an Event of Default, the Trustee or any of the Holders are prevented by applicable law from exercising their respective rights to accelerate the maturity of the Notes, to collect interest on the Notes, or to enforce or exercise any other right or remedy with respect to the Notes, such Subsidiary Guarantor shall pay to the Trustee for the account of the Holders, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of the Holders and any other amounts due and owing to the Trustee under this Indenture.

(d)          If any Holder or the Trustee is required by any court or otherwise to return to any Issuer or any Subsidiary Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to any Issuer or any Subsidiary Guarantor, any amount paid by any of them to the Trustee or such Holder, the Note Guarantee of each of the Subsidiary Guarantors, to the extent theretofore discharged, shall be reinstated in full force and effect. This paragraph (d) shall remain effective notwithstanding any contrary action which may be taken by the Trustee or any Holder in reliance upon such amount required to be returned. This paragraph (d) shall survive the termination of this Indenture.

(e)           Each Subsidiary Guarantor further agrees that, as between each Subsidiary Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VI for the purposes of the Note Guarantee of such Subsidiary Guarantor, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article VI, such obligations (whether or not due and payable) shall forthwith become due and payable by each Subsidiary Guarantor for the purpose of the Note Guarantee of such Subsidiary Guarantor.

(f)           Each Subsidiary Guarantor that makes a payment for distribution under its Note Guarantee is entitled upon payment in full of all guaranteed obligations under this Indenture to seek contribution from each other Subsidiary Guarantor in a pro rata amount of such payment based on the respective net assets of all the Subsidiary Guarantors at the time of such payment in accordance with GAAP.

Section 10.2       Execution and Delivery of Guarantee. To evidence its Note Guarantee set forth in Section 10.1, each Subsidiary Guarantor agrees that this Indenture or a supplemental indenture in substantially the form attached hereto as Exhibit B shall be executed on behalf of such Subsidiary Guarantor by an Officer of such Subsidiary Guarantor (or, if an Officer is not available, by a board member or director or other duly authorized signatory, including an Officer of Parent or Opco on behalf of such Subsidiary Guarantor) on behalf of such Subsidiary Guarantor. Each Subsidiary Guarantor hereby agrees that its Note Guarantee set forth in Section 10.1 hereof shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Note Guarantee on the Notes. In case the Officer, board member or director of such Subsidiary Guarantor (or other duly authorized signatory) whose signature is on this Indenture or supplemental indenture, as applicable, no longer holds office at the time the Trustee authenticates any Note, the Note Guarantee shall be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Subsidiary Guarantors.

Section 10.3       Severability. In case any provision of any Note Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 10.4       Limitation of Subsidiary Guarantors’ Liability.

(a)           Each Subsidiary Guarantor and by its acceptance hereof each Holder confirms that it is the intention of all such parties that the Note Guarantee of such Subsidiary Guarantor not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law or the provisions of its local law relating to fraudulent transfer or conveyance. To effectuate the foregoing intention, the Trustee, the Holders and Subsidiary Guarantors hereby irrevocably agree that the obligations of such Subsidiary Guarantor under its Note Guarantee shall be limited to the maximum amount that will not, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor (including, without limitation, any guarantees under the Credit Agreement) and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Note Guarantee, result in the obligations of such Subsidiary Guarantor under its Note Guarantee constituting a fraudulent conveyance, fraudulent preference or fraudulent transfer or otherwise reviewable under applicable law.

Section 10.5       Releases.

(a)          A Subsidiary Guarantor shall be automatically and unconditionally released and discharged from its obligations under its Note Guarantee and its obligations under this Indenture in the event of:

(1)       any sale, exchange or transfer, to any Person that is not a Subsidiary of an Issuer of Capital Stock held by an Issuer and its Restricted Subsidiaries in, or all or substantially all the assets of, such Restricted Subsidiary (which sale, exchange or transfer is not prohibited by this Indenture), such that, immediately after giving effect to such transaction, such Restricted Subsidiary would no longer constitute a Subsidiary of an Issuer,

(2)       in connection with the merger or consolidation of a Subsidiary Guarantor with (i) an Issuer or (ii) any other Guarantor (provided that the surviving entity remains a Subsidiary Guarantor),

(3)       if the Board of Directors of the Parent properly designates any Restricted Subsidiary that is a Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with Section 4.16 hereof,

(4)       upon the Legal Defeasance or Covenant Defeasance or satisfaction and discharge of this Indenture,

(5)       upon a liquidation or dissolution of a Subsidiary Guarantor permitted under this Indenture, or

(6)       at such time as such Subsidiary Guarantor (i) is no longer a guarantor under the Credit Agreement or any other Indebtedness described in clause (b) of Section 4.15 and (ii) is not a borrower or other obligor with respect to any Indebtedness described in clause (a) of Section 4.15.

(b)          The Trustee shall execute any documents reasonably requested by the Issuers in writing, at the cost and expense of the Issuers, in order to evidence the release of any Subsidiary Guarantor from its obligations under its Note Guarantee upon delivery to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the effect that all conditions precedent to the release of a Subsidiary Guarantor’s Note Guarantee set forth in this Indenture have been satisfied; provided, however, that the legal counsel delivering such Opinion of Counsel may rely as to matters of fact on one or more Officer’s Certificates of the Issuers.

Any Subsidiary Guarantor not released from its obligations under its Note Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Subsidiary Guarantor under this Indenture as provided in this Article X.

Section 10.6       Benefits Acknowledged. Each Subsidiary Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that its guarantee and waivers pursuant to its Note Guarantee are knowingly made in contemplation of such benefits.

ARTICLE 11.
MISCELLANEOUS

Section 11.1       Notices. Any notice, request, direction, instruction or communication by the Issuers, any Subsidiary Guarantor or the Trustee to the others is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the addresses set forth below:

If to the Issuers or any Subsidiary Guarantor:

American Finance Trust, Inc.

650 Fifth Avenue,
New York, New York 10019

Attention: Legal Department

American Finance Operating Partnership, L.P.

650 Fifth Avenue

New York, New York 10019

Attention: Legal Department

with a copy to:

Proskauer Rose LLP

70 West Madison, Suite 3800

Chicago, IL 60602-4342
Attention: Michael J. Choate, Esq.

If to the Trustee:

U.S. Bank National Association

100 Wall Street, Suite 600

New York, NY 10005

Attn: Global Corporate Trust & Custody

Facsimile: (212) 361-6153

The parties hereto, by written notice to the others, may designate additional or different addresses for subsequent notices or communications.

Any notice or communication to a Holder shall be mailed by first class mail or by overnight air courier promising next Business Day delivery to its address shown on the register kept by the Registrar. Notwithstanding the foregoing, as long as the Notes are Global Notes, notices to be given to the Holders shall be given to the Depositary in accordance with its applicable policies as in effect from time to time. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

In respect of this Indenture, the Trustee shall not have any duty or obligation to verify or confirm that the Person sending instructions, directions, reports, notices or other communications or information by electronic transmission is, in fact, a Person authorized to give such instructions, directions, reports, notices or other communications or information on behalf of the party purporting to send such electronic transmission; and the Trustee shall not have any liability for any losses, liability, costs or expenses incurred or sustained by any party as a result of such reliance upon or compliance with such instructions, directions, reports, notices or other communications or information. Each other party, agrees to assume all risks arising out of the use of electronic methods to submit instructions, directions, reports, notices or other communications or information to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, directions, notices, reports or other communications or information, and the risks of interception and misuse by third parties.

If a notice or communication is delivered in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it, except in the case of notices or communications given to the Trustee, which shall be effective only upon actual receipt.

If the Issuers deliver a notice or communication to Holders, they shall mail a copy to the Trustee and each Agent at the same time.

Section 11.2         Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuers to the Trustee to take any action under this Indenture, the Issuers shall furnish to the Trustee upon request:

(a)          an Officers’ Certificate (which shall include the statements set forth in Section 11.3) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(b)          an Opinion of Counsel (which shall include the statements set forth in Section 11.3) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 11.3         Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than the Officers’ Certificate provided pursuant to Section 4.4) shall include substantially:

(a)          a statement that the Person making such certificate or opinion has read and understands such covenant or condition;

(b)          a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)          a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(d)          a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied; provided, however, that with respect to matters of fact, an Opinion of Counsel may rely on an Officer’s Certificate or certificates of public officials.

Section 11.4         Rules by Trustee and Agents. The Trustee may make reasonable rules for action by or at a meeting of Holders. Each of the Agents may make reasonable rules and set reasonable requirements for its functions.

Section 11.5         No Personal Liability of Directors, Officers, Employees and Stockholders. No past, present or future director, officer, employee, incorporator or stockholder, partner or member of the Issuers, any Subsidiary Guarantor, the Advisor or any Affiliate of the Advisor, as such, shall have any liability for any indebtedness, obligations or liabilities of the Issuers under the Notes or this Indenture or of any Subsidiary Guarantor under the Notes, the Note Guarantee or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Note Guarantees.

Section 11.6         Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES. Each of the parties to this Indenture each hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan in The City of New York in any action or proceeding arising out of or relating to the Notes, the Note Guarantees or this Indenture, and all such parties hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such New York State or federal court and hereby irrevocably waive, to the fullest extent that they may legally do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. EACH OF THE ISSUERS, THE SUBSIDIARY GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 11.7         No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuers or their Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 11.8         Successors. All agreements of the Issuers and the Subsidiary Guarantors in this Indenture and the Notes and the Note Guarantees, as applicable, shall bind their respective successors and assigns. All agreements of the Trustee in this Indenture shall bind its successors and assigns.

Section 11.9         Severability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11.10       Execution in Counterparts. This Indenture may be executed in two or more counterparts, which when so executed shall constitute one and the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. Except with respect to authentication of the Notes by the Trustee or an authenticating agent, the words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Indenture or any document to be signed in connection with this Indenture shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

The Trustee shall have the right to accept and act upon any notice, instruction, or other communication, including any funds transfer instruction, (each, a “Notice”) received pursuant to this Indenture by electronic transmission (including by e-mail, facsimile transmission, web portal or other electronic methods) and shall not have any duty to confirm that the person sending such Notice is, in fact, a person authorized to do so. Electronic signatures believed by the Trustee to comply with the ESIGN Act of 2000 or other applicable law (including electronic images of handwritten signatures and digital signatures provided by DocuSign, Orbit, Adobe Sign or any other digital signature provider identified by any other party hereto and acceptable to the Trustee) shall be deemed original signatures for all purposes. Each other party to this Indenture assumes all risks arising out of the use of electronic signatures and electronic methods to send Notices to the Trustee, including without limitation the risk of the Trustee acting on an unauthorized Notice and the risk of interception or misuse by third parties. Notwithstanding the foregoing, the Trustee may in any instance and in its sole discretion require that a Notice in the form of an original document bearing a manual signature be delivered to the Trustee in lieu of, or in addition to, any such electronic Notice.

Section 11.11     Table of Contents, Headings, Etc. The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 11.12     Acts of Holders.

(a)            Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing (or, with respect to Global Notes, otherwise in accordance with the rules and procedures of the Depositary); and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Issuers. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Issuers, if made in the manner provided in this Section 11.12.

(b)            The fact and date of the execution by any Person of any such instrument or writing may be proved (1) by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such officer the execution thereof or (2) in any other manner reasonably deemed sufficient by the Trustee. Where such execution is by a signer acting in a capacity other than such signer’s individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer’s authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c)            The ownership of Notes shall be proved by the register maintained by the Registrar hereunder.

(d)            Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Issuers in reliance thereon, whether or not notation of such action is made upon such Note.

(e)            If the Issuers shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Issuers may, at their option, by or pursuant to an Officers’ Certificate, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Issuers shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

(f)            The Trustee may, but shall not be obligated to, set any day as a record date for the purpose of determining the Holders entitled to join in the giving or making of (1) any notice of default under Section 6.1, (2) any declaration of acceleration referred to in Section 6.2, (3) any direction referred to in Section 6.5 or (4) any request to pursue a remedy as permitted in Section 6.6. If any record date is set pursuant to this paragraph, the Holders on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless made, given or taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Notes or each affected Holder, as applicable, on such record date. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Issuers’ expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Issuers and to each Holder in the manner set forth in Section 11.1.

(g)            Without limiting the foregoing, a Holder entitled to take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents, each of which may do so pursuant to such appointment with regard to all or any part of such principal amount. Any notice given or action taken by a Holder or its agents with regard to different parts of such principal amount pursuant to this paragraph shall have the same effect as if given or taken by separate Holders of each such different part.

(h)            Without limiting the generality of the foregoing, a Holder, including a Depositary that is the Holder of a Global Note, may make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders, and a Depositary that is the Holder of a Global Note may provide its proxy or proxies to the beneficial owners of interests in any such Global Note through such Depositary’s standing instructions and customary practices.

(i)            The Issuers may fix a record date for the purpose of determining the Persons who are beneficial owners of interests in any Global Note held by a Depositary entitled under the procedures of such Depositary, if any, to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders; provided that if such a record date is fixed, only the beneficial owners of interests in such Global Note on such record date or their duly appointed proxy or proxies shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action, whether or not such beneficial owners remain beneficial owners of interests in such Global Note after such record date. No such request, demand, authorization, direction, notice, consent, waiver or other action shall be effective hereunder unless made, given or taken on or prior to the applicable Expiration Date.

(j)            With respect to any record date set pursuant to this Section 11.12, the party hereto that sets such record date may designate any day as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other party hereto in writing, and to each Holder of Notes in the manner set forth in Section 11.1, on or prior to both the existing and the new Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section 11.12, the party hereto which set such record date shall be deemed to have initially designated the 90th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this clause (j).

Section 11.13      Force Majeure. In no event shall the Trustee or any Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, fire, riots, strikes, or work stoppages for any reason, embargoes, governmental actions, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, epidemics, pandemics and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services, it being understood that the Trustee and each Agent shall use reasonable efforts which are consistent with accepted practices in the U.S. banking industry to resume performance as soon as practicable under the circumstances.

Section 11.14      Legal Holidays. If any payment date with respect to the Notes falls on a day that is not a Business Day, the payment to be made on such payment date will be made on the next succeeding Business Day with the same force and effect as if made on such payment date, and no additional interest will accrue solely as a result of such delayed payment.

Section 11.15      USA PATRIOT Act. The parties hereto acknowledge that in accordance with Section 326 of the USA PATRIOT Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account. The Issuers agree that they shall provide the Trustee with information about the Issuers as the Trustee may reasonably request in order for the Trustee to satisfy the requirements of the USA PATRIOT Act.

[Signature pages follow]

Dated as of October 7, 2021

AMERICAN FINANCE TRUST, INC.

By:	/s/ Jason F. Doyle
Name: Jason F. Doyle
Title: Chief Financial Officer, Treasurer and Secretary

AMERICAN FINANCE OPERATING PARTNERSHIP, L.P.

By:	American Finance Trust, Inc., its general partner

By:	/s/ Jason F. Doyle
Name: Jason F. Doyle
Title: Chief Financial Officer, Treasurer and Secretary

[Signature Page to Indenture - Issuers]

GUARANTORS:

ARC CLORLFL001, LLC
ARC NCCHRNC001, LLC
ARC NWNCHSC001, LLC
ARC PSFKFKY001, LLC
ARC SRTULOK001, LLC
ARC SWHOUTX001, LLC
ARC SWWCHOH001, LLC
ARC SWWMGPA001, LLC
ARC TMMONPA001, LLC
ARC WEMPSMN001, LLC
ARC BHTVCMI001, LLC
ARC HR5CSMA002, LLC
ARC LCROWTX001, LLC
ARC PRLAWKS001, LLC
ARC QSOKCOK001, LLC
ARC TCMESTX001, LLC
ARG KGOMHNE001, LLC
ARC TSKCYMO001, LLC
ARC PTSCHIL001, LLC
ARG DDHBLTX001, LLC
ARG DDFLTMI001, LLC
ARG FMDADAL001, LLC
ARG FMJCKAL001, LLC
ARG FMTALAL001, LLC
ARG FMPHIMS001, LLC
ARG NCD5PCK001, LLC
ARC HR5STP1001, LLC
ARC HR5STP1002, LLC
ARC HR5STP2001, LLC
ARC HR5STP3001, LLC
ARC HR5STP3002, LLC
ARC HR5SNFI001, LLC
ARC HR5SNFI001 SPE, LLC
ARC DB5PROP001, LLC
ARG WO19PCK001, LLC
ARG DG17PCK001, LLC
ARG PSFKNWI001, LLC
ARC PCBIRAL001, LLC
ARG TW15PCK001, LLC
ARG ARDRDLA001, LLC
ARG AR16PCK001, LLC
ARC MFTSEFL002, LLC
ARC MFMCDGA001, LLC
ARC MFVALGA001, LLC
ARC MFMDNID001, LLC
ARC MFFNCAL001, LLC

[Signature Page to Indenture - Guarantors]

ARC MFAKNSC001, LLC
ARC MFHLDMI001, LLC
ARC MFSGWMI001, LLC
ARC JCWSTCO001, LLC
ARC DB5SAAB001, LLC, and
ARC SSSEBFL001, LLC each a Delaware limited liability company

By:	/s/ Michael Anderson
Name:	Michael Anderson
Title:	Authorized Signatory

[Signature Page to Indenture - Guarantors]

Dated as of October 7, 2021	U.S. BANK NATIONAL ASSOCIATION
as Trustee

By:	/s/ Christopher J. Grell
Christopher J. Grell
Vice President

[Signature Page to Indenture - Trustee]

EXHIBIT A

FORM OF NOTE

AMERICAN FINANCE TRUST, INC.

AMERICAN FINANCE OPERATING PARTNERSHIP, L.P.

(Face of Note)

4.500% Senior Notes due 2028

[Global Note Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OR TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[Restricted Notes Legend]

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED NOTES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS SIX MONTHS AFTER (ASSUMING AT THE TIME OF TRANSFER THE ISSUERS ARE IN COMPLIANCE WITH THE PUBLIC INFORMATION REQUIREMENTS OF RULE 144(C) UNDER THE SECURITIES ACT AND, IF NOT, ONE YEAR AFTER) THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF SUCH NOTE), ONLY (A) TO THE ISSUERS OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF NOTES OF $250,000 OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUERS’ AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

BY ITS ACQUISITION and holding OF THIS NOTE, THE HOLDER HEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS NOTE or any interest therein CONSTITUTES ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OF A PLAN, ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR OF AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, OR (2) THE ACQUISITION AND HOLDING OF THIS NOTE OR ANY INTEREST THEREIN WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A VIOLATION OF ANY APPLICABLE SIMILAR LAWS.

[Regulation S Legend]

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED NOTES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE DATE ON WHICH THIS NOTE (OR ANY PREDECESSOR OF SUCH NOTE) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S) IN RELIANCE ON REGULATION S, ONLY (A) TO THE ISSUERS OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF NOTES OF $250,000 OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUERS’ AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.

BY ITS ACQUISITION and holding OF THIS NOTE, THE HOLDER HEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS NOTE or any interest therein CONSTITUTES ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OF A PLAN, ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR OF AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, OR (2) THE ACQUISITION AND HOLDING OF THIS NOTE or any interest therein WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A VIOLATION OF ANY APPLICABLE SIMILAR LAWS.

No.

CUSIP NO.

ISIN

American Finance Trust, Inc. and American Finance Operating Partnership, L.P. (together with their successors and assigns, the “Issuers”), promise to pay to [Cede & Co.]1 or registered assigns, the principal sum of ________ [(as may be increased or decreased as set forth on the Schedule of Increases and Decreases attached hereto)]2 on September 30, 2028.

Interest Payment Dates: March 30 and September 30, beginning March 30, 2022

Record Dates: March 15 and September 15 (whether or not a Business Day)

Reference is made to further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefits under the Indenture referred to on the reverse hereof or be valid or obligatory for any purpose.

1 For Global Notes only.

2 For Global Notes only.

AMERICAN FINANCE TRUST, INC.

By:
Name:
Title:

AMERICAN FINANCE OPERATING PARTNERSHIP, L.P.

By:	American Finance Trust, Inc., its general partner

By:
Name:
Title:

This is one of the Notes referred to in the

within-mentioned Indenture:

Dated:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:

Authorized Signatory

(Back of Note)
4.500% Senior Notes due 2028

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1)            Interest. American Finance Trust, Inc., a Maryland corporation (collectively with successors and assigns) and American Finance Operating Partnership, L.P., a Delaware limited partnership (together with American Finance Trust, Inc., the “Issuers”) promise to pay interest on the unpaid principal amount of this 4.500% Senior Notes due 2028 (a “Note”) at a fixed rate of 4.500% per annum. The Issuers will pay interest in U.S. dollars semiannually in arrears on March 30 and September 30, commencing on March 30, 2022 (each an “Interest Payment Date”) or if any such day is not a Business Day, on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, and no additional interest shall accrue solely as a result of such delayed payment. Interest on the Notes shall accrue from the most recent date to which interest has been paid, or, if no interest has been paid, from and including the date of issuance. The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to the then applicable interest rate on the Notes to the extent lawful; they shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period), at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

(2)            Method of Payment. The Issuers will pay interest on the Notes (except defaulted interest) on the applicable Interest Payment Date to the Persons who are registered Holders at the close of business on the March 15 and September 15 preceding the Interest Payment Date (whether or not a Business Day), even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. If a Holder having an aggregate principal amount of more than $5,000,000 has given written wire transfer instructions to that Holder’s U.S. dollar account within the United States to the Trustee at least 10 Business Days prior to the applicable Interest Payment Date, the Issuers will make all payments of principal, premium and interest, on such Holder’s Notes by wire transfer of immediately available funds to the account specified in those instructions. Otherwise, payments on the Notes will be made at the office or agency of the Trustee or Paying Agent unless the Issuers elect to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Any payments of principal of this Note prior to Stated Maturity shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. The final principal amount due and payable at the maturity of this Note shall be payable only upon presentation and surrender of this Note at an office of the Trustee or the Trustee’s agent appointed for such purposes. Payments in respect of Global Notes will be made by wire transfer of immediately available funds to the Depositary.

(3)            Paying Agent and Registrar. Initially, U.S. Bank National Association shall act as Paying Agent and Registrar. The Issuers may change any Paying Agent or Registrar without notice to any Holder, and the Issuers and/or any Restricted Subsidiaries may act as Paying Agent or Registrar.

(4)            Indenture. The Issuers issued the Notes under an Indenture, dated as of October 7, 2021 (the “Indenture”), among the Issuers, the Subsidiary Guarantors thereto and the Trustee. The terms of the Notes include those stated in the Indenture. To the extent the provisions of this Note are inconsistent with the provisions of the Indenture, the Indenture shall govern. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. The Initial Notes issued on the Issue Date were initially issued in an aggregate principal amount of $500,000,000. The Indenture permits the issuance of Additional Notes subject to compliance with certain conditions.

The payment of principal, premium and interest on the Notes and all other amounts under the Indenture is unconditionally guaranteed, jointly and severally, on a senior unsecured basis by the Subsidiary Guarantors.

(5)            Optional Redemption. The Notes are subject to redemption at the option of the Issuers, in whole or in part, at any time in accordance with Article III of the Indenture.

(6)            Offer to Purchase upon Change of Control Triggering Event.

(a)            Upon the occurrence of a Change of Control Triggering Event, the Issuers shall be required to offer to repurchase all or any part of each Holder’s Notes pursuant to a Change of Control Offer on terms set forth in the Indenture and Holders of the Notes will receive notice of an Offer to Purchase pursuant to Section 4.13 from the Issuers prior to the Change of Control Purchase Date and may elect to have such Notes purchased by completing the form titled “Option of Holder to Elect Purchase” attached hereto.

(b)            Upon the occurrence of certain Asset Sales, the Issuers may be required to offer to purchase Notes as provided in the Indenture.

(8)            Denominations, Transfer, Exchange. The Notes are in registered form without coupons in initial denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of the Notes may be registered and the Notes may be exchanged as provided in the Indenture. The Registrar, the Trustee and the Issuers may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and the Issuers may require a Holder to pay any stamp or transfer tax or similar government charge required by law or permitted by the Indenture in accordance with Section 2.6(g)(2) of the Indenture. The Registrar is not required (A) to issue, to register the transfer of or to exchange Notes during a period beginning at the opening of 15 days before the day of any selection of Notes for redemption and ending at the close of business on the day of such selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part, or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

(9)            Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

(10)            Amendment, Supplement and Waiver. The Indenture, the Notes and the Note Guarantees may be amended or supplemented as provided in the Indenture.

(11)            Defaults and Remedies. If an Event of Default (other than an Event of Default relating to certain bankruptcy events) shall have occurred and be continuing under the Indenture, the Trustee, by written notice to the Issuers and the Paying Agent, or the Holders of at least 25.0% in aggregate principal amount of the Notes then outstanding by written notice to the Issuers, the Paying Agent and the Trustee, may declare all amounts owing under the Notes to be due and payable. Upon such acceleration declaration, the outstanding Notes shall become due and payable immediately. If an Event of Default relating to specified bankruptcy events occurs, then all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other action or notice on the part of the Trustee or any Holder of the Notes. Accelerations may be rescinded, and Events of Default may be waived as provided in the Indenture.

(12)            No Recourse Against Others. No director, officer, employee, incorporator or stockholder, partner or member of the Issuers, any Subsidiary Guarantor, the Advisor or any Affiliate of the Advisor, as such, will have any liability for any indebtedness, obligations or liabilities of the Issuers under the Notes or the Indenture or of any Subsidiary Guarantor under its Note Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Note Guarantees.

(13)            Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(14)            Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= custodian) and U/G/M/A (= Uniform Gifts to Minors Act).

(15)            CUSIP and ISIN Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP and ISIN numbers to be printed on the Notes, and the Trustee may use CUSIP and ISIN numbers in notices of redemption as a convenience to the Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

The Issuers shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

American Finance Trust, Inc.

650 Fifth Avenue,
New York, New York 10019

Attention: Legal Department

American Finance Operating Partnership, L.P.

650 Fifth Avenue

New York, New York 10019

Attention: Legal Department

ASSIGNMENT FORM

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature guarantee:

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuers pursuant to Section 4.10 or Section 4.13 of the Indenture, check the box below:

[ ] Section 4.10          [ ] Section 4.13

If you want to elect to have only part of the Note purchased by the Issuers pursuant to Section 4.10 or Section 4.13 of the Indenture, state the amount you elect to have purchased: $______________

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature guarantee:

[INCLUDE IN TRANSFER RESTRICTED NOTES]

CERTIFICATE TO BE DELIVERED UPON
EXCHANGE OF TRANSFER RESTRICTED NOTES

American Finance Trust, Inc.

650 Fifth Ave., 30th Floor

New York, New York 10019-6108

Attention: Legal Department

American Finance Operating Partnership, L.P.

650 Fifth Ave., 30th Floor

New York, New York 10019-6108

Attention: Legal Department

U.S. Bank National Association

Global Corporate Trust & Custody,

100 Wall Street, Suite 600

New York, NY 10005

Facsimile: (212)-361-6153

Re: 4.500% Senior Notes due 2028 CUSIP NO. ________

Reference is hereby made to that certain Indenture dated as of October 7, 2021 (the “Indenture”) among American Finance Trust, Inc. and American Finance Operating Partnership, L.P. (together with their successors and assigns, the “Issuers”), the guarantors named therein, and U.S. Bank National Association, as trustee (the “Trustee”). Capitalized terms used but not defined herein shall have the meanings set forth in the Indenture.

This certificate relates to $______ principal amount of Notes held in (check applicable space) ___________ book-entry or ____________ definitive form by the undersigned.

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the Resale Restriction Termination Date, the undersigned confirms that such Notes are being transferred as follows:

CHECK ONE BOX BELOW:

(1)	to an Issuer or any of its subsidiaries; or

(2)	inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A under the Securities Act of 1933, as amended, in each case pursuant to and in compliance with Rule 144A thereunder; or

(3)	transferred pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”); or

(4)	outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act, in compliance with Rule 904 thereunder; or

(5)	transferred to an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act), that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter appears as Exhibit D of the Indenture); or

(6)	transferred pursuant to another available exemption from the registration requirements under the Securities Act.

Unless one of the boxes is checked, the Registrar will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if box (4), (5) or (6) is checked, the Trustee or the Issuers may require, prior to registering any such transfer of the Securities, the delivery of an opinion of counsel, certification and/or other information satisfactory to each of them to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, such as the exemption provided by Rule 144 under such Act.

Signature

Signature Guarantee:
(Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that each of it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”), and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuers as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

[Name of Transferee]

NOTICE: To be executed by an executive officer, if an entity

Dated:

SCHEDULE OF INCREASES AND DECREASES OF 4.500% SENIOR NOTES DUE 20283

The following transfers, exchanges and redemption of this Global Note have been made:

Date of Transfer, Exchange or Redemption	Amount of Decrease in Principal Amount of this Global Note	Amount of Increase in Principal Amount of this Global Note	Principal Amount of this Global Note Following Such Decrease (or Increase)	Signature of Trustee or Note Custodian

3 For Global Notes only.

EXHIBIT B

[FORM OF SUPPLEMENTAL INDENTURE TO BE DELIVERED
BY SUBSEQUENT SUBSIDIARY GUARANTORS]

This Supplemental Indenture and Subsidiary Guarantee, dated as of _____________, 20__ (this “Supplemental Indenture” or “Subsidiary Guarantee”), among ____________ (the “New Guarantor”), American Finance Trust, Inc. and American Finance Operating Partnership, L.P. (together with their successors and assigns, the “Issuers”), each other then-existing Subsidiary Guarantor under the Indenture referred to below (the “Subsidiary Guarantors”), and U.S. Bank National Association, as Trustee, paying agent and registrar under such Indenture.

W I T N E S S E T H:

WHEREAS, the Issuers, the Subsidiary Guarantors and the Trustee have heretofore executed and delivered an Indenture, dated as of October 7, 2021 (as amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance of an unlimited aggregate principal amount of 4.500% Senior Notes due 2028 of the Issuers (the “Notes”);

WHEREAS, Section 4.15 of the Indenture provides that in certain circumstances the Issuers may be required to cause certain Restricted Subsidiaries of the Issuers to execute and deliver a Guarantee with respect to the Notes on the same terms and conditions as those set forth in the Indenture.

WHEREAS, pursuant to Section 9.1 of the Indenture, the Trustee and the Issuers and the additional Subsidiary Guarantor are authorized to execute and deliver this Supplemental Indenture to amend the Indenture, without the consent of any Holder, to add an additional Subsidiary Guarantor.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Issuers and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

ARTICLE 1
Definitions

Section 1.1      Defined Terms. As used in this Supplemental Indenture, capitalized terms defined in the Indenture or in the preamble or recitals thereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

ARTICLE 2
AGREEMENT TO BE BOUND; GUARANTEE

Section 2.1      Agreement to be Bound. The New Guarantor hereby becomes a party to the Indenture as a Subsidiary Guarantor and as such shall have all of the rights and be subject to all of the obligations and agreements of a Subsidiary Guarantor under the Indenture and Note Guarantee. The New Guarantor agrees to be bound by all of the provisions of the Indenture applicable to a Subsidiary Guarantor and to perform all of the obligations and agreements of a Subsidiary Guarantor under the Indenture, subject to the release provisions and other limitations set forth in the Indenture [or as may be set forth herein].

[Section 2.2      Specific Limitations on Note Guarantee. [Additional guarantee limitations for Foreign Subsidiaries (if any).]]

ARTICLE 3
MISCELLANEOUS

Section 3.1      Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 3.2      Severability Clause. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

Section 3.3      Ratification of Indenture; Supplemental Indentures Part of Indenture; No Liability of Trustee. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of a Note heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture or the New Guarantor’s Subsidiary Guarantee. Additionally, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Issuers, the New Guarantor and the Subsidiary Guarantors, and the Trustee makes no representation with respect to any such matters.

Section 3.4      Counterparts. This Supplemental Indenture may be executed in two or more counterparts, which when so executed shall constitute one and the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 3.5      Headings. The headings of the Articles and the sections in this Supplemental Indenture are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

AMERICAN FINANCE TRUST, INC.

By:
Name:
Title:

AMERICAN FINANCE OPERATING PARTNERSHIP, L.P.

By:	American Finance Trust, Inc., its general partner

By:
Name:
Title:

[NEW GUARANTOR],
as a Guarantor

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:
Name:
Title:

EXHIBIT C

[FORM OF CERTIFICATE TO BE DELIVERED
IN CONNECTION WITH TRANSFERS PURSUANT TO REGULATION S]

American Finance Trust, Inc.

650 Fifth Ave., 30th Floor

New York, New York 10019-6108

Attention: Legal Department

American Finance Operating Partnership, L.P.

650 Fifth Ave., 30th Floor

New York, New York 10019-6108

Attention: Legal Department

U.S. Bank National Association

Global Corporate Trust & Custody,

100 Wall Street, Suite 600

New York, NY 10005

Facsimile: (212)-361-6153

Re: American Finance Trust, Inc. and American Finance Operating Partnership, L.P. (together, the “Issuers”) 4.500% Senior Notes due 2028 (the “Notes”)

Ladies and Gentlemen:

In connection with our proposed sale of $______________ aggregate principal amount of the Notes (CUSIP No._______________), we confirm that such sale has been effected pursuant to and in accordance with Regulation S (“Regulation S”) under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:

(1)            the offer of the Notes was not made to a person in the United States;

(2)            either (a) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

(3)            no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

(4)            the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

C-1

In addition, if the sale is made during a restricted period and the provisions of Rule 903(b) or Rule 904(b) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 903(b) or Rule 904(b), as the case may be.

The Issuers and you are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours,

[Name of Transferor]

By:
Authorized Signature

C-2

EXHIBIT D

[FORM OF CERTIFICATE TO BE DELIVERED
IN CONNECTION WITH TRANSFERS TO IAIs]

American Finance Trust, Inc.

650 Fifth Ave., 30th Floor

New York, New York 10019-6108

Attention: Legal Department

American Finance Operating Partnership, L.P.

650 Fifth Ave., 30th Floor

New York, New York 10019-6108

Attention: Legal Department

U.S. Bank National Association

Global Corporate Trust & Custody,

100 Wall Street, Suite 600

New York, NY 10005

Facsimile: (212)-361-6153

Re: American Finance Trust, Inc. and American Finance Operating Partnership, L.P. (together, the “Issuers”) 4.500% Senior Notes due 2028 (the “Notes”)

Ladies and Gentlemen:

This certificate is delivered to request a transfer of $_____________ principal amount of the Notes.

Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

Name:

Address:

Taxpayer ID Number:

The undersigned represents and warrants to you that:

1.            We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”)), purchasing for our own account or for the account of such an institutional “accredited investor” at least $250,000 principal amount of the Notes, and we are acquiring the Notes not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risk of our investment in the Notes, and we invest in or purchase securities similar to the Notes in the normal course of our business. We and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

D-1

2.            We understand that the Notes have not been registered under the Securities Act (or the securities laws of any state or other jurisdiction) and, unless so registered, may not be reoffered, sold, assigned, transferred, pledged, encumbered or otherwise disposed of except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the date that is six months after (assuming at the time of transfer the Issuers are in compliance with the public information requirements of Rule 144(c) under the Securities Act and, if not, one year after) the later of the date of original issue, the original issue date of any additional Notes and the last date on which any Issuer or any affiliate of an Issuer was the owner of such Notes (or any predecessor thereto) (the “Resale Restriction Termination Date”) only (a) to any Issuer or any of its subsidiaries, (b) pursuant to a registration statement that has been declared effective under the Securities Act, (c) for so long as the Securities are eligible for resale pursuant to Rule 144A under the Securities Act, in a transaction complying with the requirements of Rule 144A under the Securities Act, to a person we reasonably believe is a “qualified institutional buyer” under Rule 144A under the Securities Act (a “QIB”) that is purchasing for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales that occur outside the United States to non-U.S. persons, in compliance with Regulation S under the Securities Act, (e) to an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is not a QIB and is purchasing for its own account or for the account of another institutional “accredited investor,” in each case in a minimum principal amount of Notes of $250,000, for investment purposes and not with a view to or for offer or sale in connection with any distribution in violation of the Securities Act or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Notes is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Issuers and U.S. Bank National Association, as trustee (the “Trustee”), which shall provide, among other things, that the transferee is an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act) and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Issuers and the Trustee reserve the right prior to any offer, sale or other transfer prior to the Resale Restriction Termination Date of the Notes pursuant to clause (d), (e) or (f) above to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Issuers and the Trustee.

3.            We [are] [are not] an affiliate of the Issuers.

D-2

The Trustee and the Issuers are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

Very truly yours,

[Name of Transferee]

By:
Authorized Signature

D-3